EXHIBIT 2.1
                                                                     -----------


                                MASTER AGREEMENT

                                   dated as of

                                November 30, 2001

                                     between

                      THE PERRIER GROUP OF AMERICA, INC.

                                       and

                              IONICS, INCORPORATED


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                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

ARTICLE I -- DEFINITIONS......................................................2

   1.01.  DEFINITIONS.........................................................2
   1.02.  ADDITIONAL DEFINED TERMS...........................................10

ARTICLE II - THE TRANSACTIONS................................................12

   2.01.  OPERATIVE DOCUMENTS................................................12
   2.02.  PURCHASE PRICE.....................................................13
   2.03.  ESCROW AMOUNT......................................................13
   2.04.  PAYMENT OF CERTAIN FRENCH SUBSIDIARY LIABILITIES...................15
   2.05.  CLOSING............................................................15
   2.06.  NET ASSET STATEMENTS...............................................16
   2.07.  PAYMENT OF NET ASSET STATEMENT ADJUSTMENTS.........................19
   2.08.  ACTIVE CUSTOMER COUNTS.............................................20
   2.09.  ACTIVE CUSTOMER ADJUSTMENTS........................................21
   2.10.  ALLOCATION OF PURCHASE PRICE.......................................22
   2.11.  ASSUMED LIABILITIES................................................23

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER.......................23

   3.01.  CORPORATE EXISTENCE AND POWER......................................23
   3.02.  CORPORATE AUTHORIZATION............................................24
   3.03.  GOVERNMENTAL AUTHORIZATION.........................................24
   3.04.  NON-CONTRAVENTION..................................................24
   3.05.  CONSENTS...........................................................24
   3.06.  FINANCIAL STATEMENTS...............................................25
   3.07.  ABSENCE OF CERTAIN CHANGES.........................................25
   3.08.  PROPERTIES.........................................................26
   3.09.  SUFFICIENCY OF PURCHASED ASSETS....................................29
   3.10.  TITLE TO PURCHASED SHARES..........................................30
   3.11.  LITIGATION.........................................................30
   3.12.  MATERIAL CONTRACTS.................................................30
   3.13.  LICENSES AND PERMITS...............................................32
   3.14.  INSURANCE COVERAGE.................................................32
   3.15.  COMPLIANCE WITH LAWS...............................................33
   3.16.  FINDERS' FEES......................................................33
   3.17.  PARTICIPATING SUBSIDIARIES AND FRENCH HOLDING COMPANY..............33
   3.18.  FRENCH SUBSIDIARIES................................................34
   3.19.  CUSTOMERS..........................................................35
   3.20.  INVENTORIES........................................................35
   3.21.  ACCOUNTS RECEIVABLE................................................35
   3.22.  INTELLECTUAL PROPERTY..............................................36
   3.23.  ENVIRONMENTAL MATTERS..............................................36
   3.24.  TRANSACTIONS WITH AFFILIATES.......................................37
   3.25.  WATER SOURCES......................................................37

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER REPRESENTATIVE..........37

   4.01.  ORGANIZATION AND EXISTENCE.........................................37
   4.02.  CORPORATE AUTHORIZATION............................................37
   4.03.  GOVERNMENTAL AUTHORIZATION.........................................38
   4.04.  NON-CONTRAVENTION..................................................38
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                            Master Agreement--Page ii

   4.05.  FINDERS' FEES......................................................38
   4.06.  FINANCING..........................................................38
   4.07.  LITIGATION.........................................................38
   4.08.  FRENCH BUYER.......................................................39

ARTICLE V - COVENANTS OF SELLER AND PARTICIPATING SUBSIDIARIES...............39

   5.01.  CONDUCT OF THE TRANSFERRED BUSINESS................................39
   5.02.  ACCESS TO INFORMATION..............................................41
   5.03.  NOTICES OF CERTAIN EVENTS..........................................42
   5.04.  NONCOMPETITION.....................................................42
   5.05.  CONFIDENTIALITY....................................................44
   5.06.  RESIGNATIONS.......................................................45
   5.07.  NO NEGOTIATION WITH THIRD PARTIES..................................45
   5.08.  PERMITS............................................................45
   5.09.  ACCOUNTS RECEIVABLE TRANSITION.....................................45
   5.10.  ACCESS TO EUROPEAN MANAGEMENT......................................46
   5.11.  SECONDMENT OF U.K. BUSINESS SENIOR MANAGEMENT......................46
   5.12.  U.S. BUSINESS - TELECOMMUNICATIONS TRANSITION PLANNING.............47
   5.13. AQUARELLE - L'ESPRIT FRAICHEUR TRADEMARK............................48
   5.14.  BUSINESS TRADEMARKS; TRADENAMES....................................48
   5.15. INSURANCE PROCEEDS FROM DESTROYED OR DAMAGED FIXED ASSETS...........48

ARTICLE VI - COVENANTS OF BUYER AND BUYER REPRESENTATIVE.....................49

   6.01.  CONFIDENTIALITY....................................................49
   6.02.  ACCESS.............................................................49
   6.03.  SELLER TRADEMARKS; TRADENAMES......................................50
   6.04.  CUSTOMER RELATIONSHIPS.............................................51

ARTICLE VII - COVENANTS OF BOTH PARTIES......................................52

   7.01.  GOVERNMENT FILINGS AND CONSENTS....................................52
   7.02.  PUBLIC ANNOUNCEMENTS...............................................52
   7.03.  PHONE NUMBERS......................................................53
   7.04.    THIRD PARTY CONSENTS.............................................53

ARTICLE VIII - TAX MATTERS...................................................55

PART A - GENERAL PROVISIONS..................................................55

   8A.01.  TAX DEFINITIONS...................................................55

PART B - U.S. TAXES..........................................................55

   8B.01.  TAX REPRESENTATIONS AND WARRANTIES - U.S. BUSINESS................55
   8B.02.  TAX COVENANTS - U.S...............................................56

PART C - U.K. BUSINESS.......................................................58

   8C.01.  TAX REPRESENTATIONS AND WARRANTIES - U.K. BUSINESS................58
   8C.01.  TAX COVENANTS - U.K. BUSINESS.....................................59

PART D - FRENCH BUSINESS.....................................................59

   8D.02.  TAX REPRESENTATIONS AND WARRANTIES - FRENCH BUSINESS..............59
   8D.02.  TAX COVENANTS - FRENCH BUSINESS...................................60

ARTICLE IX - EMPLOYEE AND EMPLOYEE BENEFIT MATTERS...........................62

PART A - GENERAL PROVISIONS..................................................62
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                           Master Agreement--Page iii

   9A.01.  EMPLOYEE BENEFITS DEFINITIONS.....................................62
   9A.02.  SELLER RESPONSIBILITY FOR PRE-CLOSING DATE MATTERS................63
   9A.03.  NO THIRD PARTY BENEFICIARIES......................................65

PART B - U.S. BUSINESS.......................................................65

   9B.01.  EMPLOYMENT REPRESENTATIONS AND WARRANTIES - U.S. BUSINESS.........65
   9B.02.  EMPLOYEES AND OFFERS OF EMPLOYMENT - U.S. BUSINESS................66
   9B.03.  EMPLOYEE BENEFIT REPRESENTATIONS AND WARRANTIES - U.S. BUSINESS...67
   9B.04.  BUYER BENEFIT PLANS - U.S. BUSINESS...............................68
   9B.05.  ROLLOVERS FROM DEFINED CONTRIBUTION PLAN..........................69
   9B.06.  VACATION AND SICK LEAVE...........................................69

PART C - U.K. BUSINESS.......................................................70

   9C.01.  EMPLOYMENT REPRESENTATIONS AND WARRANTIES - U.K. BUSINESS.........70
   9C.02.  EMPLOYEES AND OFFERS OF EMPLOYMENT - U.K. BUSINESS................72
   9C.03.  U.K. PENSION PLAN - U.K. BUSINESS.................................73

PART D - FRENCH BUSINESS.....................................................75

   9D.01.  EMPLOYMENT REPRESENTATIONS AND WARRANTIES - FRENCH BUSINESS.......75
   9D.02.  EMPLOYEE BENEFIT COVENANTS - FRENCH BUSINESS......................77
   9D.03.  EMPLOYEE CONSULTATION COVENANT - FRENCH BUSINESS..................77

ARTICLE X - CONDITIONS TO CLOSING............................................78

   10.01.  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.......................78
   10.02.  CONDITIONS TO OBLIGATIONS OF BUYER REPRESENTATIVE AND BUYERS......78
   10.03.  CONDITIONS TO OBLIGATIONS OF SELLER, U.K. SUBSIDIARY AND FRENCH
           HOLDING COMPANY...................................................79

ARTICLE XI - SURVIVAL, INDEMNIFICATION.......................................81

   11.01.  SURVIVAL..........................................................81
   11.02.  INDEMNIFICATION BY SELLER.........................................81
   11.03.  INDEMNIFICATION OF BUYER..........................................81
   11.04.  LIMITATIONS.......................................................82
   11.05.  BUYER REPRESENTATIVE AND SELLER ACKNOWLEDGEMENTS..................84
   11.06.  PROCESS OF INDEMNIFICATION........................................84
   11.07.  PURCHASE PRICE ADJUSTMENT.........................................87
   11.08.  OFFSET............................................................87
   11.09.  EXCLUSIVE REMEDIES................................................87

ARTICLE XII - TERMINATION....................................................87

   12.01.  GROUNDS FOR TERMINATION...........................................87
   12.02.  EFFECT OF TERMINATION.............................................88
   12.03.  SURVIVAL UPON TERMINATION.........................................88

ARTICLE XIII - MISCELLANEOUS.................................................88

   13.01.  NOTICES...........................................................88
   13.02.  AMENDMENTS; NO WAIVERS............................................89
   13.03.  EXPENSES..........................................................90
   13.04.  SUCCESSORS AND ASSIGNS; GUARANTY..................................90
   13.05.  GOVERNING LAW.....................................................90
   13.06.  COUNTERPARTS; EFFECTIVENESS.......................................90
   13.07.  ENTIRE AGREEMENT..................................................91
   13.08.  BULK SALES LAWS...................................................91
   13.09.  INTERPRETATION; CONSTRUCTION......................................91
   13.10.  JURISDICTION......................................................92
   13.11.  FURTHER ASSURANCES................................................92
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                            Master Agreement--Page iv

Exhibits
--------

Exhibit A -       Form of Escrow Agreement
Exhibit B1 -      Form of Watertown Lease Agreement
Exhibit B2 -      Form of Ludlow Lease Agreement
Exhibit C -       Form of Letter Agreement
Exhibit D -       Intentionally deleted
Exhibit E -       Form of Transition Services Agreement
Exhibit F -       Form of U.S. Purchase Agreement
Exhibit G -       Form of U.K. Offer
Exhibit H -       Form of Share Purchase Agreement
Exhibit I -       Form of legal opinion of Seller's counsel
Exhibit J -       Form of legal opinion of Buyer Representative's counsel



Schedules(1)
----------

Schedule 2.06           Reference Net Asset Statement
Schedule 3.01           Foreign Jurisdiction Qualifications of Seller
Schedule 3.05           Consents Schedule 3.06(a) Financial Statements
Schedule 3.07           Absence of Certain Changes
Schedule 3.07(b)        Incurrence, Assumption or Guarantee of Indebtedness
Schedule 3.07(f)        Cancellation of Indebtedness
Schedule 3.07(h)        Asset Dispositions
Schedule 3.07(j)        Material Contract Terminations
Schedule 3.07(k)        Changes in Employee Compensation
Schedule 3.07(l)        Union Activities
Schedule 3.08(a)        Real Property List
Schedule 3.08(b)        Personal Property List
Schedule 3.08(c)(i)     Wimbledon Property
Schedule 3.08(c)(ii)    Possession and Right to Use Real Property
Schedule 3.08(d)        Liens
Schedule 3.08(e)        U.K. Real Property
Schedule 3.09           Sufficiency of Purchased Assets
Schedule 3.11           Litigation
Schedule 3.12(a)        Material Contracts
Schedule 3.12(b)        Validity of Contracts
Schedule 3.13           Licenses and Permits
Schedule 3.14           Insurance
Schedule 3.17           Foreign Jurisdiction Qualifications of Foreign
                        Subsidiaries
Schedule 3.18(a)        Second Tier Subsidiaries and French Subsidiaries
                        Capitalization

--------
1  To be prepared by Seller.
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                            Master Agreement--Page v

Schedule 3.18(c)        French Subsidiaries' Bank Accounts
Schedule 3.18(d)        French Subsidiaries' Officers and Directors
Schedule 3.18(e)        MidasBest Limited Assets
Schedule 3.20           Inventories
Schedule 3.21           Accounts Receivable
Schedule 3.22           Intellectual Property
Schedule 3.23           Environmental Matters
Schedule 3.24           Transactions with Affiliates
Schedule 3.25           Water Sources
Schedule 5.11           Seconded Employees
Schedule 7.03           Phone Numbers
Schedule 7.04(b)(i)     Certain Contractual Consents
Schedule 8B.01          Tax Matters - U.S. Business
Schedule 8C.01          Tax Matters - U.K. Business
Schedule 8D.01          French Subsidiaries - Tax Carryforwards/Carrybacks
Schedule 9B.01          U.S. Business Employee Matters
Schedule 9B.02          Potential Transferred U.S. Employees
Schedule 9B.03          Employee Plans and Benefit Arrangements - U.S. Business
Schedule 9C.01(b)       Non-Transferred U.K. Employees
Schedule 9C.01(c)       U.K. Compensation
Schedule 9C.01(d)       U.K. Business Employment Contracts
Schedule 9C.01(e)       Unpaid Remuneration and Reimbursement
Schedule 9C.01(f)       U.K. Employee Claims Schedule 9C.01(i) U.K. Union
                        Matters
Schedule 9C.01(j)       U.K. Business Stock Options and Commission Schemes
Schedule 9C.01(k)       U.K. Business Sick Leave/Maternity Leave
Schedule 9C.03(a)       U.K. Business Pension Scheme
Schedule 9C.03(b)       U.K. Business Pension Benefits
Schedule 9C.04          U.K. Business Employment Contracts
Schedule 9D.01          French Business - Employee Matters

                                MASTER AGREEMENT

         This Master Agreement dated as of November 30, 2001 (the "Agreement") by and between THE PERRIER GROUP OF AMERICA, INC., a Delaware corporation ("Buyer Representative"), and IONICS, INCORPORATED, a Massachusetts corporation ("Seller"):

                                   WITNESSETH:

         WHEREAS, Seller, directly and through certain of its Subsidiaries (as defined herein), conducts a business involving the sale and distribution of bottled water and beverage service supplies, and the lease, sale and distribution of bottled water coolers, directly plumbed water coolers ("Bottleless Coolers") and beverage service equipment, to homes and businesses in portions of the United States, the United Kingdom and France (the "Business");

         WHEREAS, Seller and such Subsidiaries conduct the Business through the following entities:

         (a) Seller conducts the Business in the United States (the "U.S. Business");

         (b) Ionics (U.K.), Limited, a corporation organized under the laws of England and an indirect wholly owned subsidiary of Seller (the "U.K. Subsidiary"), conducts the Business in the United Kingdom (the "U.K. Business"); and

         (c) Aqua Cool, S.A., a French societe anonyme (the "French Subsidiary") which is an indirect wholly owned subsidiary of Seller and a direct subsidiary of Ionics France, S.A., a French societe anonyme (the "French Holding Company"), conducts the Business in France (the "French Business"); and

         WHEREAS, certain Affiliates (as defined herein) of Buyer Representative (such Affiliates will sometimes be referred to collectively as the "Buyers" and each individually as a "Buyer") desire to purchase from Seller (and certain of its Subsidiaries), and Seller (and certain of its Subsidiaries) desires to sell to Buyers, the Business upon the terms and subject to the conditions set forth in the Operative Documents (as defined herein).

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:
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                           Master Agreement - Page 2

                                    ARTICLE I

                                   DEFINITIONS

         1.01. Definitions. For purposes of the Operative Documents, the following terms shall have the meanings set forth below:

         "Active Customer" means:

                  (a) an Equipment Customer of the Business that, both (i) receives a delivery of water (unless such Equipment Customer uses a Bottleless Cooler, in which case the delivery requirement shall not apply) or beverage service supplies during the last full 60-day invoice-cycle period ending prior to the Closing Date, and (ii) makes a payment on account of an equipment lease or rental or delivery of water or beverage service supplies within 90 days from the beginning of such 60-day invoice-cycle period; or

                  (b) if an Equipment Customer's Start Date is within the 90 days prior to the Closing Date, an Equipment Customer that both (i) receives a delivery of water (unless such Equipment Customer uses a Bottleless Cooler, in which case the delivery requirement shall not apply) or beverage service supplies within 60 days from such Equipment Customer's Start Date, and (ii) makes a payment on account of an invoice relating to such Equipment Customer's equipment lease or rental or delivery of water or beverage service supplies within 90 days from the date of such invoice;

provided, however, that an Equipment Customer that leases or rents, or is provided, more than one bottled water cooler, Bottleless Cooler, refrigerator, microwave or coffee brewer which are covered by a single invoice and that satisfies the applicable water delivery and payment requirements set forth in clause (a) or (b) of the definition of "Active Customer" with respect to at least one piece of equipment so leased, rented or provided shall be counted as a separate "Active Customer" for all pieces of equipment covered by such invoice; and provided further, however, that an Equipment Customer of the French Business that (1) leases or rents, or is provided, a bottled water cooler, Bottleless Cooler, refrigerator, microwave or coffee brewer on an annual basis, (2) shall have paid in advance for such annual period the amounts due with respect to such lease, rental or provision and (3) shall have received and acknowledged a delivery of water in accordance with the applicable water delivery requirements set forth in subclause (i) of either clause (a) or (b) of the definition of "Active Customer" shall be deemed to be an "Active Customer." In addition, on a case-by-case basis, Seller may request that Buyer Representative consider, and Buyer Representative shall consider in good faith, including as an "Active Customer" any Equipment Customer who has satisfied the applicable water delivery requirements set forth in subclause (i) of either clause (a) or (b) of the definition of "Active Customer" but whose payment shall have been received after expiration of the applicable period specified in subclause (ii) of either clause
(a) or (b) of the definition of "Active Customer" (but not later than 180 days after the Closing Date) solely as a result of interruptions, delays or disruptions in postal delivery service in the market in which such Equipment Customer is located or from which such Equipment Customer's bills are sent; and any such Equipment Customer
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                           Master Agreement - Page 3

who Buyer Representative and Seller agree shall be an "Active Customer" shall be deemed to be an "Active Customer" notwithstanding anything to the contrary in this definition of "Active Customer."

         "Adjusted Net Assets" means the amount by which the total assets of the U.S. Business, the U.K. Business and the French Business exceed the total liabilities of the U.S. Business, the U.K. Business and the French Business, respectively, as of the Reference Date or the Closing Date, in each case as set forth on the Reference Net Asset Statement or Final Closing Net Asset Statement, as applicable, prepared in accordance with Section 2.06. Notwithstanding other assets and liabilities that are customarily included in calculations of net assets, only the assets and liabilities set forth on the Reference Net Asset Statement or Final Closing Net Asset Statement, as the case may be, prepared in accordance with Section 2.06 shall be included in the calculation of Adjusted Net Assets.

         "Adjusted Working Capital" means the amount by which the current assets of the French Business, U.K. Business or U.S. Business exceed the current liabilities of the French Business, U.K. Business or U.S. Business, respectively, as of the Reference Date or the Closing Date, in each case as set forth on the Reference Net Asset Statement or Final Closing Net Asset Statement, as applicable, prepared in accordance with Section 2.06. Notwithstanding other current assets and current liabilities that are customarily included in calculations of working capital, only the current assets and current liabilities set forth on the Reference Net Asset Statement or Final Closing Net Asset Statement, as the case may be, prepared in accordance with Section 2.06 shall be included in the calculation of Adjusted Working Capital.

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such specified Person.

         "Ancillary Agreements" means the Lease Agreements, the Escrow Agreement and the Transition Services Agreement.

         "Asset Sellers" means Seller and the U.K. Subsidiary.

         "Assumed Liabilities" means, for purposes of this Agreement, the Assumed Liabilities under the U.S. Purchase Agreement and the Assumed Liabilities under the U.K. Purchase Agreement.

         "Average Revenue per Customer" means the aggregate amounts invoiced to a specified group of Active Customers of the European Business during the first 60-day invoice-cycle period after the Closing Date divided by the number of such Active Customers included in such specified group.

         "Books and Records" means the books and records of Seller or a Participating Subsidiary relating exclusively to the Business, in whatever medium or format maintained, excluding (i) any Asset Seller's minute and stock record books, incorporation documents, by-laws, Tax Returns
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                           Master Agreement - Page 4

and other Tax-related documents, (ii) books and records relating to the Excluded Assets and (iii) any books and records that any Asset Seller is required by law to retain.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in Boston, Massachusetts, London, England or Paris, France.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Combined Working Capital" means the sum of the Adjusted Working Capital of the U.S. Business and the U.K. Business and the Adjusted Net Assets of the French Subsidiary as of the Reference Date or the Closing Date, in each case as set forth on the Reference Net Asset Statement or Final Closing Net Asset Statement, as applicable, prepared in accordance with Section 2.06.

         "Contracts" means all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other legally binding arrangements and practices, whether or not in writing.

         "Customers" means the Equipment Customers and the Water-Only Customers, collectively.

         "Disclosure Schedule" means the "Disclosure Schedule" which accompanies this Agreement and is being signed concurrently with this Agreement by Seller and Buyer Representative.

         "English Business Premises Contract" means the agreement entitled "English Business Premises Contract" attached to the U.K. Offer.

         "Environmental Laws" means all Laws governing the use, storage, shipment, handling, disposal, discharge, release, cleanup, reporting, warning, workplace disclosure or monitoring of Hazardous Materials, or otherwise relating to environmental pollution or environmental protection, including, as may be applicable to environmental matters, the common law respecting nuisance, trespass, tortious liability and strict liability.

         "Equipment Customer" means a Person that leases or rents from, or is provided by, Seller or a Participating Subsidiary a bottled water cooler, a Bottleless Cooler, a refrigerator, a microwave or a coffee brewer, including leases, rentals and provisions that are without charge to such Person; provided, however, that for purposes of determining which Equipment Customers are Active Customers and for purposes of determining Target Working Capital, (i) Equipment Customers of the U.S. Business shall include Equipment Customers that lease or rent, or are provided, no more than 1,688 coffee brewers, 1,607 refrigerators and 527 microwaves, and (ii) Equipment Customers of the European Business shall include Equipment Customers that lease or rent, or are provided, no more than a total of 150 coffee brewers, refrigerators and microwaves in the aggregate. If such a Person leases or rents, or is provided, more than one such bottled water cooler, Bottleless Cooler, refrigerator, microwave or coffee brewer, that Person shall be counted
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                           Master Agreement - Page 5

as a separate "Equipment Customer" for each bottled water cooler, Bottleless Cooler, and (subject to the foregoing numerical caps) refrigerator, microwave or coffee brewer so leased, rented or provided. A Person that enters into an agreement, or that places an order that is accepted by Seller or a Participating Subsidiary, on or before the Closing Date, to lease or rent from, or be provided by, Seller or a Participating Subsidiary a bottled water cooler, Bottleless Cooler, a refrigerator, a microwave or a coffee brewer (subject to the foregoing numerical caps) with a scheduled installation date within 15 days of such Customer's Start Date shall be deemed an "Equipment Customer" as of the date such Person enters into such an agreement or has such an order so accepted.

         "Escrow Agent" means State Street Bank & Trust Company, which shall be the Escrow Agent designated in the Escrow Agreement.

         "Escrow Agreement" means the Escrow Agreement in substantially the form of attached Exhibit A, to be signed at the Closing by Seller, Buyer Representative and the Escrow Agent.

         "Escrow Amount" means the sum of United States $10,000,000 which shall be deducted pursuant to Section 2.03 from the Aggregate Cash Consideration payable at Closing and held in escrow and invested in accordance with the Escrow Agreement, together with any net earnings from investment of the Escrow Amount.

         "European Business" means the U.K. Business and the French Business, taken as a whole.

         "Excluded Assets" means, for purposes of this Agreement, the Excluded Assets under the U.S. Purchase Agreement and the Excluded Assets under the U.K. Purchase Agreement.

         "Excluded Liabilities" means, for purposes of this Agreement, the Excluded Liabilities under the U.S. Purchase Agreement, the Excluded Liabilities under the U.K. Purchase Agreement, and, in the case of the French Subsidiaries, any Liabilities other than Permitted French Subsidiary Liabilities.

         "French Buyer" means Societe Francaise des Eaux Regionales, a French societe anonyme.

         "French Purchase Price" means the purchase price for the Purchased Shares pursuant to the Share Purchase Agreement.

         "French Subsidiaries" means the French Subsidiary and the Second Tier Subsidiaries, collectively.

         "GAAP" means United States generally accepted accounting principles, consistently applied.
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                           Master Agreement - Page 6

         "Hazardous Materials" means all substances, in whatever form or concentration, which are treated or classified as harmful, poisonous, noxious, hazardous, toxic or dangerous or as pollutants, contaminants or hazardous waste under any Environmental Laws. "Hazardous Materials" specifically include gasoline, oil and other petroleum products, their fractions and their constituent and residual compounds and by-products, and radon, asbestos, ureaformaldehyde and polychlorinated biphenyls.

         "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Incremental Customers" shall be determined as follows: If the total number of Active Customers of the European Business as of the Closing Date identified in the European Customer Count exceeds 81,256, each such Active Customer in excess of 81,256 such Active Customers shall be an "Incremental Customer" as long as such Incremental Customer is located within an existing service area of the European Business. The Incremental Customers shall be those with Start Dates closest to the Closing Date.

         "Intellectual Property" means patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists, database rights and know how.

         "Law" or "Laws" means all laws, statutes, ordinances, rules, regulations, common law and other requirements having the force of law promulgated by any Governmental Entity, including treaty provisions, which are applicable to a specified Person, in each case whether local, state, federal or foreign, or arising out of or under international treaty or compact.

         "Lease Agreements" means the Lease Agreements between Seller and U.S. Buyer with respect to the properties in Watertown and Ludlow, Massachusetts, in substantially the forms annexed hereto as Exhibit B1 and Exhibit B2, respectively.

         "Letter Agreement" means the Letter Agreement Regarding Western DWS Business between Seller and Buyer Representative in substantially the form annexed hereto as Exhibit C.

         "Liability" or "Liabilities" means liabilities or obligations of any kind or description of the French Subsidiaries and to the extent related to the U.S. Business or U.K. Business, of Seller and the U.K. Subsidiary, respectively, whether primary or secondary, direct or indirect, and whether accrued, absolute, contingent or otherwise, including liabilities or obligations guaranteed by Seller or by any of the Participating Subsidiaries and liabilities or obligations secured by any of the Purchased Assets, by any assets of the French Subsidiaries, or by any of the Purchased Shares.

         "Lien" means, with respect to any asset, any mortgage, hypothecation, lien, pledge, charge, security interest or encumbrance of any kind.

                           Master Agreement - Page 7

         "Material Adverse Change" and "Material Adverse Effect" mean a material adverse change or effect, respectively, in the business, assets, condition (financial or otherwise) or results of operations of the U.S. Business or the European Business, individually, or the Business taken as a whole; provided, however, that none of the following shall be deemed to constitute, nor be taken into account in determining whether there has been or will be, a Material Adverse Change or Material Adverse Effect: (a) any change or effect that results or arises from changes affecting generally any of the industries in which Buyers or Seller and the Participating Subsidiaries operate or the overall economy of the United States, the United Kingdom or France generally; (b) any change or effect that results or arises from changes affecting general worldwide economic conditions; or (c) to the extent resulting from the public announcement or pendency of the transactions contemplated by the Operative Documents, any change or effect attributable to the disruption or loss of any existing or prospective customer, distributor or supplier relationships or any delays in or cancellations of customer or distributor orders.

         "Material Contracts" means, collectively, the Contracts referred to in clauses (i) through (xiv) of Section 3.12(a).

         "Operative Documents" means this Agreement, the U.S. Purchase Agreement, the Share Purchase Agreement, the U.K. Purchase Agreement, the U.K. Property Contracts, the Letter Agreement and the Ancillary Agreements.

         "Participating Subsidiaries" means the U.K. Subsidiary, the French Subsidiary, and the Second Tier Subsidiaries.

         "Permitted French Subsidiary Liabilities" means those Liabilities of the French Subsidiaries (i) for the accrued expenses and trade accounts payable (excluding amounts due to Affiliates of the French Subsidiaries) of the French Business that have been incurred in the ordinary course of the French Business through the Closing Date, in the amounts and to the extent reflected on the Final Closing Net Asset Statement; (ii) accruing from and after the Closing Date, under all Contracts of the French Subsidiaries (other than Liabilities attributable to (a) any breach or failure by a French Subsidiary to comply with the terms thereof on or before the Closing or (b) Contracts relating to Excluded Liabilities), provided that Liabilities under any Contract entered into after the date hereof that is made or entered into in violation of any provision of this Agreement shall constitute Permitted French Subsidiary Liabilities unless the French Buyer expressly elects in writing, on behalf of the French Subsidiary, to enjoy the corresponding benefits of such Contract for the French Business; (iii) related to the French Business that are otherwise expressly assumed by Buyer Representative or the French Buyer at the Closing pursuant to, or that are expressly set forth as constituting Permitted French Subsidiary Liabilities under, any other provision of this Agreement or any other Operative Document; and (iv) the Accrued French Tax Liability.

         "Person" means an individual, corporation, partnership, association, trust or other entity or organization having independent legal status, including any Governmental Entity.

                           Master Agreement - Page 8

         "Prior Claims" means all claims or causes of action related to the Business (including general liability claims, claims for personal injury and property damage, claims arising out of motor vehicle accidents, product liability claims involving personal injury, property damage or economic injury, and claims arising out of violations or alleged violations of Laws) which: (i) are asserted against Seller, any of the Participating Subsidiaries or the French Holding Company or the Purchased Assets or the Purchased Shares at any time before the Closing; (ii) arise out of events or occurrences that take place or circumstances or conditions that are existing at any time before the Closing, including environmental conditions antedating the Closing which under applicable Environmental Laws require or will require remediation, disclosure or other response action; (iii) involve an alleged injury, damage or violation that occurred on or was subsisting before the Closing; or (iv) concern an alleged defective product that was produced and distributed or sold by Seller or any Participating Subsidiary before the Closing. "Prior Claims" also includes those matters described in Sections 9A.02(b) and (c). If a claim or cause of action relates to the conduct of the Business both prior to and after the Closing, then Prior Claims shall only include that portion of such claim or cause of action attributable to the conduct of the Business prior to the Closing. Notwithstanding anything to the contrary in this Agreement or any other Operative Document, Prior Claims shall not include any Assumed Liability or any Permitted French Subsidiary Liability.

         "Purchased Assets" means the Purchased Assets under the U.S. Purchase Agreement, the Purchased Assets under the U.K. Purchase Agreement and the real property and leases of real property transferred under the U.K. Property Contracts.

         "Purchased Shares" means all the outstanding shares of capital stock of the French Subsidiary being purchased by the French Buyer pursuant to the Share Purchase Agreement.

         "Reference Date" means June 30, 2001.

         "Reference Net Asset Statement" means the Net Asset Statement as of the Reference Date.

         "Restricted Areas" means France, the United Kingdom and the United States.

         "Scottish Business Premises Contract" means the agreement entitled "Scottish Business Premises Contract" attached to the U.K. Offer.

         "Seller's knowledge" means the actual knowledge of any of Arthur L. Goldstein, Alan M. Crosby, Stephen Korn, Daniel M. Kuzmak, Theodore G. Papastavros, John Pott, David Albers, Alan Cocker, Peter Gray, Deborah Coulson, Anthony DiPaola, John LeMay, Patrick Lebaillif, Debjit Datta, Robert Pridgen, Christopher Collins or Joseph Guthrie.

         "Start Date" means the date on which a Person enters into a relationship with Seller or any Participating Subsidiary which results in that Person becoming an Equipment Customer.

                           Master Agreement - Page 9

         "Subsidiary" means any Person of which another Person (either alone or through or together with any Subsidiary) owns, directly or indirectly, 50% or more of the voting securities or interests the holders of which are generally entitled to vote for the election of directors or other governing body of such Person (or, if there are no voting securities or interests, 50% or more of the equity interests).

         "Target Working Capital" means an amount equal to the sum of:

                  (w) the product obtained by multiplying (i) $62.50 by (ii) the number of Equipment Customers of the U.S. Business as of the Closing Date set forth on the Final Closing Net Asset Statement; plus

                  (x) the product obtained by multiplying (i) $96.94 by (ii) the number of Equipment Customers of the U.K. Business as of the Closing Date set forth on the Final Closing Net Asset Statement; plus

                  (y) the product obtained by multiplying (i) $34.29 by (ii) the number of Equipment Customers of the French Business as of the Closing Date set forth on the Final Closing Net Asset Statement; plus

                  (z) $3,470,187.

         "Transferred Employees" means the Transferred U.S. Employees, the Transferred U.K. Employees and the employees of the French Subsidiary, collectively. "Transferred Employee" means any of the Transferred Employees.

         "Transition Services Agreement" means the Transition Services Agreement by and between Seller, acting on behalf of the Asset Sellers and the French Holding Company, and Buyer Representative, acting on behalf of Buyers, in substantially the form annexed hereto as Exhibit E.

         "U.K. Buyer" means Springbar Watercoolers Limited, a company registered in England and Wales with company number 1963471.

         "U.K. Property Contracts" means the English Business Premises Contract and the Scottish Business Premises Contract.

         "U.K. Purchase Price" means the aggregate consideration to be paid for the Purchased Assets, including the assumption of the Assumed Liabilities, pursuant to the U.K. Purchase Agreement.

         "U.S. Buyer" means Great Spring Waters of America, Inc., a Delaware corporation.

                           Master Agreement - Page 10

         "U.S. Purchase Price" means the aggregate consideration to be paid for the Purchased Assets, including the assumption of the Assumed Liabilities, pursuant to the U.S. Purchase Agreement.

         "Water-Only Customer" means a Person that purchases bottled water from Seller or a Participating Subsidiary but that does not lease or rent from Seller or a Participating Subsidiary, and is not otherwise provided (whether with or without a rental charge) by Seller or a Participating Subsidiary with, a bottled water cooler, a Bottleless Cooler, a refrigerator, a microwave or a coffee brewer.

         "Water Sources" means all water sources held for use, or from which water is obtained, for bottling purposes in the Business.

         1.02. Additional Defined Terms. Each of the following terms is defined in the Section set forth opposite such term:


                  Term                                             Section
                  ----                                             -------

         AAA                                                         11.06
         Accrued French Tax Liability                                8D.02
         Aggregate Purchase Price                                     2.02
         Agreement                                                Preamble
         Benefit Arrangement                                         9A.01
         Bonus Programs                                              9A.02
         Bottleless Coolers                                       Recitals
         Business                                                 Recitals
         Business Proprietary Rights                                  3.22
         Business Tradenames                                          5.14
         Buyer French Tax Liabilities                                8D.02
         Buyer Indemnitees                                           11.02
         Buyer Representative                                     Preamble
         Buyer(s)                                                 Recitals
         Closing                                                      2.05
         Closing Date                                                 2.05
         Confidentiality Agreement                                    5.05
         Consents                                                     3.05
         Customer Counts                                              2.08
         Customer Credit                                              2.09
         Date of the Notice of Claim                                  2.03
         Defined Contribution Plan                                   9A.01
         Employee Plan                                               9A.01
         ERA                                                         9C.01
         ERISA                                                       9A.01
         ERISA Affiliate                                             9A.01

                           Master Agreement - Page 11

         Escrow Termination Date                                      2.03
         European Customer Count                                      2.08
         Final Closing Net Asset Statement                            2.06
         Final European Customer Count                                2.08
         Final U.S. Customer Count                                    2.08
         Financial Statements                                         3.06
         French Business                                          Recitals
         French Holding Company                                   Recitals
         French Subsidiary                                        Recitals
         Governmental Entity                                          3.03
         Indemnified Party                                           11.06
         Indemnifying Party                                          11.06
         Losses                                                      11.02
         Multiemployer Plan                                          9A.01
         Net Asset Statement                                          2.06
         Notice of Claim                                              2.03
         Pension Plan                                                9A.01
         Permits                                                      3.13
         Permitted Costs                                              7.04
         Permitted Liens                                              3.08
         Preliminary Closing Net Asset Statement                      2.06
         Real Property                                                3.08
         Restricted Location                                          5.04
         Restricted Offerings                                         5.04
         Restricted Parties                                           5.04
         SEC                                                          5.14
         Seconded Employees                                           5.11
         Secondment                                                   5.11
         Secondment Period                                            5.11
         Second Tier Subsidiaries                                     3.18
         Section 338 Election                                        8B.02
         Section 338 Form                                            8B.02
         Section 338 Notice                                          8B.02
         Seller                                                   Preamble
         Seller Indemnitees                                          11.03
         Seller Tradenames                                            6.03
         Share Purchase Agreement                                     2.01
         TA 88                                                       8C.01
         Tax Returns                                                 8A.01
         Taxation Authority                                          8A.01
         Taxes                                                       8A.01
         Transfer Regulations                                        9C.04
         Transferred U.K. Employees                                  9C.01
         Transferred U.S. Employees                                  9B.02
         TULRCA                                                      9C.01

                           Master Agreement - Page 12

         U.K. Assets                                                  2.10
         U.K. Business                                            Recitals
         U.K. Offer                                                   2.01
         U.K. Pension Scheme                                         9A.01
         U.K. Purchase Agreement                                      2.01
         U.K. Real Property                                           3.08
         U.K. Subsidiary                                          Recitals
         U.S. Assets                                                  2.10
         U.S. Business                                            Recitals
         U.S. Customer Count                                          2.08
         U.S. Purchase Agreement                                      2.01
         UST's                                                        3.23
         VATA                                                        8C.01
         VRP's                                                       9D.01
         WARN Act                                                    9B.02
         Wimbledon Property                                           3.08
         Working Capital Deficiency                                   2.07
         Working Capital Overage                                      2.07


                                   ARTICLE II

                                THE TRANSACTIONS

         2.01. Purchase Documents. Concurrently with the execution and delivery of this Agreement:

         (a) Buyer Representative shall cause U.S. Buyer to execute and deliver to Seller, and Seller shall execute and deliver to U.S. Buyer, a copy of the Asset Purchase Agreement dated as of the date hereof, in the form annexed hereto as Exhibit F (the "U.S. Purchase Agreement");

         (b) Buyer Representative shall cause the U.K. Buyer to make an offer to the U.K. Subsidiary on the terms of the Offer Letter attached hereto as Exhibit G (the "U.K. Offer") by executing, dating as of the date hereof and delivering the U.K. Offer to the U.K. Subsidiary simultaneously with the execution and delivery of this Agreement, and Seller shall cause the U.K. Subsidiary to orally accept the U.K. Offer in the manner set forth in the U.K. Offer (for the purposes of the Operative Documents, the Contract constituted by such acceptance of the U.K. Offer shall be referred to as the "U.K. Purchase Agreement");

         (c) Buyer Representative shall cause U.K. Buyer to execute and deliver to U.K. Seller, and Seller shall cause U.K. Seller to execute and deliver to U.K. Buyer, a copy of each of the U.K. Property Contracts dated as of the date hereof, in the forms annexed to the U.K. Offer;

         (d) Buyer Representative shall cause French Buyer, and Seller shall cause the French Holding Company, to execute and deliver to one another a copy of the Share Purchase

                           Master Agreement - Page 13

Agreement dated as of the date hereof, in the form annexed hereto as Exhibit H (the "Share Purchase Agreement"); and

         (e) Each of Buyer Representative and Seller shall execute and deliver to one another the Letter Agreement dated as of the date hereof.

Seller and Buyer Representative agree and acknowledge that each of the U.S. Purchase Agreement, the U.K. Purchase Agreement, the U.K. Property Contracts, the Share Purchase Agreement and the Letter Agreement, as so entered into, shall have been entered into in reliance on the terms and subject to the conditions set forth in this Agreement and each of such other agreements, including the representations and warranties contained in this Agreement and in each of such other agreements.

         2.02. Purchase Price. Upon the terms and subject to the conditions set forth in the relevant Operative Documents, the aggregate purchase price for the Purchased Assets and the Purchased Shares (the "Aggregate Purchase Price") shall be the sum of (a) subject to the adjustments contemplated by this Agreement, an amount of consideration with a value equal to United States $218.0 million plus (pound)1.7 million, which represents the purchase price for the Wimbledon Property and (b) the assumption by each Buyer of the Assumed Liabilities of that portion of the Business that is intended to be purchased by such Buyer. The Aggregate Purchase Price shall be paid in the form specified in the Operative Documents. For the sake of expediency, Buyer Representative, acting on behalf of Buyers, shall cause the cash portion of the Aggregate Purchase Price (less the Escrow Amount) to be paid directly to Seller, acting on behalf of and as agent for the Asset Sellers and the French Holding Company, by wire transfers of immediately available funds to one or more accounts in the United States of the Seller, U.K. Subsidiary, French Holding Company or such other Person as Seller may designate, which shall have been designated by Seller in writing at least five days prior to the Closing.

         2.03. Escrow Amount. (a) At the Closing, Buyer Representative shall deduct the Escrow Amount from the cash portion of the Aggregate Purchase Price (ratably based on the respective cash portions of the Aggregate Purchase Price for the U.S. Business, U.K. Business and French Business) and pay the Escrow Amount, by wire transfer of immediately available funds, directly to the Escrow Agent. The Escrow Amount shall be held and invested by the Escrow Agent in accordance with the Escrow Agreement and shall constitute security for the payment and performance as and when due of the obligations of the Asset Sellers and the French Holding Company under the Operative Documents, including Seller's obligations, subject to Section 2.09(c)(v), under Section 11.02.

         (b) The Escrow Agent's fees for serving as such shall be shared equally between Seller and Buyer Representative.

         (c) Any claim by a Buyer or Buyer Representative against the Escrow Amount for reimbursement of Losses shall be made in accordance with the procedures set forth below.

                           Master Agreement - Page 14

                  (i) The term "Notice of Claim" shall mean a written notice from Buyer Representative of a claim for indemnification under Section 11.02. The term "Date of the Notice of Claim" shall mean the date on which the Notice of Claim is received by the Escrow Agent.

                  (ii) Buyer Representative shall give any Notice of Claim simultaneously to both Seller and the Escrow Agent. The Notice of Claim shall
(x) indicate the amount of Buyer Representative's claim for indemnification, (y) give a reasonably detailed description of the nature of the claim, demand or facts that serve as a basis therefor and (z) the date the action, event or circumstance giving rise to the claim first arose or the date Buyer Representative first became aware of the event. The Escrow Agent shall have no duty to verify the amount of Buyer Representative's claim for indemnification.

                  (iii) Within 45 days after the Date of the Notice of Claim, the Escrow Agent shall deliver to Buyer Representative from the Escrow Amount the amount set forth in the Notice of Claim, unless:

                           (x) the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party and the Escrow Agent shall have received written notice from Seller within 40 days after the Date of the Notice of Claim advising the Escrow Agent that Seller has elected to contest such third party claim or demand in accordance with Section 11.06(b); or

                           (y) prior to the expiration of 40 days after the Date of the Notice of Claim, the Escrow Agent shall have received written notice from the Seller, a copy of which shall be delivered by the Seller to the Buyer Representative simultaneously with the delivery thereof to the Escrow Agent, that Seller elects to contest the claim or demand set forth in the Notice of Claim; or

                           (z) prior to the expiration of 40 days after the Date of the Notice of Claim, the Escrow Agent shall have received written notice from the Buyer Representative that the claim or demand set forth in the Notice of Claim has been satisfied other than through operation of this Agreement.

                  (iv) If Seller has filed with the Escrow Agent a written notification pursuant to either Section 2.03(c)(iii)(x) or Section 2.03(c)(iii)(y) hereof, then the Escrow Agent shall thereafter deliver to Buyer Representative the amount set forth in such Notice of Claim from the Escrow Amount only in accordance with either: (i) joint written instructions signed by Buyer Representative and Seller and received by the Escrow Agent; or (ii) a final, unappealable court order, received by the Escrow Agent.

         (d) The Escrow Amount shall continue to be held and invested by the Escrow Agent in accordance with the Escrow Agreement until the first anniversary of the Closing Date (the "Escrow Termination Date"). On the Escrow Termination Date, the Escrow Agent shall disburse to Seller by wire transfer of immediately available funds to an account or accounts designated by Seller in writing (on behalf of and as agent for the Asset Sellers and the French Holding

                           Master Agreement - Page 15

Company) the unapplied balance of the Escrow Amount, LESS the aggregate amount of the claims set forth in any Notice(s) of Claim(s) dated on or prior to the Escrow Termination Date with respect to which any indemnification claims are pending as of the Escrow Termination Date. This remaining Escrow Amount shall continue to be held and invested pending final resolution of such claims upon which the Escrow Agent shall then distribute to Seller (on behalf of and as agent for the Asset Sellers and the French Holding Company) the remainder of the Escrow Amount.

         2.04. Payment of Certain French Subsidiary Liabilities. No later than immediately prior to the Closing, Seller shall, or shall cause the French Holding Company or the French Subsidiary to, pay and cause to be discharged all Liabilities of the French Subsidiaries, other than Permitted French Subsidiary Liabilities, that are in a liquidated or readily ascertainable amount, including all indebtedness for borrowed money (including purchase money financing) of the French Subsidiaries and all receivables and payables, including loans, management fees, equipment rents and any other amounts due, among any French Subsidiary, Seller, the French Holding Company or any of their Affiliates. Seller shall, or shall cause its Subsidiaries to, use commercially reasonable efforts to effectuate any repayment in such a manner so as not to result in the recognition of income or any Tax on the part of any of the French Subsidiaries; provided, however, that if any income or Taxes arise as a result of such repayment, all resulting Taxes shall be paid in full by the French Subsidiary prior to Closing and, if not so paid, shall be accrued as an expense of the French Subsidiary on the Final Closing Net Asset Statement and shall, to the extent so accrued, constitute Permitted French Subsidiary Liabilities. As of the Closing, the French Subsidiary shall have no indebtedness for borrowed money and shall be a party to no Contracts other than Contracts exclusively related to the French Business. Any Prior Claims and any Liabilities of the French Subsidiaries which are not Permitted French Subsidiary Liabilities and which are not paid and discharged prior to the Closing in accordance with this Section 2.04 shall constitute Excluded Liabilities.

         2.05. Closing. Subject to the satisfaction or waiver of the conditions set forth in Article X, the closing (the "Closing") of the purchase and sale of the Purchased Assets, the assumption of the Assumed Liabilities, the purchase and sale of the Purchased Shares pursuant to the Operative Documents and the consummation of the other transactions contemplated by the Operative Documents to be consummated at the Closing shall take place at the offices of Testa, Hurwitz & Thibeault, LLP in Boston, Massachusetts on the later of December 31, 2001 or five Business Days after the satisfaction or waiver of the conditions set forth in Article X, or at such other time or place as Buyer Representative and Seller may agree (the day on which the Closing takes place being referred to herein as the "Closing Date"). The Closing shall not take place hereunder or under any of the other Operative Documents unless all such transactions contemplated by the Operative Documents close simultaneously. At the Closing,

         (a) Buyer Representative (acting on behalf of Buyers) shall pay and remit (i) the Escrow Amount to the Escrow Agent under the Escrow Agreement, and
(ii) to the account or accounts designated in writing by Seller, the balance of the cash portion of the Aggregate Purchase Price;

                           Master Agreement - Page 16

         (b) The Asset Sellers, the French Holding Company and Buyers shall enter into such assignment and assumption agreements, and the Asset Sellers and the French Holding Company shall deliver to the applicable Buyer such deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment, all as required to be delivered under the Operative Documents;

         (c) The French Holding Company shall deliver to the French Buyer duly signed transfer orders (ordres de mouvement) enabling the French Buyer to be immediately registered as the sole owner of the Purchased Shares, along with an update of (i) the corresponding shareholder accounts for the French Subsidiary and (ii) the share transfer registry for the French Subsidiary;

         (d) Except to the extent that the U.K. Property Contracts provide for later delivery, the U.K. Subsidiary shall deliver to the U.K. Buyer assignments of leasehold properties, and freehold transfer documents for the freehold property in Wimbledon, in accordance with the English Business Premises Contract and the Scottish Business Premises Contract, together with any accompanying required Consents; and

         (e) Seller, the U.K. Subsidiary, the French Holding Company, Buyer Representative and Buyers shall each execute and deliver to the others each of the Ancillary Agreements to which it is a party, with appropriate mutually agreed upon attachments attached thereto.

         2.06. Net Asset Statements.

                  (a) Preparation Guidelines. (i) A "Net Asset Statement" means a statement of the assets and liabilities of the U.S. Business, the U.K. Business and the French Subsidiary being transferred to the Buyers pursuant to the Operative Documents (presented both on combining and combined bases) as of the Reference Date or the Closing Date, as the case may be, prepared (X) from the Books and Records of Seller and the Participating Subsidiaries (subject, in the case of the Final Closing Net Asset Statement, to adjustment based on the results of the audit and inspection contemplated by clause (iii) below), (Y) in accordance with this Section 2.06, and (z) in accordance with GAAP applied on a consistent basis as to classification of items and amounts and interpretations and assumptions with those that were used to prepare the Seller's audited financial statements. Each Net Asset Statement shall also set forth, in each case as of the Reference Date or the Closing Date, (A) the Adjusted Net Assets of the U.S. Business, the U.K. Business and the French Subsidiary being transferred to the Buyers pursuant to the Operative Documents (presented both on combining and combined bases), (B) the Adjusted Working Capital of the U.S. Business and the U.K. Business, (C) the Combined Working Capital of the Business, (D) the number of Equipment Customers of the U.S. Business, the U.K. Business and the French Subsidiary, and (E) in the case of the Closing Net Asset Statement only, the Target Working Capital and the calculation of any Working Capital Overage or Working Capital Deficiency.

                  (ii) For purposes of preparing the Net Asset Statements and determining Adjusted Net Assets, Adjusted Working Capital, Combined Working Capital, Target Working

                           Master Agreement - Page 17

Capital and any other amounts based on the Net Asset Statements, the following adjustments shall be made:

                           (A) Cash and cash equivalents, whether on hand or in
banks, certificates of deposit or marketable securities, shall be excluded;

                           (B) All Excluded Assets shall be excluded;

                           (C) No Liabilities shall be reflected other than the
Assumed Liabilities and the Permitted French Subsidiary Liabilities, which shall be reflected in accordance with GAAP;

                           (D) All plant, property, equipment and other fixed
assets included in the Purchased Assets or owned by the French Subsidiaries shall be included at their respective net book value as of the Reference Date, subject only to adjustment for (1) depreciation between the Reference Date and the Closing Date according to depreciation schedules used in preparing the Reference Net Asset Statement, (2) losses or dispositions of fixed assets and
(3) acquisitions of fixed assets;

                           (E) All intercompany receivables and payables between
or among any of Seller, the Participating Subsidiaries, the French Holding Company or any of their Affiliates shall be eliminated;

                           (F) For purposes of converting currencies other than
United States dollars into United States dollars, the same currency conversion rates used in preparing the Reference Net Asset Statement shall be applied for purposes of the Closing Net Asset Statement, regardless of any intervening change in exchange rates between the Reference Date and the Closing Date; and

                           (G) Such other items or adjustments as are expressly
contemplated by this Agreement with respect to the Final Closing Net Asset Statement. To the extent this Agreement contemplates that an item or adjustment shall be reflected on the Final Closing Net Asset Statement, such item or adjustment may also be reflected on the Preliminary Closing Net Asset Statement.

                  (iii) In order to prepare the Final Closing Net Asset Statement, Seller shall perform or cause to be performed a physical audit and count of the inventories (including finished product, work in process and raw materials) of each of the U.S. Business, the U.K. Business and the French Business as of a date within 5 Business Days prior to the Closing Date as Seller and Buyer Representative shall jointly select. Buyers or their representatives shall be permitted to observe the physical audit and count and shall receive copies of the results. Buyers or their representatives shall also be permitted, within 5 Business Days prior to the Closing Date, to verify by physical inspection the existence and condition of all vehicles used in the Business and included in the Purchased Assets or held by the French Subsidiary (including vehicles under lease from third-party lessors) and fixed assets consisting of machinery and equipment (including

                           Master Agreement - Page 18

bottling lines) with a net book value of $10,000 or more. The results of the physical count and inspection shall be utilized in the preparation of the Final Closing Net Asset Statement.

         (b) Reference Net Asset Statement. The Reference Net Asset Statement is set forth as Schedule 2.06.

         (c) Closing Net Asset Statement. (i) After the Closing Date, Seller shall prepare, or cause to be prepared, the Net Asset Statement as of the Closing Date (the "Preliminary Closing Net Asset Statement").

                  (ii) Buyer Representative's Right of Review. Within 90 days after the Closing Date, Seller shall deliver a copy of the Preliminary Closing Net Asset Statement to Buyer Representative. As promptly as practicable after Buyer Representative has received the Preliminary Closing Net Asset Statement but in no event later than 90 days after such receipt, Buyer Representative shall give Seller a written notice which shall either: (A) state that Buyer Representative accepts the Preliminary Closing Net Asset Statement and the amounts set forth on the Preliminary Closing Net Asset Statement as submitted; or (B) describe in reasonable detail, including nature and amount, each proposed adjustment that Buyer Representative proposes to make to the Preliminary Closing Net Asset Statement and the amounts set forth on the Preliminary Closing Net Asset Statement; provided, however, that any such proposed adjustments shall be based solely on the grounds that the Preliminary Closing Net Asset Statement or the amounts set forth on the Preliminary Closing Net Asset Statement (x) were not prepared or determined in accordance with this Section 2.06 or (y) contain mathematical errors. If Seller has not received a written notice from Buyer Representative within such 90-day period, Buyer Representative and Buyers shall conclusively be deemed to have accepted the Preliminary Closing Net Asset Statement and the amounts set forth on the Preliminary Closing Net Asset Statement as submitted by Seller.

                  (iii) Resolution of Disputed Adjustments. If Buyer Representative gives Seller a timely notice pursuant to Section 2.06(c)(ii) that includes a proposed adjustment to which Seller objects, then Buyer Representative and Seller shall negotiate in good faith to resolve any disagreement over whether the proposed adjustment is or is not appropriate. If they have not resolved all such proposed adjustments within 30 days following Seller's receipt of Buyer Representative's notice, then Buyer Representative and Seller shall refer any unresolved proposed adjustments to the international accounting firm of Andersen, or to such other independent accounting firm of international reputation as Seller and Buyer Representative shall mutually designate (who shall not have any material relationship with Seller, Buyer Representative or any of their Affiliates), to make the determination as to the appropriateness or amount of such adjustments. The accounting firm's determination shall be limited in scope solely to the unresolved proposed adjustments set forth in Buyer Representative's original notice and remaining unresolved. Seller and Buyer Representative shall direct the accounting firm to act expeditiously to resolve all unresolved proposed adjustments. The accounting firm's decision as to the appropriateness or amount of such proposed adjustments shall be final, binding and conclusive on Seller, the other Asset Seller, the French Holding Company, Buyer Representative, Buyers, and anyone else having an interest in the determination. Unless otherwise determined by

                           Master Agreement - Page 19

the accounting firm, the accounting firm's fees and expenses in making the determination shall be shared equally between Seller and Buyer Representative and shall be paid within five (5) Business Days of demand.

                  (iv) Cooperation. During the period required for the preparation and review of, and resolution of disputes relating to, the Preliminary Closing Net Asset Statement or the amounts set forth on the Preliminary Closing Net Asset Statement, Seller and Buyer Representative shall each afford the other's accountants and other designated representatives access during regular business hours to the Books and Records as they may reasonably require in order to review and verify the items on the Preliminary Closing Net Asset Statement.

                  (v) Final Closing Net Asset Statement. The "Final Closing Net Asset Statement" shall be either: (A) the Preliminary Closing Net Asset Statement prepared by Seller, if accepted or deemed to have been accepted by Buyer Representative in accordance with this Section 2.06(c); or (B) the Preliminary Closing Net Asset Statement adjusted to reflect the resolution of all proposed adjustments submitted by Buyer Representative, either by agreement of the parties or as determined by the accounting firm in accordance with this
Section 2.06(c).

         2.07. Payment of Net Asset Statement Adjustments. Within 10 Business Days after the Final Closing Net Asset Statement has been accepted or deemed to have been accepted in accordance with Section 2.06(c) or any proposed adjustments have been resolved in accordance with Section 2.06(c):

                  (i) if the Combined Working Capital as of the Closing Date exceeds the Target Working Capital by more than United States $1,000,000 (the amount by which the Combined Working Capital exceeds the Target Working Capital being hereinafter referred to as the "Working Capital Overage"), Buyer Representative (acting on behalf of Buyers) shall pay the amount of the Working Capital Overage, together with interest as provided below, to Seller (acting on behalf of the Asset Sellers and the French Holding Company) in immediately available funds by wire transfer;

                  (ii) if the Combined Working Capital as of the Closing Date does not exceed the Target Working Capital by more than United States $1,000,000 and is not less than the Target Working Capital by more than United States $1,000,000, no payments shall be made; and

                  (iii) if the Combined Working Capital as of the Closing Date is less than the Target Working Capital by more than United States $1,000,000 (the amount by which the Target Working Capital exceeds the Combined Working Capital being hereinafter referred to as the "Working Capital Deficiency"), Seller (acting on behalf of the Asset Sellers and the French Holding Company) shall pay the amount of the Working Capital Deficiency, together with interest as provided below, to Buyer Representative (acting on behalf of Buyers) in immediately available funds by wire transfer; provided, however, that Seller may apply any available Customer Credits to satisfy its obligation pursuant to this clause (iii).

                           Master Agreement - Page 20

Any payment required to be made by this Section 2.07 shall include interest from the Closing Date to the date of payment, calculated at a variable rate of interest equal to the United States prime rate or base rate of Citibank N.A. announced from time to time. No payment to be made pursuant to this Section 2.07 shall be subject to the limitations contained in Section 11.04.

         2.08. Active Customer Counts. (a) Not later than 180 days after the Closing Date, Buyer Representative shall review the Equipment Customers of the Business as of the Closing Date to determine which such Equipment Customers qualify as Active Customers, including which Incremental Customers are eligible to be included as Active Customers in the European Customer Count. For avoidance of doubt, Persons who do not become Equipment Customers of the Business until after the Closing Date shall not qualify as Active Customers or be included in the Customer Counts.

         (b) Within 180 days after the Closing Date, Buyer Representative shall deliver to Seller a certificate showing the number of Active Customers in the European Business and the U.S. Business (respectively, the "European Customer Count" and the "U.S. Customer Count," and collectively, the "Customer Counts"), together with copies of appropriate supporting documentation. Seller shall have 90 days to review the Customer Counts and supporting documentation and give Buyer Representative a written notice which shall either: (i) state that Seller accepts the Customer Counts as submitted; or (ii) describes in reasonable detail, including the names of customers and the reason for any proposed adjustment, each proposed adjustment that Seller proposes be made to the Customer Counts. If Buyer Representative has not received a written notice from Seller within the 90-day review period, Seller, the U.K. Subsidiary and the French Holding Company shall conclusively be deemed to have accepted the Customer Counts as submitted by Buyer Representative. If Seller does give timely notice of dispute that includes a proposed adjustment to which Buyer Representative objects, Buyer Representative and Seller shall negotiate in good faith to resolve the dispute. If they have not resolved the dispute within 30 days following Buyer Representative's receipt of Seller's notice, the dispute shall be resolved by an international accounting firm in the same manner provided for in Section 2.06(c)(iii) in the case of disputed adjustments in connection with the Preliminary Closing Net Asset Statement.

         (c) Solely for purposes of determining the European Customer Count, Incremental Customers with the lowest total revenue during the period for determining Average Revenue per Customer shall be excluded from the calculation of the Average Revenue per Customer of the Incremental Customers until the Average Revenue per Customer of the Incremental Customers equals the Average Revenue per Customer for all of the Active Customers of the European Business other than Incremental Customers. Only Incremental Customers that are included in the Average Revenue per Customer of the Incremental Customers when the Average Revenue per Customer of the Incremental Customers equals the Average Revenue per Customer for all of the Active Customers of the European Business other than Incremental Customers shall be included as Active Customers in the European Customer Count.

         (d) The "Final European Customer Count," and "Final U.S. Customer Count" shall be either: (i) the European Customer Count and U.S. Customer Count, respectively, as shown in Buyer Representative's certificate delivered pursuant to Section 2.08(b), if accepted or deemed to

                           Master Agreement - Page 21

have been accepted by Seller in accordance with Section 2.08(b); or (ii) the European Customer Count and U.S. Customer Count, respectively, adjusted to reflect the resolution of any disputes, either by agreement of the parties or as determined by the accounting firm in accordance with Section 2.08(b).

         (e) During the period required for the preparation and review of, and resolution of disputes relating to, the Customer Counts, Seller and Buyer Representative shall each afford the other's accountants and other designated representatives access during regular business hours to the books and records as they may reasonably require in order to review and verify information relating to the Customer Counts.

         2.09. Active Customer Adjustments. (a) Within 10 Business Days after Seller has accepted or is deemed to have accepted the audit results and the Customer Counts, or any dispute has been resolved as provided in Section 2.08(b):

                  (i) if, as a cumulative result of the adjustments to the Aggregate Purchase Price required to be made pursuant to Sections 2.09(b) and
(c), the Aggregate Purchase Price is increased, Buyer Representative (acting on behalf of Buyers) shall pay the amount of the increase in the Aggregate Purchase Price, together with interest from the Closing Date to the date of payment (calculated at the same rate as provided in Section 2.07), to Seller (acting on behalf of the Asset Sellers and the French Holding Company) in immediately available funds by wire transfer; or

                  (ii) if, as a cumulative result of the adjustments to the Aggregate Purchase Price required to be made pursuant to Sections 2.09(b) and
(c), the Aggregate Purchase Price is reduced, Seller (acting on behalf of the Asset Sellers and the French Holding Company) shall pay the amount of the reduction in the Aggregate Purchase Price, together with interest from the Closing Date to the date of payment (calculated at the same rate as provided in Section 2.07), to Buyer Representative (acting on behalf of Buyers) in immediately available funds by wire transfer.

         (b) United States Active Customers. (i) If the Final U.S. Customer Count is less than 82,000 Active Customers, then the Aggregate Purchase Price shall be reduced by an amount equal to the product of United States $975.00 multiplied by the shortfall (i.e., by the difference between 82,000 and the Final U.S. Customer Count).

                  (ii) If the Final U.S. Customer Count equals or exceeds 82,000 Active Customers, there shall be no adjustment to the Aggregate Purchase Price.

         (c) European Active Customers. (i) If the Final European Customer Count is less than 79,000 Active Customers, the Aggregate Purchase Price shall be reduced by an amount equal to the product of United States $1,625.00 multiplied by the shortfall (i.e., by the difference between 79,000 and the Final European Customer Count).

                           Master Agreement - Page 22

                  (ii) If the Final European Customer Count equals or exceeds 79,000 Active Customers but is less than 81,257 Active Customers, there shall be no adjustment to the Aggregate Purchase Price.

                  (iii) If the Final European Customer Count exceeds 81,256 Active Customers, the Aggregate Purchase Price shall be increased by an amount equal to the product of United States $1,625.00 multiplied by the excess (i.e., by the difference between 81,256 and the Final European Customer Count); provided, however, that for purposes of this clause (iii) only, the Final European Customer Count shall not exceed 85,500.

                  (iv) If the Final European Customer Count exceeds 85,500 Active Customers, there shall be no adjustment to the Aggregate Purchase Price other than the increase contemplated by Section 2.09(c)(iii).

                  (v) If the Final European Customer Count exceeds 85,500 Active Customers, Seller will be provided a credit (the "Customer Credit") with a value equal to the product of United States $1,625.00 multiplied by the excess (i.e., by the difference between 85,500 and the Final European Customer Count). This Customer Credit may be used by Seller on a dollar-for-dollar basis to reduce any payments that would be required to be made but for this Section 2.09(c)(v) by Seller, acting on behalf of the Asset Sellers and the French Holding Company, to Buyer Representative, acting on behalf of Buyers, pursuant to Section 2.07,
Article XI or pursuant to any other indemnification obligation of Seller, the other Asset Seller or the French Holding Company set forth in the Operative Documents; provided, however, that no reduction in any such payment will affect the determination as to whether or not any threshold contained in Section 2.07 and Section 11.04(b) has been achieved.

         2.10. Allocation of Purchase Price.

         (a) U.S. Business - Prior to the Closing, Buyer Representative and Seller, and their respective Affiliates, shall use good faith efforts to agree on an allocation of the U.S. Purchase Price among the assets being purchased pursuant to the U.S. Purchase Agreement (the "U.S. Assets"). Buyer Representative and Seller shall report, and/or to cause their Affiliates to report, the purchase and sale of the U.S. Assets for Tax purposes (including (i) on their respective IRS Forms 8594 and any other Tax Returns and all other documents, schedules or requests from any Taxation Authority, (ii) before any Taxation Authority and (iii) in the course of any audit, review or judicial proceeding concerning the Tax consequences of the purchase and sale of the U.S. Assets pursuant to the U.S. Purchase Agreement) in a manner consistent with the allocation agreed upon pursuant to this Section 2.10. Under no circumstances, however, shall agreement on an allocation of the U.S. Purchase Price be or be deemed to be a condition precedent for Seller's or Buyer Representative's (or their respective Affiliates') obligations under this Agreement and the other Operative Documents, nor shall the failure to agree on such an allocation be or be deemed to be a breach of this Agreement or the other Operative Documents.

                           Master Agreement - Page 23

         (b) U.K. Business - The U.K. Purchase Price shall be allocated among the assets purchased pursuant to the U.K. Purchase Agreement (the "U.K. Assets") in accordance with the U.K. Purchase Agreement and the U.K. Property Contracts.

         (c) Allocation of Adjustments - Seller shall be responsible for appropriately allocating among the Asset Sellers and the French Holding Company any adjustments in the Aggregate Purchase Price, based on the respective adjustment amounts attributable to the U.S. Business, the U.K. Business or the French Business, as the case may be. Buyer Representative shall be responsible for appropriately allocating among Buyers any adjustments in the Aggregate Purchase Price, based on the respective adjustment amounts attributable to the U.S. Business, the U.K. Business or the French Business, as the case may be. Where an adjustment is specifically attributable to the U.S. Business, the U.K. Business or the French Business individually (e.g., an adjustment pursuant to Section 2.09(b) based on the Final U.S. Customer Count), the adjustment shall be allocated accordingly. Seller and Buyer Representative shall cooperate and consult with one another in good faith so as to report such adjustments consistently for financial and Tax accounting purposes, and shall cause their respective Affiliates to do likewise.

         2.11. Assumed Liabilities. At the Closing, the U.S. Buyer shall assume the Assumed Liabilities in accordance with and subject to the U.S. Purchase Agreement, and the U.K. Buyer shall assume the Assumed Liabilities in accordance with and subject to the U.K. Purchase Agreement. Seller shall retain the responsibility for all Excluded Liabilities (including all Prior Claims and with respect to the French Subsidiaries, any Liabilities other than Permitted French Subsidiary Liabilities), and shall either pay or discharge them or cause the U.K. Subsidiary or the French Holding Company, as appropriate, to pay or discharge them.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the Disclosure Schedule, Seller hereby represents and warrants to Buyer Representative that:

         3.01. Corporate Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all corporate powers and authority necessary to carry on the U.S. Business as now conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing (to the extent that the laws of a jurisdiction have a concept of good standing as a foreign corporation) in each jurisdiction where the character of the property related to the U.S. Business owned or leased by Seller or the nature of its activities related to the U.S. Business make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. A list of all jurisdictions where Seller is qualified as a foreign corporation on account of the U.S. Business is attached hereto as Schedule 3.01.

                           Master Agreement - Page 24

         3.02. Corporate Authorization. The execution and delivery of the Operative Documents to which Seller is a party, the performance by Seller of such Operative Documents, and the consummation by Seller of the transactions contemplated thereby, are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller, and no further corporate action is required on the part of Seller in order to authorize the Operative Documents to which Seller is a party or the transactions contemplated thereby. Each of the Operative Documents (other than the Ancillary Agreements) to which Seller is a party has been duly executed and delivered and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms. Each of the Ancillary Agreements, when executed and delivered by Seller, will have been duly executed and delivered by Seller and will constitute a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

         3.03. Governmental Authorization. The execution, delivery and performance by Seller, the French Holding Company and the U.K. Subsidiary of the Operative Documents to which each is a party do not require any action by or in respect of, or filing with, any multinational, national, state or local governmental, regulatory or administrative body, agency, official, authority or commission (each, a "Governmental Entity"), other than (i) compliance with any applicable requirements of the HSR Act; and (ii) compliance with any applicable requirements of competition, merger or acquisition control laws and regulations of any jurisdiction other than the United States where pre-closing notification and review of the transactions contemplated under the Operative Documents is required by law.

         3.04. Non-Contravention. The execution, delivery and performance by Seller of each of the Operative Documents to which Seller is a party do not and will not (i) contravene or conflict with the corporate charter, bylaws or other organization or governing documents of Seller; (ii) assuming compliance with the matters referred to in Section 3.03, contravene or conflict with or constitute a violation of any provision of any judgment, injunction, order or decree, or violate in any material respect any Law, binding upon or applicable to Seller or the U.S. Business; (iii) except as would not result in a Material Adverse Effect and assuming the receipt of all Consents identified in Schedule 3.05, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation, or to a loss of any benefit, under any Material Contract, or any Permit; or (iv) result in the creation or imposition of any Lien on any Purchased Asset, any asset of the French Subsidiaries or the Purchased Shares, other than Permitted Liens.

         3.05. Consents. Schedule 3.05 sets forth each Material Contract binding upon Seller or any Participating Subsidiary or any Permit requiring the consent of another Person as a result of the execution, delivery or performance of the Operative Documents or the consummation of the transactions contemplated thereby, except such Contracts or Permits for which the failure to obtain such consent would not result in a Material Adverse Effect and would not prevent or materially interfere with the continued use of all or any part of any owned or leased Real Property as currently being used in the Business (the "Consents").

                           Master Agreement - Page 25

         3.06. Financial Statements.

         (a) The unaudited combining and combined statements of operations for the Business for the years ended December 31, 1998, 1999 and 2000 and the six months ended June 30, 2001 (collectively, the "Financial Statements") are attached hereto as Schedule 3.06(a).

         (b) Each of the Financial Statements has been prepared from and is consistent with the Books and Records of Seller and the Participating Subsidiaries and has been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be indicated therein or in the notes thereto (subject to normal year-end adjustments in the case of interim statements and except that the unaudited Financial Statements do not contain all of the required footnotes), and fairly presents the results of operations of each of the U.S. Business, the U.K. Business and the French Business, individually, and of the Business as a whole for the periods then ended. None of the statements of operations included as part of the Financial Statements contains any revenues or losses unrelated to the Business, or any items of extraordinary or nonrecurring income or any other revenues, including insurance proceeds or damage awards, not earned in the ordinary course of the Business, or as the result of any inconsistency in or change of accounting principles or practices.

         (c) The Reference Net Asset Statement is set forth as Schedule 2.06. The Reference Net Asset Statement has been prepared in accordance with Section 2.06(a).

         3.07. Absence of Certain Changes. Between the Reference Date and the date hereof, Seller, the U.K. Subsidiary and the French Subsidiary have conducted the U.S. Business, the U.K. Business and the French Business, respectively, in the ordinary course consistent with past practices, and there has not been:

         (a) any Material Adverse Change;

         (b) except as provided in Schedule 3.07(b), any incurrence, assumption or guarantee by Seller or by any Participating Subsidiary of any indebtedness for borrowed money with respect to the Business other than in the ordinary course and in amounts and on terms consistent with past practices;

         (c) any creation or other incurrence of any Lien on any Purchased Asset, the assets of the French Subsidiary or the Purchased Shares, other than Permitted Liens;

         (d) any event or occurrence resulting in the damage, destruction or other casualty loss of United States $100,000 or more (whether or not covered by insurance) to the U.S. Business, the U.K. Business, the French Business, any Purchased Asset or any asset of the French Subsidiary, individually;

         (e) any transaction or Contract entered into, or commitment made, that is related to the Business, any Purchased Asset, any asset of the French Subsidiary, or the Purchased Shares, or any relinquishment or compromise of any existing Contract, Permit or other right that is

                           Master Agreement - Page 26

related to the Business that (i) is of a nature which would be required to be disclosed in Schedule 3.12(a), or (ii) is otherwise material to the U.S. Business or the European Business, individually, or to the Business taken as a whole, other than as contemplated by the Operative Documents;

         (f) except as provided in Schedule 3.07(f), any cancellation or compromise by Seller or any Participating Subsidiary of any debt owed to the Business which is material to the U.S. Business or the European Business, individually, or to the Business taken as a whole;

         (g) any capital expenditure, or commitment for a capital expenditure, for additions, replacements or improvements to property, plant or equipment related to the Business other than in the ordinary course consistent with past practices, or in excess of United States $25,000 in any of the U.S. Business, U.K. Business or the French Business, individually;

         (h) except for (i) the sale, lease or other disposition of inventory in the ordinary course consistent with past practice, (ii) the sale or other disposition of the trucks listed in Schedule 3.07(h), and (iii) the sale or other disposition of other surplus or obsolete fixed assets with a net book value of not more than $10,000 in each instance or $50,000 in the aggregate, any sale, lease or other disposition of any assets or properties of Seller or any Participating Subsidiary related to the Business;

         (i) any product recall, voluntary or involuntary, or the institution or, to Seller's knowledge, threatened institution of any proceeding or order to effectuate a product recall;

         (j) except as provided in Schedule 3.07(j), any termination or cancellation of, or notice of intent to terminate or cancel, any Material Contract;

         (k) except as provided in Schedule 3.07(k), any increase by Seller or any Participating Subsidiary, except in each case as consistent with past practices, in the wages, salaries, compensation or benefits payable or provided to any employee involved in the U.S. Business, U.K. Business or the French Business, as the case may be, or the adoption by Seller or any Participating Subsidiary of any new Employee Plan or Benefit Arrangement covering any employee of the U.S. Business, U.K. Business or the French Business, as the case may be; or

         (l) except as provided in Schedule 3.07(l), any actual or, to Seller's knowledge, threatened strike, lockout, walkout, sickout or labor stoppage with respect to the Business or, to Seller's knowledge, any attempt to organize or unionize any employees involved in the Business.

         3.08. Properties.

         (a) Schedule 3.08(a) lists all real property occupied, used or held for use by Seller or any Participating Subsidiary in connection with the Business (the "Real Property"), indicating which of Seller or the Participating Subsidiary is the owner (with respect to owned Real Property) or the lessee/sublessee (with respect to leased or subleased Real Property) and

                           Master Agreement - Page 27

specifying, in the case of leases or subleases, the name of the lessor or sublessor, the current lease term and the basic annual rent required to be paid by the lessee/sublessee.

         (b) Schedule 3.08(b) describes all tangible personal property owned or leased by Seller or any Participating Subsidiary for use in the Business as of the date hereof that is included in the Purchased Assets or held by the French Subsidiaries, including machinery, equipment, furniture, vehicles, storage tanks, coolers, bottles, bottleless coolers, spare and replacement parts, fuel and other trade fixtures and fixed assets, and any Liens thereon, specifying, in the case of leases or subleases, the name of the lessor or sublessor, the current lease term and the basic annual rent required to be paid by the lessee/sublessee.

         (c)(i) Seller has good and marketable record, fee simple title to all of the owned Real Property in the United States that is included in the Purchased Assets and the U.K. Subsidiary has good and marketable title to the Wimbledon, England facility described in Schedule 3.08(c)(i) (the "Wimbleton Property"). Seller has good and marketable title to, or in the case of leased Real Property or leased personal property valid leasehold interests in, the Purchased Assets set forth in the U.S. Purchase Agreement. The U.K. Subsidiary has good and marketable title to, or in the case of leased personal property valid leasehold interests in, or in the case of leased Real Property good and marketable leasehold title to, the Purchased Assets set forth in the U.K. Purchase Agreement. The French Subsidiary has good and marketable title to, or in the case of leased Real Property or leased personal property valid leasehold interests in, its assets as reflected on the Reference Net Asset Statement or acquired by the French Subsidiary after the Reference Date, except for inventory, surplus, obsolete or other properties and assets sold or disposed of, or accounts receivable collected, since the Reference Date in the ordinary course consistent with past practices.

         (ii) Except as set forth on Schedule 3.08(c)(ii), Seller, the U.K. Subsidiary or the French Subsidiary (as the case may be) is in actual possession of the Real Property on an exclusive basis and no other Person has any right (actual or contingent) to possession, use or occupancy of any of the Real Property, subject to Permitted Liens. To Seller's knowledge, there are no boundary or title disputes relating to any Real Property and included in the Purchased Assets or occupied by the French Subsidiary, including any encroachments, nor to Seller's knowledge is any Real Property included in the Purchased Assets or occupied by the French Subsidiary the subject of any other outstanding or threatened dispute, claim, action or notice of violation. To Seller's knowledge, the improvements made by Seller or any of the Participating Subsidiaries at each parcel of the Real Property included in the Purchased Assets or occupied by the French Subsidiary are in material compliance with building and fire codes and other applicable Laws. To Seller's knowledge, there is no pending or proposed change in zoning, urbanization regulation or other land use Law, classification or designation which, if implemented, would materially impede or otherwise materially adversely affect the continued use of any of the Real Property included in the Purchased Assets or occupied by the French Subsidiary as currently being used in the U.S. Business, U.K. Business or French Business, as the case may be. To Seller's knowledge, none of the Real Property included in the Purchased Assets or occupied by the French Subsidiary has been designated as a historical site, wilderness or habitat preserve or other restricted use area.

                           Master Agreement - Page 28

         (iii) All leases of Real Property and included in the Purchased Assets or occupied by the French Subsidiary, and all leases of personal property related to the Business, are in good standing and are valid, binding and enforceable against Seller or a Participating Subsidiary in accordance with their respective terms, and there does not exist under any such lease of Real Property or personal property any material default on the part of Seller or the relevant Participating Subsidiary or, to Seller's knowledge, on the part of any other party to such lease.

         (iv) The plants, buildings, structures and equipment included in the Purchased Assets or held by the French Subsidiary have, to Seller's knowledge, no material defects and have been reasonably maintained by Seller or a Participating Subsidiary consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted) and are substantially suitable for their present uses.

         (d) No Purchased Asset and no asset held by the French Subsidiary is subject to any Lien, except:

         (i)      With respect to the Real Property:

                  (A) those specific exceptions to title listed in Schedule 3.08(d);

                  (B) the Lien of real estate Taxes not yet due and payable;

                  (C) inchoate Liens of mechanics, materialmen and repairmen arising by operation of Law in the ordinary course of business consistent with past practices for sums not yet due and payable;

                  (D) Liens to which specific reference is made in the U.K. Property Contracts; and

                  (E) Nonmonetary Liens in the nature of easements, deed restrictions and covenants of record which do not render title to such Real Property unmarketable or prohibit, prevent or materially interfere with the continued use of the Real Property as currently being used in the Business; and

         (ii)     With respect to any other asset:

                  (A) those specific Liens listed in Schedule 3.08(d);

                  (B) the Lien of personal property Taxes, use Taxes or similar Taxes levied in respect of the asset and not yet due and payable; and

                  (C) the inchoate Liens of landlords, carriers, warehousemen, mechanics, materialmen and repairmen arising by operation of Law in the ordinary course of business consistent with past practices for sums not yet due and payable.

                           Master Agreement - Page 29

The Liens described in clauses (i) and (ii) are, collectively, the "Permitted Liens."

         (e) Except as provided in Schedule 3.08(e), with respect to all Real Property located in the United Kingdom (the "U.K. Real Property"):

         (i) The documents of title consist of original documents or properly examined abstracts, all of which are in possession of Seller or the U.K. Subsidiary or are unconditionally held to its order. Where necessary, all title deeds are fully stamped with ad valorem stamp duty and a produced document stamp.

         (ii) To Seller's knowledge, no buildings, extensions or major alterations have been erected or carried out on any U.K. Real Property within the last six (6) years, nor is any such construction in process or under contract. No development (as defined in the Town and Country Planning Act 1990) is being carried out at any U.K. Real Property. All planning permissions are either unconditional or subject only to conditions which have either been satisfied in all material respects or, in the case of continuing conditions, are being complied with in all material respects in the ordinary course.

         (iii) In the case of any U.K. Real Property occupied under leasehold:

                  (A) Any consent required for the grant of lease or the vesting of the lease in the U.K. Subsidiary or for any works carried out by or change of use effected by such tenant has been obtained and placed with the documents of title, along with evidence of the registration of any such grant or vesting where requisite.

                  (B) If title to the lease is not registered at HM Land Registry with leasehold title absolute, the titles of the landlord and any superior landlord have been investigated on behalf of the U.K. Subsidiary and found to be satisfactory in all material respects.

                  (C) The landlord or a relevant associate within the meaning of
Schedule 10 VATA has properly made an election under Schedule 10 VATA having effect in relation to the whole of the relevant U.K. Real Property.

         3.09. Sufficiency of Purchased Assets. The Purchased Assets, the Excluded Assets and the assets held by the French Subsidiary constitute all of the assets and properties used or held for use by Seller and the Participating Subsidiaries in the conduct of the Business. All of the assets and properties that are reflected on the Reference Net Asset Statement are included in the Purchased Assets and the assets held by the French Subsidiary, except for (i) any such assets or properties that may have been sold, consumed or disposed of in the ordinary course of business between the Reference Date and the date of this Agreement and, to the extent such disclosure is required thereby, as disclosed pursuant to Section 3.07(h) or as otherwise permitted by the Operative Documents, and (ii) any accounts receivable that may have been collected in the ordinary course of business since the Reference Date. Except as set forth in
Schedule 3.09, the

                           Master Agreement - Page 30

Purchased Assets and the assets held by the French Subsidiary are adequate to conduct the Business as currently conducted.

         3.10. Title to Purchased Shares. The French Holding Company or its nominees or agents now has, and on the Closing Date will have, good and marketable title to and unrestricted power to vote and sell the Purchased Shares, free and clear of any Lien.

         3.11. Litigation. Except as disclosed in Schedule 3.11, there is no action, suit, investigation or proceeding pending against, or, to Seller's knowledge, threatened against or affecting, Seller or any Participating Subsidiary related to the U.S. Business, the U.K. Business or the French Business which (i) seeks injunctive or other equitable relief against Seller or any Participating Subsidiary or monetary relief of United States $100,000 or more, or (ii) if adversely decided, would have a Material Adverse Effect, or
(iii) if adversely decided, would materially impede, interfere with or prevent the continued use of any Real Property included in the Purchased Assets or any other material Purchased Asset, or any Real Property or other material asset of any French Subsidiary, as currently being used in the U.S. Business, the U.K. Business or the French Business, as the case may be, or (iv) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by the Operative Documents.

         3.12. Material Contracts. (a) Except for the Contracts disclosed in
Schedule 3.12(a) or any other Schedule to this Agreement or Contracts which will either be terminated at or prior to the Closing or as to which none of Buyers or the French Subsidiaries will have any actual or contingent liability or obligation following the Closing, neither Seller nor any Participating Subsidiary is a party to or subject to:

                  (i) any Contract related to the Business for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by Seller or any Participating Subsidiary of, or pursuant to which in the last year Seller and/or any Participating Subsidiary was required to pay, or in the next year will be required to pay, in the aggregate, United States $50,000 or more;

                  (ii) any sales, distribution or other similar Contract related to the Business for the sale by Seller or any Participating Subsidiary of materials, supplies, goods, services, equipment or other assets that provides for annual payments to Seller or any Participating Subsidiary of, or pursuant to which in the last year Seller or any Participating Subsidiary was entitled to receive, or in the next year will be entitled to receive, in the aggregate United States $50,000 or more;

                  (iii) any partnership, joint venture or other similar multiparty Contract related to the Business involving a sharing of profits, expenses or business operations;

                  (iv) any Contract related to the Business involving indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by an asset), except any Contract relating to indebtedness in an amount not exceeding United States $50,000 incurred in the ordinary course consistent with past practices;

                           Master Agreement - Page 31

                  (v) any license Contract (other than licenses of Intellectual Property), franchise Contract or Contract in respect of similar rights related to the Business granted to or held by Seller or any Participating Subsidiary;

                  (vi) any agency, dealer, sales representative, distributorship or other similar Contract related to the Business;

                  (vii) any Contract related to the Business that limits the freedom of Seller or any Participating Subsidiary to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Purchased Asset, the assets of the French Subsidiary or the Purchased Shares;

                  (viii) any Contract related to the Business involving capital expenditures of $25,000 or more in any particular instance or for any particular project;

                  (ix) any Contract, including "credit-bail" agreements, for the lease of personal property related to the Business in which Seller or any Participating Subsidiary is the lessor (but excluding bottled water cooler, Bottleless Cooler, microwave, refrigerator or coffee brewer equipment rental Contracts with Equipment Customers) or the lessee, or receives the beneficial use of the leased personal property, that provides for annual payments of United States $50,000 or more;

                  (x) any Contract related to the Business requiring Seller or any Participating Subsidiary to purchase its requirements of a particular raw material, resource or product from a particular supplier or suppliers, or to purchase all or substantially all of the output or production of a particular supplier, other than Contracts for utility services which are terminable at will by Seller or any Participating Subsidiary;

                  (xi) any Contract for the license of any Intellectual Property included in the Purchased Assets, including computer software (other than "shrink wrap" or "click wrap" licenses for readily available, standardized computer software);

                  (xii) any Contract related to the Business for the purchase of water from any Person or with respect to any Water Source;

                  (xiii) any Contract of sponsorship exclusively related to the Business (including sponsorship of public events, public facilities, sports teams or charitable or other causes, whether with or without associated "pouring rights"); or

                  (xiv) any other Contract related to the Business which either
(x) is not terminable by Seller or the relevant Participating Subsidiary without penalty upon thirty (30) days' notice or less and involves a commitment over the remaining term of United States $50,000 or more by Seller or the relevant Participating Subsidiary; or (y) is otherwise material to the U.S. Business or the European Business, individually, or to the Business taken as a whole.

                           Master Agreement - Page 32

         (b) Except as provided in Schedule 3.12(b), each Contract disclosed in any Schedule to this Agreement or required to be disclosed pursuant to Section 3.12(a) is a valid and binding agreement of Seller or the Participating Subsidiary that is a party to such Contract and is in full force and effect. Neither Seller or the relevant Participating Subsidiary nor, to Seller's knowledge, any other party to such Contract is in default in any material respect under the terms of any such Contract.

         (c) Except as otherwise specified in Schedule 3.12(a), true and complete copies of all written Contracts disclosed in any Schedule to this Agreement, including all amendments, and accurate and materially complete summaries of all unwritten Contracts disclosed in any Schedule to this Agreement, have been made available to Buyer Representative or to one or more of the Buyers.

         3.13. Licenses and Permits. Schedule 3.13 describes each material license, franchise, permit or other similar authorization related to the Business (collectively, the "Permits"), together with the name of the Governmental Entity issuing the Permit and to whom such Permit was issued. Except as set forth on Schedule 3.13, the Permits are valid and in full force and effect and, assuming the related Consents set forth on Schedule 3.05 have been obtained prior to the Closing Date, are transferable by Seller and the relevant Participating Subsidiary and will not be terminated or impaired or become terminable as a result of the transactions contemplated by the Operative Documents. Except as set forth in Schedule 3.13, (i) each of Seller, the U.K. Subsidiary and the French Subsidiary has been, and are now, conducting the U.S. Business, the U.K. Business and the French Business, respectively, in material compliance with the respective relevant Permits; and (ii) no action or proceeding is pending or, to Seller's knowledge, threatened or proposed, to limit, not renew, cancel or revoke any Permit. Seller, the U.K. Subsidiary and the French Subsidiary each holds all material Permits needed to own and operate their respective assets and properties and to conduct the U.S. Business, the U.K. Business and the French Business, respectively.

         3.14. Insurance Coverage. Schedule 3.14 sets forth a true and complete list of, and Seller has furnished to Buyer Representative to the extent requested true and complete copies of, all insurance policies, fidelity bonds, binders and self-insurance authorizations covering the Purchased Assets, the French Subsidiaries, the operations of the Business and the employees of the Business. Except as set forth in Schedule 3.14, neither Seller nor any Participating Subsidiary self-insures any type of liability claims, whether product liability, vehicular liability, general liability or otherwise. Schedule
3.14 also contains, to the extent related to the Business, a listing of all outstanding insurance and self-insurance claims, including workers compensation claims, as of the Reference Date. Except as set forth in Schedule 3.14, neither Seller or any Participating Subsidiary nor the French Holding Company has received notice of cancellation or nonrenewal or any material premium increase or material change in the terms of any insurance policy related to the Business. There is no claim by Seller or any Participating Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such policies or bonds, written notice of which has been sent to Seller, any Participating Subsidiary or the French Holding Company. All premiums

                           Master Agreement - Page 33

payable under all such policies and bonds have been paid and each of Seller and the Participating Subsidiaries is otherwise in material compliance with the terms and conditions of any such policy and bond applicable to it.

         3.15. Compliance with Laws. To Seller's knowledge, neither Seller, the U.K. Subsidiary nor the French Subsidiary, as the case may be, is in violation of, is under investigation with respect to, or has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or any judgment, order or decree entered by any court, arbitrator or Governmental Entity applicable to its respective Purchased Assets, the Purchased Shares or the conduct of the U.S. Business, the U.K. Business or the French Business, respectively.

         3.16. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller, the Participating Subsidiaries or the French Holding Company which might be entitled to any fee or commission from Buyer Representative or any of its Affiliates upon consummation of the transactions contemplated by the Operative Documents.

         3.17. Participating Subsidiaries and French Holding Company.

         (a) The Participating Subsidiaries and the French Holding Company each are duly organized, validly existing and in good standing (or, in the case of the U.K. Subsidiary, not in liquidation or receivership) under the laws of their respective jurisdictions of organization, and have all corporate power and authority necessary to carry on their respective businesses as now conducted. Each Participating Subsidiary is duly qualified to do business as a foreign corporation and is in good standing (to the extent that the laws of a jurisdiction have a concept of good standing as a foreign corporation) in each jurisdiction where the character of the property related to the U.K. Business or the French Business, as the case may be, owned or leased by it or the nature of its activities related to the U.K. Business or the French Business, as the case may be, make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. A list of all jurisdictions where each Participating Subsidiary is qualified as a foreign corporation on account of the U.K. Business or the French Business, as the case may be, is attached as Schedule 3.17.

         (b) The execution, delivery and performance of the Share Purchase Agreement by the French Holding Company, the acceptance of the U.K. Offer by the U.K. Subsidiary and the U.K. Subsidiary's performance of the U.K. Purchase Agreement, and the consummation by the French Holding Company and the U.K. Subsidiary of the transactions contemplated by the Operative Documents to which they are parties, are within the U.K. Subsidiary's and the French Holding Company's respective corporate powers and have been duly authorized by all necessary corporate action, and no further corporate action is required on the part of the U.K. Subsidiary or the French Holding Company in order to authorize the Operative Documents to which they are parties or the transactions contemplated thereby. The Share Purchase Agreement has been duly executed and delivered by the French Holding Company and the U.K. Offer has been duly accepted by the U.K. Subsidiary, and they constitute valid and binding agreements of the French

                           Master Agreement - Page 34

Holding Company and the U.K. Subsidiary, respectively, enforceable against such parties in accordance with their respective terms.

         (c) The execution, delivery and performance of the Share Purchase Agreement by the French Holding Company, the acceptance of the U.K. Offer by the U.K. Subsidiary, and the U.K. Subsidiary's performance of the U.K. Purchase Agreement, do not and will not (i) contravene or conflict with the corporate charter, bylaws or other organizational or governing documents of the French Holding Company or the U.K. Subsidiary, respectively; (ii) assuming compliance with the matters referred to in Section 3.03 and the accuracy of Buyer Representative's representations and warranties in Article IV, contravene or conflict with or constitute a violation of any provision of any judgment, injunction, order or decree, or violate in any material respect any Law, binding upon or applicable to the French Holding Company or the U.K. Subsidiary, respectively; (iii) except as would not result in a Material Adverse Effect and assuming the receipt of all Consents identified in Schedule 3.05, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation, or to a loss of any benefit, under any Material Contract or any Permit; or (iv) result in the creation or imposition of any Lien on any Purchased Asset, any asset of the French Subsidiaries, or the Purchased Shares, other than Permitted Liens.

         3.18. French Subsidiaries.

         (a) The French Subsidiary has no Subsidiaries except Midasbest Limited, which shall not be a Subsidiary of the French Subsidiary as of Closing, and except as set forth in Schedule 3.18(a) (the scheduled Subsidiaries collectively, "Second Tier Subsidiaries"). All of the outstanding capital stock of, or other ownership interests in, the French Subsidiary, are owned beneficially and of record by the French Holding Company (or its nominee or agents), and all of the outstanding capital stock of, or other ownership interests in, each Second Tier Subsidiary, are owned beneficially and of record by the French Subsidiary (or its nominee or agents), in each case free and clear of any Lien, and free of any other limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. None of the Purchased Shares was issued in violation of the preemptive rights of any Person. There are no outstanding (i) securities of any of the French Subsidiaries convertible into or exchangeable for shares of capital stock or other securities or ownership interests in any of the French Subsidiaries, or (ii) options or other rights to acquire from any of the French Subsidiaries or any other Person any capital stock, securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, securities or ownership interests in, any of the French Subsidiaries. Schedule 3.18(a) sets forth the number of shares of each class of capital stock issued and outstanding of each of the French Subsidiaries. As of immediately prior to the Closing, all outstanding shares of capital stock of the French Subsidiary will be held beneficially and of record by the French Holding Company.

         (b) The registers and minute books of each of the French Subsidiaries are complete in all material respects and contain true and accurate accounts in all material respects of the shareholdings, share transfers, meetings, corporate proceedings and other relevant activities of

                           Master Agreement - Page 35

the French Subsidiaries as required to be documented or set forth under applicable Laws or the organizational or governing documents of the French Subsidiaries.

         (c) Schedule 3.18(c) sets forth (i) the names and locations of all banks, trust companies, brokerage house, mutual funds, savings and loan associations and other financial institutions at which any of the French Subsidiaries maintains safe deposit boxes, depositary accounts, checking accounts or other accounts of any nature, and (ii) the names of all Persons authorized to draw on, make withdrawals from or have access to such accounts or safe deposit boxes.

         (d) Schedule 3.18(d) is a true and complete listing of all directors and officers of each of the French Subsidiaries.

         (e) Neither "Sources et Services SARL" or MidasBest Limited conducts any operations or has any assets or Liabilities, except as set forth in Schedule 3.18(e).

         3.19. Customers. Seller has previously provided to Buyer Representative a list of all Customers as of a recent date prior to the date of this Agreement by Customer number and city and state or postal zip code.

         3.20. Inventories. Except as described in Schedule 3.20, all items of Seller's and the Participating Subsidiaries' inventories related to the U.S. Business, the U.K. Business and the French Business, as the case may be, including raw materials, work-in-process and finished goods, are in reasonable condition and of a quality usable and saleable in the ordinary course of the Business. To Seller's knowledge, each of the U.S. Business, the U.K. Business and the French Business has sufficient inventories on hand for the continued operation of its business in the ordinary course consistent with past practice.

         3.21. Accounts Receivable. All accounts receivable reflected on the Reference Net Asset Statement and all accounts receivable of the Business that have arisen since the Reference Date derive from bona fide transactions of the U.S. Business, the U.K. Business or the French Business, as the case may be, in the ordinary course. Except as set forth in Schedule 3.21, the Books and Records of each of Seller and the Participating Subsidiaries reflect an accurate aging of all of its respective accounts receivable. Except as set forth in Schedule 3.21, no Person has asserted in writing or, to Seller's knowledge, threatened to assert any counterclaims or offsetting claims or defenses to collection of any of the Participating Subsidiaries' or Seller's accounts receivable related to the U.S. Business, the U.K. Business or the French Business, as the case may be, other than claims in the ordinary course which in the aggregate are not material relative to the total amount, net of reserves, of the accounts receivable of the U.S. Business or the European Business, individually, or of the Business taken as a whole. To Seller's knowledge, the aggregate reserves for uncollectible accounts receivable of the U.S. Business, the U.K. Business and the French Business, individually, reflected on the Reference Net Asset Statement were recorded in accordance with GAAP applied on a basis consistent with that used to prepare Seller's audited financial statements and, on that basis, were, as of the Reference Date, adequate for each of the U.S. Business, the U.K. Business and the French Business, respectively.

                           Master Agreement - Page 36

         3.22. Intellectual Property. No claim is pending or, to the knowledge of Seller, threatened to the effect that the operations of the Business infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property. Schedule 3.22 lists all the trademarks and trade names (and applications therefor and registrations thereof), domain name registrations and copyright registrations included in the Purchased Assets or owned by the French Subsidiary (the "Business Proprietary Rights"), specifying as to each (i) the owner of the Business Proprietary Right and the jurisdictions by or in which such Business Proprietary Right has been registered or in which any application for such registration has been filed, and (ii) licenses, sublicenses and other agreements relating to the Business Proprietary Rights as to which Seller or a Participating Subsidiary is a party and pursuant to which any Person is authorized to use any such Business Proprietary Right. None of the Business Proprietary Rights is subject to any outstanding order, judgment, decree, stipulation or settlement agreement restricting the use thereof by Seller or the Participating Subsidiaries or restricting the licensing thereof to any Person by Seller or the Participating Subsidiaries. Except as specified in Schedule 3.22, neither Seller nor any Participating Subsidiary has received written notice that its respective use of the Business Proprietary Rights violates or infringes the Intellectual Property rights of any other Person.

         3.23. Environmental Matters. Except as specified in Schedule 3.23:

         (a) The Participating Subsidiaries and Seller are in compliance in all material respects with applicable Environmental Laws related to the U.K. Business, the French Business and the U.S. Business, respectively, including all disclosure, warning and reporting requirements under Environmental Laws, and have obtained and are in compliance in all material respects with all Permits necessary for the conduct of the Business. To Seller's knowledge, there is no past or existing event, condition or circumstance involving or relating to Hazardous Materials or other environmental matters related to the Business which might materially interfere with or adversely affect the conduct of any of the U.K. Business, the French Business or the U.S. Business as each is now being conducted or the ability of Seller and the Participating Subsidiaries to continue to use any of the Real Property as presently used by it in the U.K. Business, the French Business and the U.S. Business, respectively, or which would require disclosure, reporting, monitoring, cleanup, remediation or other action on the part of Seller or any Participating Subsidiary or at Seller's or any Participating Subsidiary's expense, or which might result in Seller's, any Participating Subsidiary's or any of the Purchased Assets or the French Subsidiaries' assets being held in violation of, or in material noncompliance with, Environmental Laws.

         (b) No proceeding under Environmental Laws is pending or, to Seller's knowledge, threatened against or in respect of any of (i) the Participating Subsidiaries or Seller, to the extent related to the Business, or (ii) any Real Property included in the Purchased Assets or occupied by the French Subsidiary. None of the Participating Subsidiaries or Seller has ever been designated as a "potentially responsible party" or equivalent in any administrative or private party proceeding under Environmental Laws related to the Business, or has ever received or been the subject of any violation notice, demand for remediation, or similar action under any such Environmental Laws. To Seller's knowledge, none of the Real Property included in the

                           Master Agreement - Page 37

Purchased Assets or occupied by the French Subsidiary contains Hazardous Materials in violation of Environmental Laws. To Seller's knowledge, all wastes generated by the Business have been properly disposed of or processed at appropriately licensed facilities in accordance with applicable Environmental Laws.

         (c) Schedule 3.23 contains a true and complete listing of all underground storage tanks ("UST's") at any of the owned Real Property included in the Purchased Assets or, to Seller's knowledge, in the portion of any leased Real Property occupied by Seller or any Participating Subsidiary and included in the Purchased Assets or held by the French Subsidiary, including any UST's taken out of service, closed or removed during Seller's or the applicable Participating Subsidiary's ownership or occupancy.

         3.24. Transactions with Affiliates. Except as set forth in Schedule 3.24, neither Seller nor any Participating Subsidiary has any outstanding Contract or other arrangement or understanding related to the Business with any of its Affiliates, and none of the Purchased Assets or assets of the French Subsidiary is owned by or is leased, licensed or used under grant or consignment from any of its Affiliates.

         3.25. Water Sources. Except as provided in Schedule 3.25, with respect to each well, borehole, spring source, public main or water utility from which Seller or any Participating Subsidiary currently draws water in bulk to be formulated, processed or packaged as bottled water in the U.S. Business, the U.K. Business or the French Business, as the case may be, Seller or such Participating Subsidiary has sufficient legal, contractual or other rights to permit them to take or draw such bulk water in the ordinary course, without seasonal or volume limitations. Water products sold by Seller or any Participating Subsidiary in the U.S. Business, the U.K. Business or the French Business, as the case may be, and labeled as spring water, mineral water or purified drinking water have complied in all material respects with respective applicable Laws and industry or trade association requirements establishing or defining the criteria for characterization or classification as spring water, mineral water or purified drinking water, as the case may be.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF BUYER REPRESENTATIVE

         Buyer Representative hereby represents and warrants to Seller that:

         4.01. Organization and Existence. Buyer Representative and each Buyer is a corporation duly incorporated, validly existing and in good standing (or, in the case of the U.K. Buyer, not in liquidation or receivership) under the laws of its jurisdiction of incorporation, and has all corporate powers and authority necessary to carry on its business as now conducted.

         4.02. Corporate Authorization. The execution, delivery and performance by Buyer Representative and Buyers of the Operative Documents to which each is a party, and the

                           Master Agreement - Page 38

consummation by Buyer Representative or such Buyer, as the case may be, of the transactions contemplated thereby, and the execution and delivery of the U.K. Offer by the U.K. Buyer and the performance by the U.K. Buyer of the transactions contemplated by the U.K. Purchase Agreement, are within the corporate powers of Buyer Representative and each such Buyer, and have been duly authorized by all necessary corporate action on the part of Buyer Representative or such Buyer, and no further corporate action is required on the part of Buyer Representative or any Buyer or any Person holding an interest, direct or indirect, in Buyer Representative or in any Buyer in order to authorize such Operative Documents or the transactions contemplated thereby. Each of the Operative Documents (other than the Ancillary Agreements) to which Buyer Representative or a Buyer is a party has been duly executed and delivered by, and (subject, in the case of the U.K. Purchase Agreement, to the U.K. Subsidiary's acceptance of the U.K. Offer) constitutes a valid and binding agreement of, Buyer Representative or the relevant Buyer, as the case may be, enforceable against such parties in accordance with their respective terms. Each of the Ancillary Agreements, when executed and delivered by Buyer Representative or the relevant Buyer, will have been duly executed by Buyer Representative or such Buyer, as the case may be, and will constitute a valid and binding agreement of Buyer Representative or such Buyer, as the case may be, enforceable against Buyer Representative or such Buyer, as the case may be, in accordance with its terms.

         4.03. Governmental Authorization. The execution, delivery and performance by Buyer Representative and Buyers of the Operative Documents to which each is a party, and the execution and delivery of the U.K. Offer by the U.K. Buyer and the performance by the U.K. Buyer under the U.K. Purchase Agreement, do not require any action by or in respect of, or filing with, any Governmental Entity other than compliance with any applicable requirements of the HSR Act.

         4.04. Non-Contravention. The execution, delivery and performance by Buyer Representative and Buyers of the Operative Documents to which each is a party and the execution and delivery of the U.K. Offer by the U.K. Buyer and the performance by the U.K. Buyer under the U.K. Purchase Agreement, do not and will not (i) contravene or conflict with the corporate charter, bylaws or other organization or governing documents of Buyer Representative or such Buyer; or
(ii) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with any provision of any Law, or any judgment, injunction, order or decree, binding upon or applicable to Buyer Representative or such Buyer.

         4.05. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer Representative or any Buyer which might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by the Operative Documents.

         4.06. Financing. Buyers have, and at the Closing will have, sufficient funds available to purchase the Purchased Assets and the Purchased Shares.

         4.07. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer Representative or any Buyer, threatened against or affecting, Buyer

                           Master Agreement - Page 39

Representative or any Buyer before any court or arbitrator or any Governmental Entity which (i) if determined adversely, could reasonably be expected to have a material adverse effect on the ability of Buyer Representative or any Buyer to enter into and perform its respective obligations under the Operative Documents, or on the ability of the U.K. Buyer to execute and deliver the U.K. Offer or perform its obligations under the U.K. Purchase Agreement; or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by the Operative Documents.

         4.08. French Buyer. The French Buyer has not, at any time, been (x) engaged in a trade or business within the United States for purposes of Section 864(b) of the Code, or (y) a "controlled foreign corporation" within the meaning of Section 957 of the Code.

                                    ARTICLE V

               COVENANTS OF SELLER AND PARTICIPATING SUBSIDIARIES

         5.01. Conduct of the Business. From the date hereof until the Closing Date, Seller shall, and shall cause the U.K. Subsidiary and the French Subsidiary to, conduct the U.S. Business, the U.K. Business, and the French Business, respectively, in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact the business organization and relationships with third parties of the Business, to keep available the services of the present employees of the Business, to continue to pay the trade accounts payable and the accrued expenses of the Business in the ordinary course consistent with past practice, and to keep the Purchased Assets and the assets of the French Subsidiary in substantially their present state of repair (reasonable wear and tear excepted). Except as expressly provided for in this Agreement or any other Operative Document, from the date hereof until the Closing Date, without the written consent of Buyer Representative (which consent will not be unreasonably withheld or delayed), Seller shall not, and shall cause the Participating Subsidiaries not to:

         (a) with respect to either the U.S. Business or the European Business, individually, or with respect to the Business taken as a whole, acquire a material amount of assets from any other Person;

         (b) sell, lease, license or otherwise dispose of any Purchased Assets, the Purchased Shares or any assets of the French Subsidiary, except sales or dispositions of any surplus or obsolete fixed asset (other than trucks) with a net book value of less than United States $25,000 in each instance and sales, leases, licenses and dispositions of inventory in the ordinary course of business consistent with past practices;

         (c) incur any commitment for capital expenditures related to the Business in excess of United States $25,000 in any one instance or United States $100,000 in the aggregate with respect to any of the U.S. Business, the U.K. Business or the French Business, individually; enter into any new Material Contract, or cancel, terminate or modify in any material respect any existing Material Contract, except that Seller and the Participating Subsidiaries may enter in the

                           Master Agreement - Page 40

ordinary course of business into any Contract (i) of the type specified in
Section 3.12(a)(ii) with Persons who become Customers for the delivery of bottled water or beverage service supplies or for the lease, rental or provision of bottled water coolers, Bottleless Coolers, microwaves, refrigerators or coffee brewers or (ii) of the type specified in Section 3.12(a)(i), Section 3.12(a)(x), or Section 3.12(a)(xii) provided that such Contract is terminable by Seller or such Participating Subsidiary without penalty upon ninety (90) days' notice or less;

         (d) mortgage, pledge, encumber, hypothecate or otherwise subject or allow any of the Purchased Assets or the assets of the French Subsidiary to become subject to Liens (except for Permitted Liens);

         (e) make any change in the existing accounting methods, principles or practices used in the U.S. Business, U.K. Business or French Business, as the case may be, other than as may be required by GAAP or, with respect to the U.K. Business or the French Business, its applicable foreign equivalent;

         (f) (i) increase, except as consistent with past practices, the wages, salaries or compensation payable to any employees of the U.S. Business, the U.K. Business or the French Business, as the case may be; (ii) adopt any new Pension Plan or pension scheme or any new Employee Plan or Benefit Arrangement (except as required by Law) for any employees of the U.S. Business, the U.K. Business or the French Business, as the case may be, or (except for technical amendments which under applicable Laws must be made prior to the Closing Date) modify any existing Employee Plan or Benefit Arrangement; (iii) enter into any employment Contract, written or oral, related to the U.S. Business, the U.K. Business or the French Business, except that (A) to the extent the mere hiring of an employee gives rise to a Contract of employment in England, Wales, Scotland or France, nothing contained in this clause (iii) shall be deemed to prevent the hiring in the ordinary course of non-management employees for the U.K. Business or the French Business and (B) Seller and the Participating Subsidiaries may enter into agreements regarding inventions, confidential information, nondisclosure and noncompetition with existing and new employees of the U.S. Business, the U.K. Business and the French Business consistent with past practice; or (iv) enter into any consulting, deferred compensation, sales representation, distributorship or similar Contract, written or oral, related to the U.S. Business, the U.K. Business or the French Business, as the case may be;

         (g) in connection with the Business, purchase any real property or enter into any new real property lease, including any "credit-bail" arrangement, except that the U.K. Seller may enter into a new Lease for the premises located at Unit 1 Network Park, Duddeston Mill Road, Saltley, Birmingham, England in accordance with the terms previously disclosed to Buyer Representative; sell, transfer or otherwise dispose of, or grant any other Person an interest in, any Real Property; or amend or modify in any material respect any lease of Real Property;

         (h) with respect to the French Subsidiary, engage in any transaction outside the ordinary course of business;

                           Master Agreement - Page 41

         (i) with respect to the conduct of the Business by Seller or the U.K. Subsidiary, engage in any transaction outside the ordinary course of business; or

         (j) agree or commit to do any of the foregoing.

         5.02. Access to Information.

         (a) From the date hereof until the Closing Date, Seller will, or will cause the Participating Subsidiaries to, (i) give Buyer Representative, Buyers and their counsel, financial advisors, auditors and other authorized representatives access on reasonable notice and at reasonable times to the Books and Records and to the offices and properties of Seller and the Participating Subsidiaries related to the Business, (ii) furnish to Buyer Representative, Buyers and their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information related to the Business, including (even though they may be excluded from the Books and Records as defined in this Agreement) sales and value-added Tax Returns with respect to the operations of the Business and personal property and use Tax Returns with respect to the Purchased Assets, as they may reasonably request, and shall provide or allow them to make copies of these materials, (iii) instruct the employees, counsel and financial advisors of Seller and the Participating Subsidiaries to cooperate with Buyer Representative and Buyers in their investigation of the Business, and (iv) make the Real Property available on reasonable notice and at reasonable times for surveys and inspections, which may in Buyer Representative's discretion include environmental investigations and the taking of soil and water samples; provided that any investigation pursuant to this Section 5.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller and the Participating Subsidiaries. Notwithstanding the foregoing, (x) Buyer Representative and Buyers shall not have access to personnel records of Seller or the Participating Subsidiaries relating to individual performance or evaluation records, medical histories or other employee personal information the disclosure of which could in Seller's good faith opinion subject Seller or any Participating Subsidiary to risk of liability or action by any third party under the Data Protection Act 1998 or otherwise, and (y) prior to the Closing Date, Buyer Representative and Buyers shall not contact or approach, either directly or indirectly, any Customer or employee of the Business, except as specifically set forth herein, without Seller's prior written consent, which in the case of Transferred Employees shall not be unreasonably withheld or delayed.

         (b) Following the Closing Date, Seller will, and will cause the U.K. Subsidiary and the French Holding Company to, give Buyers and their counsel, financial advisors, auditors and other authorized representatives, to the extent reasonably required for the purposes described in clauses (i), (ii), (iii) or
(iv) below, access on reasonable notice and at reasonable times to, and permit them to make copies of, Tax Returns (or portions thereof), including sales and value-added Tax Returns, with respect to the operations of the Business and personal property and use Tax Returns with respect to the Purchased Assets, and any other information related to the Business but not included in the Books and Records as they may reasonably request in order to (i) prepare Tax Returns for the Business for periods from and after the Closing Date, (ii) verify, perform or discharge Assumed Liabilities and Permitted French Subsidiary Liabilities,
(iii) participate in accordance with Article XI in the conduct or defense of any third-party

                           Master Agreement - Page 42

indemnification claim, or (iv) otherwise carry out the obligations, or exercise or enjoy the rights, of Buyer Representative and Buyers, or determine any matter relating to their rights or obligations, under this Agreement and the other Operative Documents; provided that access pursuant to this section 5.02(c) shall be exercised in such manner as not to interfere unreasonably with the conduct of business by Seller, the U.K. Subsidiary and the French Holding Company.

         (c) All information disclosed to or obtained by any party to the Operative Documents or its counsel, financial advisors, auditors or other authorized representatives as a result of another party's performance of its obligations under this Section 5.02 shall be deemed "Confidential Information" (as defined in the Confidentiality Agreement) under, and shall be subject to, the Confidentiality Agreement.

         5.03. Notices of Certain Events. From the date hereof until the Closing Date, Seller shall promptly notify Buyer Representative of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by the Operative Documents;

                  (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by the Operative Documents;

                  (c) any actions, suits, claims, investigations or proceedings commenced or, to Seller's knowledge, threatened against, relating to or involving or otherwise affecting (i) Seller or any Participating Subsidiary, insofar as related to the Business, or (ii) any Purchased Assets or any assets of the French Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.11, or which relate to the consummation of the transactions contemplated by the Operative Documents; and

                  (d) any condition, event or matter (other than those for which Buyer Representative's consent has been obtained in accordance with Section 5.01) which, if pending or in existence on the date of this Agreement, would have been required to be disclosed pursuant to Section 3.07.

         5.04. Noncompetition.

         (a) As used in this Section 5.04, the following terms have the indicated meanings:

                  "Restricted Location" means, as to any Customer as of the Closing Date, (i) each specific location of the Customer where one or more bottled water coolers or Bottleless Coolers were installed or in place as of the Closing Date, or, in the case of Water-Only Customers, where the Customer took delivery of bottled water as of the Closing Date, and (ii) in the case where a Customer moves or relocates after the Closing Date from any such specific location to another location (whether or not proximate to the original location), the replacement location.

                           Master Agreement - Page 43

                  "Restricted Offerings" means Bottleless Coolers and any directly plumbed point-of-use or point-of-entry drinking water filter or drinking water purification system that does not use bottled water, and coffee brewers and coffee service supplies. For the avoidance of doubt, water softening and water conditioning systems, including "whole house" and industrial installations, shall not be considered Restricted Offerings.

                  "Restricted Parties" means each of Seller, the U.K. Subsidiary, the French Holding Company and any other Subsidiary of Seller, whether now existing or subsequently formed.

         (b) From the Closing Date until the third anniversary of the Closing Date, none of the Restricted Parties shall, directly or indirectly, whether alone or in concert with others, and in whatever capacity, sell or distribute bottled water, or lease, sell or distribute bottled water coolers, to homes or businesses anywhere in the Restricted Areas. Notwithstanding anything to the contrary in this Section 5.04(b), the Restricted Parties shall be expressly permitted to, directly or indirectly, (i) lease, sell or distribute water softening and water conditioning systems and (except to Restricted Locations as provided in Section 5.04(c) below) Restricted Offerings, (ii) acquire any Person or business of which less than five percent (5%) of its annual revenue (determined on a consolidated basis based on its then most recent audited consolidated annual financial statements) is derived from the sale or distribution of bottled water or the lease, sale or distribution of bottled water coolers to homes or businesses in the Restricted Areas, and (iii) own not more than five percent (5%) of the outstanding voting securities of any publicly held Person that competes, directly or indirectly, with the Business in the Restricted Areas, so long as none of Seller or its Subsidiaries or any of their respective officers or management participates in the management, direction or operations of any such publicly held Person.

         (c) From the Closing Date until the third anniversary of the Closing Date, none of the Restricted Parties shall, directly or indirectly, whether alone or in concert with others, and in whatever capacity, (i) solicit or otherwise target any Customer of the Business as of the Closing Date for the purpose or with the intent of offering or providing the Customer with, or inducing the Customer to purchase or acquire, any of the Restricted Offerings at any Restricted Location, or (ii) sell, distribute, lease, supply, service or otherwise provide Restricted Offerings to any Customer of the Business as of the Closing Date at any Restricted Location, even if expressly requested to do so by the Customer without having been previously directly solicited by the Restricted Parties; or (iii) otherwise induce any Customer of the Business as of the Closing Date to curtail or cease doing business with any Buyer; provided, however, that general advertising or publicity with respect to product or service offerings in newspapers, publications, websites and other mass media shall not be considered a violation of the prohibitions in this Section 5.04; and provided further that if at any time after the first anniversary of the Closing Date a Customer of the Business as of the Closing Date issues, without having previously been solicited by or on behalf of any of the Restricted Parties (whether acting alone or in concert with others) to do so in violation of this Subsection 5.04(c), a formal request for proposal or formal request for quotation that invites the provision of Restricted Offerings and does not contemplate or allow for bottled water or bottled water coolers as one of the possible options or alternatives, then the Restricted Parties shall be free to respond in any manner requested, and take any requested action to follow

                           Master Agreement - Page 44

up such response to such request for proposal or formal request for quotation and to provide such Restricted Offerings with respect to such Customer without being deemed in violation of this Section 5.04.

         (d) From the Closing Date until the third anniversary of the Closing Date, none of the Restricted Parties shall, directly or indirectly, whether alone or in concert with others, and in whatever capacity, hire, employ or establish a business with any Transferred Employee or solicit or encourage any Transferred Employee to leave his or her employment or terminate his or her relationship with Buyer Representative or any Buyer; provided, however, that general advertising for employees in newspapers, publications, websites and other mass media shall not be considered a violation of this provision, nor shall the restrictions set forth in this Section 5.04(d) apply with respect to any Transferred Employee who answers such advertising without having been previously directly contacted by the Restricted Parties.

         (e) It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or is in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section 5.04 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

         (f) Seller agrees that if any of the Restricted Parties violates any of the covenants in this Section 5.04, monetary damages will be inadequate, and Buyer Representative and Buyers shall be entitled to injunctive relief as a matter of right, and to all other rights and remedies, including an accounting and damages, available under the Operative Documents and applicable law.

         5.05. Confidentiality.

         (a) Seller will, and will cause its Subsidiaries to, comply with the terms of the Reciprocal Confidentiality Agreement dated May 31, 2001 (the "Confidentiality Agreement") between Seller and Buyer Representative with respect to all "Confidential Information" (as defined therein) regarding Buyer Representative and its Affiliates.

         (b) From and after the Closing, the Asset Sellers and the French Holding Company will hold, and will use commercially reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business as of the Closing, except to the extent that such information can be shown to have been
(i) in the public domain after the Closing through no fault of any Asset Seller or the French Holding Company or (ii) later lawfully acquired by Seller or any of its Affiliates from sources other than Buyer Representative or Buyers.

                           Master Agreement - Page 45

         5.06. Resignations. Prior to the Closing, the French Subsidiaries shall convene ordinary general meetings whose purpose shall be to record the resignations of all officers and directors of the French Subsidiaries from their positions with the French Subsidiaries, and to appoint new officers and directors, in each case effective upon the Closing, provided, however, that if the French Subsidiary is converted to a societe par actions simplifiee pursuant to Section 8D.02(b), only the Chairman and General Manager will need to resign and be replaced, unless otherwise specified by the French Buyer.

         5.07. No Negotiation with Third Parties. From the date hereof until the earlier of the Closing Date or the date on which this Agreement is terminated, Seller shall not, and shall not knowingly permit any of its Affiliates, agents or representatives to, directly or indirectly, encourage, solicit or engage in any discussions or negotiations with, or provide any information to, any Person (other than Buyer Representative, Buyers or any of their Affiliates) concerning the possible acquisition by such third party of all or any part of the Business, the Purchased Assets, the assets of the French Subsidiary or the Purchased Shares, other than as expressly contemplated or permitted by the Operative Documents. Seller shall promptly notify Buyer Representative of any contact by any Person with respect to any such possible acquisition after the date hereof and prior to the Closing.

         5.08. Permits. Seller shall use commercially reasonable efforts to obtain the written Consent or approval of those Governmental Entities specified in Schedule 3.05 with respect to Permits. With respect to Permits to be transferred to a Buyer or reissued in a Buyer's name, Seller and the Participating Subsidiaries shall use commercially reasonable efforts (but without any payment of money by Seller or the Participating Subsidiaries) and cooperate with Buyer Representative and such Buyer in effectuating the transfer or reissuance of such Permits in such Buyer's name effective as of the Closing, including providing necessary information and confirming to any Governmental Entity Seller's or the applicable Participating Subsidiary's readiness to surrender the Permits in Seller's or such Participating Subsidiary's name upon the Closing and their subsequent transfer or reissuance to such Buyer. If as of the Closing Date the transfer or reissuance to any Buyer of any Permit has not yet occurred for any reason, including administrative delays on the part of the Governmental Entity processing the transfer request, then following the Closing and until each such Permit shall have been transferred to such Buyer or reissued in such Buyer's name, Seller and its Subsidiaries shall use commercially reasonable efforts to cooperate with such Buyer, at no cost or expense to Seller or its applicable Subsidiary, to secure to such Buyer, to the extent consistent with and not in violation of applicable Law or this Agreement, the operational benefits and practical use of the Permit.

         5.09. Accounts Receivable Transition. If, after the Closing, any Asset Seller receives payment for any account receivable transferred to a Buyer at the Closing, such Asset Seller shall accept the payment in trust and shall promptly remit the payment to that Buyer. Each Asset Seller appoints the applicable Buyer as such Asset Seller's due and lawful attorney-in-fact, effective as of the Closing Date, solely for the purpose of endorsing such Asset Seller's name on any check or other instrument of payment made payable to such Asset Seller's order that is tendered by or for an account debtor in payment of an account receivable transferred to such

                           Master Agreement - Page 46

Buyer as part of the Purchased Assets. With respect to the U.K. Business, Seller shall procure that the U.K. Subsidiary shall execute and deliver a suitable power of attorney, in such form as may be reasonably required by the U.K. Buyer, to effect the appointment of the U.K. Buyer as its attorney-in-fact strictly limited to the above purposes. Each Buyer's appointment as attorney-in-fact is acknowledged to be coupled with an interest and shall be irrevocable.

         5.10. Access to European Management. From the date hereof until the Closing Date, Seller shall cause each of the U.K. Subsidiary and the French Subsidiary to make its respective senior management available on reasonable notice, at reasonable times and for reasonable periods to meet with representatives of Buyer Representative, the U.K. Buyer and the French Buyer to review, plan and coordinate the operational transition of the U.K. Business and the French Subsidiary to the U.K. Buyer and the French Buyer, respectively, to discuss supply, procurement, staffing and other issues regarding the operations of the U.K. Business and the French Business, as the case may be, and, at the applicable Buyer's election, to extend to members of the U.K. Subsidiary's senior management offers of post-Closing employment with the U.K. Buyer; provided that any such access shall not unreasonably interfere with the conduct of the U.K. Business or the French Business. All information disclosed to or obtained by Buyer Representative, the U.K. Buyer, the French Buyer or any of their representatives as a result of their interactions with management or other employees of the U.K. Subsidiary or the French Subsidiary shall be deemed "Confidential Information" (as defined in the Confidentiality Agreement) under, and shall be subject to, the Confidentiality Agreement.

         5.11. Secondment of U.K. Business Senior Management. Except to the extent that any of them accept employment with the U.K. Buyer or otherwise is no longer employed by Seller, the U.K. Subsidiary or another Subsidiary of Seller:

         (a) Seller shall cause the U.K. Subsidiary to make available to the U.K. Buyer the services of the employees of the U.K. Subsidiary listed on
Schedule 5.11 (the "Seconded Employees") following the Closing in accordance with this Section 5.11. Such post-Closing services by the Seconded Employees (the "Secondment") shall be provided on the following terms: (i) the Secondment shall be on up to a full-time basis for a period of ninety (90) days from the Closing (the "Secondment Period"); (ii) the respective employer shall continue to pay to each of the Seconded Employees their salaries and continue to maintain their respective benefits in kind, in each case at the rates and on the terms in effect as of the Closing Date, for the duration of the Secondment Period as long as each such Seconded Employee remains an employee of Seller, the U.K. Subsidiary or another Subsidiary of Seller; (iii) the U.K. Buyer shall reimburse to the U.K. Subsidiary, against invoices to be rendered on a monthly basis in arrears, an amount equal to the pro rata portion of the monthly salary, benefits in kind and National Insurance contributions paid by the U.K. Subsidiary to or in respect of the Seconded Employees for the Secondment Period and attributable to the time the Seconded Employees spent providing such post-Closing services; and (iv) to the extent that any portion of the reimbursement so paid to the U.K. Subsidiary by the U.K. Buyer attracts value-added Tax, the amount of such value-added Tax shall be added to the invoice amount and paid by the U.K. Buyer to the U.K. Subsidiary.

                           Master Agreement - Page 47

         (b) During the Secondment Period, the U.K. Subsidiary will make each of the Seconded Employees available to assist the U.K. Buyer as the U.K. Buyer may reasonably request in matters relating to the integration and transitioning of the operations of the U.K. Business with the operations of the U.K. Buyer. Prior to the Closing, the Seconded Employees shall confirm in writing their agreement to the Secondment on the terms set forth in this Section 5.11.

         (c) For a further period of ninety (90) days after the expiration of the Secondment Period, Seller shall cause the U.K. Subsidiary to make the Seconded Employees available to the U.K. Buyer for occasional telephonic consultation in connection with the U.K. Business as may be reasonably requested from time to time by the U.K. Buyer. The U.K. Buyer shall reimburse the Seconded Employees and U.K. Subsidiary for any out-of-pocket expenses incurred by them in complying with any such request for telephonic consultation, but shall not otherwise be required to pay fees or compensation to the Seconded Employees or to the U.K. Subsidiary for the consultation services.

         (d) All information disclosed to or obtained by the Seconded Employees as a result of their interactions with management or other employees of the U.K. Buyer during the Secondment Period shall be deemed "Confidential Information" (as defined in the Confidentiality Agreement) under, and shall be subject to, the Confidentiality Agreement.

         5.12. U.S. Business - Telecommunications Transition Planning. From the date hereof until the Closing Date, and in furtherance and not in derogation of the access to be provided pursuant to Section 5.02, Seller shall afford the U.S. Buyer and the U.S. Buyer's technical consultants access to the Real Property in the United States that is included in the Purchased Assets so that the U.S. Buyer may be able to configure, place advance orders for and (if available prior to the Closing Date) carry out the installation of high-speed data and telecommunications lines at such of those locations as the U.S. Buyer may select; provided, however, that U.S. Buyer may not have installed high-speed data and telecommunications lines at any leased premises for which the lease requires consent of the lessor until such consent shall have been obtained. From the date hereof until the Closing Date, Seller shall also make available to the U.S. Buyer and the U.S. Buyer's technical consultants, as they may reasonably request from time to time, samples of the digital formats in which Seller encodes and maintains its electronic data records for the U.S. Business, so that the U.S. Buyer may undertake the preparation of appropriate software programs to facilitate the conversion of Seller's data as of the Closing to the formats utilized by the U.S. Buyer. Any such access by the U.S. Buyer or its technical consultants shall be exercised in such manner as not to interfere unreasonably with the conduct of business by Seller or to violate any agreements Seller may have entered into with any third party, including any lessors or sublessors of Real Property. All such installations and other transition activity shall be carried out by the U.S. Buyer at its expense and risk, and Buyer Representative and the U.S. Buyer shall indemnify, defend and hold harmless Seller from and against any and all Losses incurred by or asserted against Seller that are caused by, result from or in any way arise out of Buyer or Buyer Representative exercising any of their rights under this Section 5.12. In the event that this Agreement is terminated and the Closing does not occur, the U.S. Buyer shall be responsible for removing any data or telecommunications lines and associated equipment so installed at any of

                           Master Agreement - Page 48

the Real Property, and for restoring such Real Property to its condition prior to the installation. In no event shall this Section 5.12 be deemed to require the sharing or exchange prior to Closing of information in violation of the HSR Act or other applicable Law.

         5.13. Aquarelle - L'esprit Fraicheur Trademark. Effective upon and by virtue of the French Buyer's acquisition of the Purchased Shares at the Closing, any remaining restrictions in favor of Seller or its Affiliates regarding the use by the French Buyer or its Affiliates of the trademark "Aquarelle - L'esprit Fraicheur" shall lapse and terminate effective as of the Closing, and from and after the Closing, such ownership and use by the French Buyer and its Affiliates shall be, insofar as Seller and its Affiliates are concerned, unrestricted.

         5.14. Business Trademarks; Tradenames. (a) Except as set forth in this
Section 5.14, after the Closing, Seller and its Subsidiaries shall not use, alone or in concert with others, at any time or in any way, any of the trademarks or tradenames listed on Index 2.01(p) to the U.S. Purchase Agreement. Such trademarks and tradenames shall be referred to, collectively or individually as the context requires, as the "Business Tradenames."

                  (b) After the Closing, Seller and its Subsidiaries shall have the right to use the Business Tradenames solely:

                           (i) in filings with the United States Securities and
Exchange Commission (the "SEC"), to the extent Seller in its good faith judgment deems it necessary in accordance with the rules and regulations promulgated by the SEC;

                           (ii) to the extent Seller in its good faith judgment
deems it necessary in accordance with the rules and regulations of, or pursuant to any agreement with, any stock exchange or over-the-counter market on which the securities of the Seller now or in the future are listed or traded; and

                           (iii) to the extent Seller in its good faith judgment
deems it necessary in accordance with any domestic or foreign, federal, state or local Law, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity.

         (c) Until the earlier of (i) six months after the Closing Date and (ii) the date such stocks existing on the Closing Date are exhausted, Seller and its Subsidiaries shall have the right to use existing supplies, marketing and advertising materials, brochures and any similar materials containing the Business Tradenames.

         5.15. Insurance Proceeds From Destroyed or Damaged Fixed Assets. (a) Subject to Section 5.15(b), if (i) between the date of this Agreement and the Closing, any fixed asset included in the Purchased Assets (other than bottled water coolers, Bottleless Coolers, refrigerators, microwaves, coffee brewers and water bottles at Customer locations) is destroyed or sustains damage beyond ordinary wear and tear by reason of casualty, theft, vandalism, accident or other cause, and (ii) such destruction or damage is covered by third-party insurance and Seller or the U.K. Subsidiary actually recovers insurance proceeds (whether received before

                           Master Agreement - Page 49

or after the Closing) under the applicable insurance coverage, Seller or the U.K. Subsidiary, as the case may be, shall turn over to the U.S. Buyer or U.K. Buyer, respectively, the net insurance proceeds actually recovered under the applicable insurance coverage with respect to such destroyed or damaged fixed asset. In lieu of receiving such net insurance proceeds actually recovered, U.S. Buyer or U.K. Buyer may apply the amount of such net insurance proceeds actually recovered, on a dollar-for-dollar basis, as a credit against the cash portion of the U.S. Purchase Price or the U.K. Purchase Price, respectively, payable at Closing, and such application shall be considered an adjustment to the Aggregate Purchase Price.

         (b) If (i) between the date of this Agreement and the Closing, any individual fixed asset, or trucks collectively, with a net book value of at least $75,000 as of the Reference Date included in the Purchased Assets (other than (x) bottled water coolers, Bottleless Coolers, refrigerators, microwaves, coffee brewers and water bottles at Customer locations, (y) fixed assets or trucks sold or otherwise disposed of between the Reference Date and the date of this Agreement and disclosed pursuant to Section 3.07(h) and (z) obsolete or surplus fixed assets) shall be missing as of the Closing or shall have been disposed of after the date of this Agreement in violation of this Agreement, and
(ii) such fixed asset or trucks shall not have been replaced by Seller or its Affiliates or the loss or disposition thereof shall not have resulted in Seller or its Affiliates actually recovering insurance proceeds, the net book value of such fixed asset or trucks shall be applied, on a dollar-for-dollar basis, as a credit against the cash portion of the Aggregate Purchase Price and such application shall be considered an adjustment to the Aggregate Purchase Price; provided, however, that such credit with respect to trucks shall also include the amount of any applicable insurance deductible. If the amount of such credit becomes known on or before the Closing, the cash portion of the Aggregate Purchase Price payable at Closing shall be reduced. If such amount becomes known after the Closing, such amount shall be paid promptly to Buyer Representative, on behalf of the applicable Buyer.

                                   ARTICLE VI

                  COVENANTS OF BUYERS AND BUYER REPRESENTATIVE

         6.01. Confidentiality. Until the Closing, Buyer Representative will, and will cause its Affiliates to, comply with the terms of the Confidentiality Agreement with respect to all "Confidential Information" (as defined therein) concerning the Business. Buyer Representative will, and will cause its Affiliates to, also continue to comply with the terms of the Confidentiality Agreement with respect to all other "Confidential Information" regarding Seller and its Affiliates.

         6.02. Access. (a) On and after the Closing Date, Buyer Representative and Buyers will afford promptly to Seller and its agents reasonable access to all properties, books, records, employees and auditors related to the Business, to the extent necessary to permit Seller to comply with its obligations in Sections 2.06 and 2.08 and to determine any matter relating to the Asset Sellers' or the French Holding Company's rights and obligations hereunder or to any period ending on or before the Closing Date; provided that any such access by Seller or its agents

                           Master Agreement - Page 50

shall not unreasonably interfere with the conduct of the business of Buyer Representative or any Buyer.

         (b) Following the Closing Date, Buyer Representative shall cause Buyers and the French Subsidiaries to give Seller, the Participating Subsidiaries and their counsel, financial advisors, auditors and other representatives access on reasonable notice and at reasonable times to, and permit them to make copies of, the Books and Records and other information related to the Business as they may reasonably request in order to (i) prepare the Closing Net Asset Statement, (ii) verify the Customer Counts and any information related thereto, (iii) investigate or deal with any Prior Claim or Excluded Liability, (iv) prepare Tax Returns of Seller, the U.K. Subsidiary or the French Holding Company, or (v) investigate, evaluate or resolve any claim for indemnification made in accordance with Article XI or participate in accordance with Article XI in the conduct or defense of any third-party indemnification claim, or (vi) otherwise carry out the obligations, or exercise or enjoy the rights, of Seller and its Affiliates, or determine any matter relating to their rights or obligations, under this Agreement and the other Operative Documents; provided that access pursuant to this Section 6.02(b) shall be exercised in such manner as not to interfere unreasonably with the conduct of business by Buyers.

         (c) All information disclosed to or obtained by any party to the Operative Documents or its counsel, financial advisors, auditors or other authorized representatives as a result of another party's performance of its obligations under this Section 6.02 shall be deemed "Confidential Information" (as defined in the Confidentiality Agreement) under, and shall be subject to, the Confidentiality Agreement.

         6.03. Seller Trademarks; Tradenames. (a) Except as provided in this
Section 6.03, Buyers and their Affiliates shall not use, at any time or in any way, any of the existing trademarks or tradenames owned or licensed by Seller or its Subsidiaries other than the Business Tradenames, including without limitation and for clarification purposes only, the following: Ionics. Such names shall be referred to, collectively or individually as the context requires, as the "Seller Tradenames."

         (b) Buyers shall have the right to sell existing inventory and to use existing packaging, labeling, containers, supplies, advertising materials, brochures, technical data sheets and any similar materials bearing any Seller Tradename, in a manner consistent with their use by Seller and its Subsidiaries prior to Closing, until the earlier of (i) six months after the Closing Date and
(ii) the date such stocks existing on the Closing Date are exhausted. Notwithstanding anything in the immediately preceding sentence, for a period not to exceed six months after the Closing Date, Buyers shall have the right to use Seller Tradenames in a manner consistent with their use by Seller and its Subsidiaries (i) in advertising programs initiated prior to the Closing Date by Seller and its Subsidiaries that cannot be changed by Buyer using commercially reasonable efforts or without undue expense, and (ii) on water bottles on which the Seller Tradenames exist as of the Closing Date; provided, however, that Buyers shall, in the ordinary course in accordance with a systematic program which Buyers shall institute, remove or mask the Seller Tradenames appearing on water bottle labels as and when such water bottles are returned and recycled, except that Buyers shall not be obligated to remove or mask any Seller Tradename

                           Master Agreement - Page 51

which is permanently molded into water bottles. Buyer shall comply with all applicable Laws in any use of the Seller Tradenames.

         (c) Buyer Representative shall cause Buyers and their Affiliates to cease using Seller Tradenames on signage on buildings, cars, trucks and other fixed assets as soon as possible within a period not to exceed six months after the Closing Date and to use Seller Tradenames for such purposes only in a manner consistent with their use by Seller and its Subsidiaries prior to the Closing.

         (d) Buyers shall not be obligated to change a Seller Tradename on goods in the hands of dealers, distributors or customers at the time of the expiration of a time period set forth in Section 6.03(b). The removal of a Seller Tradename from any material shall be deemed compliance with Buyer Representative's and Buyers' covenants not to use Seller Tradenames pursuant to this Section 6.03.

         6.04. Customer Relationships. (a) For ninety days following the Closing Date, Buyer Representative, Buyers and their Affiliates (i) shall use commercially reasonable efforts to preserve intact the relationships with the Equipment Customers as of the Closing Date, (ii) shall not change, nor advise of an intention to change, the price charged to such Equipment Customers for any of the products or services of the Business as of the Closing Date, and (iii) shall not decrease the level of service to such Equipment Customers from that being provided as of the Closing Date.

         (b) For ninety days following the Closing Date, each Buyer shall use commercially reasonable efforts, consistent with such Buyer's normal and customary collection procedures, to diligently collect in the ordinary course the accounts receivable of the Business directly or indirectly acquired from Seller and its Subsidiaries. No Buyer shall take any action or omit to take any action intended or reasonably likely to result in a delay in the payment of, or the non-payment of, any account receivable from any Equipment Customer, or the termination of their customer relationship.

         (c) For such period after the Closing Date that payments by Equipment Customers on account of an equipment lease or rental or delivery of bottled water or beverage service supplies affects the determination of the number of Active Customers, Buyer Representative and each Buyer shall permit Seller, the UK Subsidiary, the French Holding Company or their representatives to (a) monitor and participate in the collection of outstanding accounts receivable of the Business and (b) pursue collection of outstanding accounts receivable of the Business directly with Equipment Customers (provided that such direct collection efforts are pursued in a manner reasonably acceptable to Buyer Representative, including the coordination of all such collection efforts and Customer contacts with Buyer Representative in advance).

                           Master Agreement - Page 52

                                   ARTICLE VII

                            COVENANTS OF BOTH PARTIES

         7.01. Government Filings and Consents. (a) Subject to the terms and conditions provided in the Operative Documents, Buyer Representative and Seller shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by the Operative Documents at the earliest practicable time, including filing Notification and Report Forms under the HSR Act, and using their respective commercially reasonable efforts to respond as promptly as practicable to all inquiries received for additional information or documentation. Buyer Representative and Seller shall use commercially reasonable efforts to negotiate with any Governmental Entity in order to consummate the transactions contemplated by the Operative Documents or to resolve objections to the consummation of such transactions. Notwithstanding the prior sentence, in no event and under no circumstances shall Buyer Representative have any obligation, in order to consummate the transactions contemplated by the Operative Documents or to resolve objections, if any, to the consummation of such transactions with respect to the U.S. Business and the French Business only, to: (i) accept or offer to accept an order providing for the divestiture by Buyer Representative or any Buyer of any part of the Business or any Purchased Assets, Purchased Shares or other properties, assets, operations or businesses of Buyer Representative, any Buyer, the French Subsidiaries or any of their respective Affiliates, (ii) offer or agree to hold separate such properties, assets, operations or businesses pending divestiture, or (iii) agree to any other conditions, restrictions or limitations on the existing operations or businesses of Buyer Representative, Buyers and their respective Affiliates, or on the French Buyer's ownership of the Purchased Shares, or on the operation of the Business.

         (b) Seller and Buyer Representative acknowledge that while a voluntary filing is available to the U.K. Buyer at the U.K. Buyer's election under United Kingdom competition Laws, the U.K. Buyer does not intend to make such a voluntary filing. The U.K. Buyer accordingly assumes all risks and liabilities that result or arise from not making such a voluntary filing, including the risk of any information request, investigation, enforcement proceeding or other action which may be initiated following the date of this Agreement by competition authorities in the United Kingdom and the risk of fines, penalties, damages or other remedies that such authorities may pursue or impose (including any divestiture of assets or businesses), as a result of the consummation of the transactions contemplated by the U.K. Purchase Agreement.

         7.02. Public Announcements. Neither Buyer Representative or Seller, nor any of their Affiliates, shall issue any press release or make any public statement with respect to the Operative Documents or the transactions contemplated thereby (except as may be required by applicable Law or any listing agreement with any national securities exchange on which such party's securities are listed) without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

                           Master Agreement - Page 53

         7.03. Phone Numbers. Seller, Buyer Representative and their respective Affiliates shall use their respective commercially reasonable efforts (but without any payment of money by Seller or its Affiliates) to transfer the phone numbers used in the Business that are set forth on Schedule 7.03 to Buyer Representative or the Buyers effective as of the Closing Date.

         7.04. Third Party Consents. (a) Anything in this Agreement or the other Operative Documents to the contrary notwithstanding, nothing in this Agreement or the other Operative Documents shall constitute an agreement to assign or transfer any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment or transfer thereof, without consent of a third party thereto, would constitute a breach or other contravention thereof or in any way materially adversely affect the rights of any party to this Agreement or the other Operative Documents thereunder. Before and after the Closing, Seller and Buyer Representative shall, and shall cause their respective Affiliates to, cooperate with one another and use their respective commercially reasonable efforts (but without any payment of money by Seller or Buyer other than in accordance with this Section 7.04) to obtain third party consent to the assignment or transfer to the U.S. Buyer or the U.K. Buyer (as the case may be) of any such Purchased Asset or claim or right or any benefit arising thereunder as the U.S. Buyer or the U.K. Buyer may request. Seller shall promptly notify Buyer Representative whenever a third party consent is obtained. If such consent is not obtained, or if an attempted assignment or transfer thereof would be ineffective or would adversely affect the rights of Seller or the U.K. Subsidiary thereunder so that the U.S. Buyer or the U.K. Buyer (as the case may be) would not in fact receive all such rights, Seller and Buyer Representative shall, and shall cause their respective Affiliates to, use their respective commercially reasonable efforts (but without any payment of money other than in accordance with this Section 7.04) and cooperate with one another in a mutually agreeable arrangement to provide to the U.S. Buyer or the U.K. Buyer (as the case may be) the material operational benefits of such Purchased Asset or claim or right or benefit thereunder or resulting therefrom, including subcontracting, sublicensing or subleasing to the U.S. Buyer or the U.K. Buyer (as the case may be), or under other arrangement by which Seller or the U.K. Subsidiary would enforce for the benefit of the U.S. Buyer or the U.K. Buyer (as the case may be), any and all rights of Seller or the U.K. Subsidiary against a third party thereto, with the U.S. Buyer or the U.K. Buyer (as the case may be) assuming only Seller's or the U.K. Subsidiary's obligations accruing thereunder in respect of the period after the Closing (other than obligations based on a breach, or failure to comply, by Seller before the Closing).

(b) Except as otherwise provided in Section 7.04(c) or agreed by Buyer Representative and Seller, if a payment is required to obtain any third party consent to the assignment or transfer to the U.S. Buyer or the U.K. Buyer (as the case may be) of any such Purchased Asset or claim or right or any benefit arising thereunder:

                  (i) for the Contracts set forth on Schedule 7.04(b)(i) 100% of the amount of such payment shall be borne by, and be the responsibility of, Buyer Representative; and

                  (ii) for the Contracts other than those set forth on Schedule 7.04(b)(i), 50% of the amount of such payment shall be borne by and be the responsibility of Buyer Representative, and 50% of the amount of such payment shall be borne by and be the responsibility of Seller.

                           Master Agreement - Page 54

         (c)(i) If the parties are required to implement an arrangement as contemplated by the fourth sentence of Section 7.04(a), the total Permitted Costs of Buyer Representative, Seller and their respective Affiliates associated with such arrangement shall be shared so that 50% of such total Permitted Costs shall be borne by and be the responsibility of Buyer Representative, and 50% of such total Permitted Costs shall be borne by and be the responsibility of Seller.

                  (ii) "Permitted Costs" of a specified Person means the additional reasonable direct out-of-pocket costs actually incurred and paid by such Person as a result of the third party not having consented to such assignment or transfer prior to the Closing.

                           (A) With respect to leased business premises a Buyer
intends to continue occupying for an extended period after the Closing (all of which have previously been identified for Seller in writing by Buyer Representative) but which such Buyer is not permitted to continue occupying because of the failure to obtain a required third-party consent, "Permitted Costs" of (1) such Buyer would include the reasonable direct out-of-pocket costs actually incurred and paid by such Buyer to lease, and prepare for occupancy (including the installation [possibly on an expedited basis] of high-speed data and telecommunications lines), comparable replacement premises and to move the Purchased Assets to such replacement premises and (2) Seller or its Affiliates would include direct out-of-pocket costs actually incurred and paid by Seller and its Affiliates to continue to lease the existing premises under the existing lease.

                           (B) With respect to leased business premises a Buyer
does not intend to continue occupying for an extended period after the Closing (all of which have previously been identified for Seller in writing by Buyer Representative) but which such Buyer is not permitted to continue occupying because of the failure to obtain a required third-party consent, "Permitted Costs" of (1) such Buyer would include only the additional reasonable direct out-of-pocket costs actually incurred and paid by such Buyer to occupy on an expedited basis replacement premises (for example, the lease costs incurred for such replacement premises for the period from the Closing through such Buyer's originally intended move-out date (as specified in the writing previously delivered to Seller) and the additional costs of expediting the installation of high-speed data and telecommunications lines) but would not include the costs to otherwise lease, or prepare for occupancy (including the installation [other than on an expedited basis] of high-speed data and telecommunications lines), comparable replacement premises or to move (other than on an expedited basis) the Purchased Assets to such replacement premises and (2) Seller or its Affiliates would include direct out-of-pocket costs actually incurred and paid by Seller and its Affiliates to continue to lease the existing premises under the existing lease.

         (d) To the extent that a party pays or bears an amount which is the responsibility of, or to be borne by, the other party as contemplated by this
Section 7.04, the other party shall promptly reimburse the paying party for the amount that is the responsibility of, or to be borne by, the other party pursuant to this Section 7.04. At least monthly, Buyer Representative and Seller shall share information relating to such amounts and shall settle any amounts owed to one another.

                           Master Agreement - Page 55

         (e) Seller will receive in trust for Buyer, and will promptly pay to Buyer as and when received, all monies received by Seller with respect to any Purchased Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

         (f) This Section 7.04 shall not apply to third-party consents required with respect to Permits, which are governed by Section 5.08.

                                  ARTICLE VIII

                                   TAX MATTERS

PART A - GENERAL PROVISIONS

         8A.01. Tax Definitions.

         (a) "Taxes" means all federal, state, local and foreign net income, alternative or add-on minimum, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, social security, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, and other taxes, customs duties, and other governmental fees, assessments and charges of any kind whatsoever imposed by any Taxation Authority, together with all interest, penalties, additions to tax and additional amounts in respect of the foregoing. The term "Tax" means any one of the foregoing Taxes.

         (b) "Tax Returns" means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all accompanying schedules and attachments, and all subsequent amendments, which are required to be filed with a Taxation Authority. The term "Tax Return" means any one of the foregoing Tax Returns.

         (c) "Taxation Authority" means the Internal Revenue Service, the Inland Revenue, HM Customs & Excise, the Department of Social Security, and any other Governmental Entity or other authority whatsoever competent to impose or assess any Taxes, whether in the United States, the United Kingdom, France, the European Union or elsewhere.

PART B - U.S. TAXES

         8B.01. Tax Representations and Warranties - U.S. Business. Except as set forth in Schedule 8B.01, Seller hereby represents and warrants to Buyer Representative that:

         (a) With respect to the U.S. Business, Seller has filed, or caused to be filed, all material Tax Returns required to be filed, and has paid or caused to be paid all Taxes due and payable as shown on such Tax Returns.

                           Master Agreement - Page 56

         (b) The U.S. Business is not subject to any current waiver of any statute of limitations or extension of time with respect to potential Tax assessments or deficiencies.

         (c) No federal, state, local or foreign audits, examinations, investigations or other administrative proceedings or court proceedings are presently pending (other than those of which neither Seller nor any of its Subsidiaries has received written notice) with regard to any Tax Returns filed by or on behalf of Seller or any of its Subsidiaries or Taxes due or alleged to be due with respect to the U.S. Business.

         (d) Neither Seller nor any of its Subsidiaries has entered into any closing agreement or other settlement with any Taxation Authority involving Taxes relating to or affecting the U.S. Business which will have effect after the Closing.

         (e) Neither Seller nor any of its Subsidiaries has received any written claim from a Taxation Authority in a jurisdiction in which neither Seller nor any of its Subsidiaries files Tax Returns that Seller or any of its Subsidiaries may be required to pay Taxes in that jurisdiction with respect to the U.S. Business.

         (f) No power of attorney granted by Seller or any of its Subsidiaries with respect to Taxes relating to or affecting the U.S. Business will have effect after the Closing.

         (g) None of the Assumed Liabilities under the U.S. Purchase Agreement is an obligation to make any payment the deductibility of which would be disallowed under Section 280G of the Code.

         (h) Seller has not been a member of an affiliated group of corporations filing a consolidated federal income Tax Return (other than a group the common parent of which is Seller).

         (i) To Seller's knowledge, there are no outstanding (or pending requests for) rulings, determination letters or similar administrative pronouncements issued (or to be issued) by any Taxation Authority which will be (or, if issued, would be) binding upon the U.S. Business after the Closing.

         (j) With respect to the U.S. Business, Seller is not a party to any Tax allocation, Tax sharing or Tax indemnity agreement having effect after the Closing.

         (k) There are no Liens for Taxes upon any property or asset of the U.S. Business, except Permitted Liens.

         8B.02. Tax Covenants - U.S. (a) All transfer, documentary, sales, use, value-added, stamp and registration Taxes, all conveyance fees, recording fees, deed stamps and all other such Taxes and fees (including any penalties and interest) incurred in connection with the purchase and sale of the Purchased Assets pursuant to the U.S. Purchase Agreement shall be borne and paid by the U.S. Buyer.

                           Master Agreement - Page 57

         (b) At Seller's option, Buyer Representative shall cause to be made, or not to be made, a timely election (or elections) under Section 338 of the Code (each, a "Section 338 Election") with respect to the French Subsidiary (or any subsidiary thereof), in accordance with the remaining provisions of this Section 8B.02(b). If Seller desires that a Section 338 Election be made with respect to the French Subsidiary (or any subsidiary thereof), Seller shall notify Buyer Representative of such intention (the "Section 338 Notice") no later than the first to occur of (i) six (6) months after the Closing Date or (ii) 90 days prior to the due date for making the Section 338 Election. The Section 338 Notice shall include all information which is needed under the Code and applicable Treasury Regulations in order to prepare the appropriate Section 338 Election form (the "Section 338 Form") and all required attachments to such form, including a draft of any computations which are required to be made in connection with the Section 338 Election and a draft of a fully-completed version of the Section 338 Form. Seller shall take all actions reasonably necessary and appropriate to assist Buyer Representative in the preparation of the Section 338 Form, and Buyer Representative shall take, or cause to be taken, all actions reasonably requested by Seller to effect a timely and valid Section 338 Election. As soon as practicable following Buyer Representative's receipt of the Section 338 Notice, Buyer Representative (x) shall cause the Section 338 Form to be finalized and shall transmit a copy of such finalized Section 338 Form to Seller for its approval (which shall not be unreasonably withheld or delayed), and shall then (y) cause the French Buyer to execute such approved
Section 338 Form and (z) be responsible for submitting the fully-executed
Section 338 Form on a timely basis to the Internal Revenue Service (with a copy of such form being delivered to Seller). Buyer Representative's obligation to submit the fully-executed Section 338 Form on a timely basis to the Internal Revenue Service shall be deemed satisfied if, prior to the due date for making the Section 338 Election, Buyer Representative deposits the form with the U.S. Postal Service by certified U.S. mail, return receipt requested, or delivers the form to a private overnight delivery service designated pursuant to Section 7502(f) of the Code, in which event Buyer Representative shall not be responsible for the Internal Revenue Service's failure to receive or process the form.

         (c) Notwithstanding any other provision of this Agreement, Buyer Representative shall indemnify, defend and hold harmless the Seller Indemnitees, in accordance with and subject to Article XI (except that the limitations set forth in Section 11.04(d) shall not apply), from and against any Losses incurred by or asserted against any of the Seller Indemnitees or caused by, resulting from, arising from or attributable to a breach of the covenants in this Section 8B.02. These covenants (and this indemnity with respect thereto) shall survive until ninety (90) days after the expiration of all applicable statutes of limitations.

         (d) Notwithstanding any other provision of this Agreement, Seller shall indemnify, defend and hold harmless the Buyer Indemnitees, in accordance with and subject to Article XI (except that the limitations set forth in Section 11.04(d) shall not apply) from and against any Losses incurred by or asserted against any of the Buyer Indemnitees that are directly caused by, result directly from or in any way arise directly out of the deemed sale of assets resulting from any Section 338 Election made at Seller's request pursuant to
Section 8B.02(b) to the extent, if any, that such Losses exceed those that would result in the absence of a Section 338 Election.

                           Master Agreement - Page 58

PART C - U.K. BUSINESS

         8C.01. Tax Representations and Warranties - U.K. Business. Except as set forth in Schedule 8C.01, Seller hereby represents and warrants to Buyer Representative that:

         (a) With respect to the U.K. Business, the U.K. Subsidiary has complied in all material respects with all statutory requirements, regulations, orders, provisions, directions and conditions relating to National Insurance or PAYE, and none of its pay practices in relation to any of the U.K. Transferred Employees has been the subject of any dispute with any Taxation Authority of which the U.K. Subsidiary has received written notice.

         (b) The U.K. Subsidiary has not in relation to the U.K. Business adopted or operated or been part of any scheme approved, or for which approval has been sought, under section 202 Income and Corporation Taxes Act 1988 ("TA 88") (charities: payroll deduction scheme) or Chapter III of Part V TA 88 (profit related pay).

         (c) To Seller's knowledge, no circumstances exist whereby any power within section 212 of the Inheritance Tax Act 1984 could be exercised in relation to any of the U.K. Assets.

         (d) To Seller's knowledge, none of the U.K. Assets is subject to an outstanding Inland Revenue charge (as defined in section 237 of the Inheritance Tax Act 1984).

         (e) All documents under which the U.K. Subsidiary derived title to any of the U.K. Assets and in respect of which stamp duty was payable at the time of acquisition have been duly stamped and are in the possession of the U.K. Subsidiary or under its control.

         (f) Neither the U.K. Subsidiary nor its relevant associate (within the meaning of paragraph 3(7) of Schedule 10 Value Added Tax Act 1994 ("VATA")) has exercised any election to waive exemption under Schedule 10 VATA in respect of the whole or any part of any U.K. Real Property.

         (g) To Seller's knowledge, as at the date of this Agreement, no U.K. Transferred Employee is entitled to receive from the U.K. Subsidiary (whether or not by way of exercise of an option granted to him or her) at any time after the execution of this Agreement any assessable income in the form of a readily convertible asset for the purposes of sections 203F, 203FA, 203FB, 203J, 203K and 203L TA 88 and any regulations made under any of the foregoing (PAYE and notional payments).

         (h) The portion of the U.K. Purchase Price allocated under the U.K. Offer to such of the U.K. Assets as constitute plant and machinery for purposes of the Capital Allowances Act 2001 Part II does not exceed the original cost of the corresponding U.K. Assets to the U.K. Subsidiary.

                           Master Agreement - Page 59

         8C.02. Tax Covenants - U.K. Business.

         (a) All stamp duty and registration fees (including any penalties and interest) incurred in connection with the purchase and sale of the Purchased Assets pursuant to the U.K. Purchase Agreement and the U.K. Property Contracts shall be borne and paid by the U.K. Buyer.

         (b) If any value-added Tax becomes chargeable as a result of the transfer of the U.K. Business from the U.K. Subsidiary to the U.K. Buyer, Buyer Representative and the U.K. Buyer shall be jointly and severally liable for the payment of the amount of such value-added Tax which shall be paid to the Seller on written demand within five (5) Business Days of such demand, provided that Seller delivers to Buyer Representative a copy of an invoice for payment of such value-added Tax.

PART D -- FRENCH BUSINESS

         8D.01. Tax Representations and Warranties - French Business. Except as set forth in the Disclosure Schedule, Seller hereby represents and warrants to Buyer Representative that:

         (a) Each of the French Subsidiaries has complied in all material respects with all Laws, orders, provisions, directions or conditions of the French Taxation Authorities. Each of the French Subsidiaries has timely filed all appropriate Tax Returns and has paid or caused to be paid all French Taxes due and payable. The unpaid Taxes of the French Subsidiaries did not as of the Reference Date exceed the reserves or accrual for actual Taxes with respect to such French Subsidiaries.

         (b) Other than those, if any, of which neither the French Holding Company nor any of the French Subsidiaries has received written notice, there are no pending or threatened audits or investigations relating to any Tax relating to the French Subsidiaries, nor is any of the French Subsidiaries the subject of any other inspection, inquiry, request for information or notice from any Taxation Authority. No deficiencies for any Taxes have been proposed, asserted or assessed in writing against the French Subsidiaries by the French Taxation Authorities. There are no agreements in effect to extend the period of limitations for the assessment or collection of any Taxes relating to the French Subsidiaries, and no requests for any such agreements have been made.

         (c) None of the French Subsidiaries has benefited from any favorable Tax regime in exchange for making undertakings or incurring commitments or obligations by which any of the French Subsidiaries or their respective assets are bound. None of the French Subsidiaries shall incur any additional Tax burden by reason of having obtained or benefited from any favorable Tax regime or postponement of Tax.

         (d) None of the French Subsidiaries shall incur any Tax as a result of the cessation, by reason of the sale of the Purchased Shares, of any integration regime applicable to any of the French Subsidiaries.

                           Master Agreement - Page 60

         (e) The French Subsidiaries are the beneficiaries of Tax loss carryforwards (including deferred depreciation) and carryback receivables, if any, as set forth in Schedule 8D.01.

         (f) None of the French Subsidiaries has, at any time, been engaged in a trade or business within the United States for purposes of Section 864(b) of the Code.

         8D.02. Tax Covenants - French Business.

         (a) Prior to the Closing, Seller shall cause the French Holding Company or another Affiliate of Seller to purchase from the French Subsidiary all of the outstanding stock and voting interests of the French Subsidiary's inactive Subsidiary MidasBest Limited, such that as of the Closing Date MidasBest Limited shall no longer be a Subsidiary of the French Subsidiary, and the French Subsidiary shall no longer own any direct or indirect interest in MidasBest Limited. To the extent commercially reasonable, the purchase and transfer shall be effectuated in such a manner so as not to incur any Tax Liability or exposure to Tax on the part of the French Subsidiary or the Second Tier Subsidiary or any of their respective assets. Any such Tax Liability or exposure to Tax that does result shall be accrued as a Liability on the Final Closing Net Asset Statement and, to the extent of the amount so accrued, shall constitute a Permitted French Subsidiary Liability, and otherwise shall be an Excluded Liability. Seller and the French Holding Company (or such other transferee as shall be designated by Seller to purchase from the French Subsidiary all of the outstanding capital stock and voting interests of MidasBest Limited) shall be solely responsible for paying any stamp duty, transfer Tax or other Tax imposed or assessable in respect of such transfer, and Seller shall indemnify, defend and hold harmless the French Subsidiary and its Affiliates, subject to and in accordance with
Article XI (except that the limitations set forth in Section 11.04(d) shall not apply) from and against any such Liability.

         (b) Prior to the Closing, the French Holding Company shall be entitled, at Seller's election, to effect the conversion of the French Subsidiary from a societe anonyme (SA) to a societe par actions simplifiee (SAS) and Seller shall be entitled to cause an election to be filed with the U.S. Internal Revenue Service to cause the French Subsidiary to be treated as a "disregarded entity" for U.S. Federal income tax purposes. The conversion shall be carried out and completed in accordance with applicable Law on written notice to Buyer Representative, and the French Holding Company shall make, or shall cause the French Subsidiary to make, all filings and take all other actions required in order to effectuate, perfect and complete such conversion prior to the Closing. Prior to the Closing, the French Holding Company shall be entitled to proceed with an increase of share capital within the French Subsidiary in order to finalize the MidasBest transaction.

         (c) Seller shall cause the French Holding Company to pay, and shall indemnify, defend and hold harmless the French Subsidiary and its Affiliates, subject to and in accordance with Article XI (except that the limitations set forth in Section 11.04(d) shall not apply) from and against, (i) any stamp duty, transfer Tax or other Tax which may be imposed on or assessed against the French Subsidiary, MidasBest Limited, the Second Tier Subsidiary or any of their Affiliates in connection with (W) the acquisition in April 2000 by the French Subsidiary of the

                           Master Agreement - Page 61

capital stock of MidasBest Limited from Bangford Development Inc., (X) the transfer to MidasBest Limited of certain assets, including coolers, bottles and customer contracts, by O'Viv, a French company, prior to the stock acquisition,
(Y) any other transactions or dealings between MidasBest Limited and O'Viv or their respective shareholders or principals, or (Z) any other act or omission in connection with the series of transactions whereby the French Subsidiary effectively acquired the business, assets and customers of O'Viv, HCS (Evreux), Re-Sources (Toulouse), MDA (St Germain en Corbeis), A.D. Nord and Ets Lemoine (Domart sur la Luce); (ii) any disallowance of the deductibility for Tax purposes of any interest paid or payable by any of the French Subsidiaries to Global Water Services, a Panamanian company, or to any other Affiliate of Seller or the French Holding Company with respect to loans or advances made by any of them to the French Subsidiaries; and (iii) any stamp duty, transfer Tax, income Tax or other Tax which may be imposed on or assessed against the French Subsidiary in connection with the conversion of the French Subsidiary or its predecessor from a societe a responsabilite limitee (SARL) to a societe anonyme
(SA), the subsequent transfer to the French Holding Company of the outstanding capital stock of the French Subsidiary, and, if effectuated prior to Closing in accordance with Section 8D.02(b), the conversion of the French Subsidiary from an SA to an SAS.

         (d) All transfer, documentary, sales, use, value-added, stamp and registration Taxes and fees (including any penalties and interest) incurred in connection with the purchase and sale of the Purchased Shares pursuant to the Share Purchase Agreement shall be borne and paid by French Buyer.

         (e) (i) The Final Closing Net Asset Statement shall include accruals for the Liability for Taxes incurred or payable by the French Subsidiaries in the ordinary course of the French Business or as expressly required by this Agreement with respect to periods or portions thereof ending at or prior to the Closing determined in accordance with Section 2.06(a)(i) and using the financial and Tax accounting methods, practices and elections, and the applications thereof, used by the French Subsidiaries in their Tax Returns filed with Taxation Authorities for the year ended December 31, 2000, together with any changes in such methods, practices and elections, or applications thereof, made prior to the date of this Agreement, which have previously been disclosed to Buyer Representative (the "Accrued French Tax Liability"); provided, however, that such accruals shall exclude any accruals for Liabilities for Taxes incurred or payable by the French Subsidiaries which Seller or any of its Affiliates is obligated to pay or for which Seller or any of its Affiliates is obligated to reimburse or indemnify Buyer Representative, the French Buyer, the French Subsidiaries or any of their Affiliates pursuant to this Agreement or any other Operative Document, all of which shall be Excluded Liabilities. The Accrued French Tax Liability, in the amount and to the extent reflected on the Final Closing Net Asset Statement, shall be a Permitted French Subsidiary Liability.

                  (ii) Except for any differences in the Liability for Taxes incurred or payable by the French Subsidiaries with respect to periods or portions thereof ending at or prior to the Closing from the Accrued French Tax Liability caused by or resulting from, directly or indirectly, (1) any change not mandated by a Taxation Authority, whenever made (even a change made at the request or instruction of Buyer Representative to Seller or to any of the French

                           Master Agreement - Page 62

Subsidiaries), by the Buyer Representative, the French Buyer or any of their Affiliates or the French Subsidiaries at or after the Closing in such financial and Tax accounting methods, practices or elections, or the application thereof, or (2) the inclusion of any of the French Subsidiaries in any group including the Buyer Representative, the French Buyer, the French Subsidiaries or any of their Affiliates, if (A) the actual Liability for Taxes incurred or payable by the French Subsidiaries with respect to periods or portions thereof ending at or prior to the Closing exceeds (B) the Accrued French Tax Liability, the amount of such excess shall be an Excluded Liability and, as such, shall be the Liability of the Seller, the French Holding Company and their Affiliates.

                  (iii) The Buyer Representative, the French Buyer, or any of their Affiliates or the French Subsidiaries and their Affiliates after the Closing (A) shall be responsible for the Accrued French Tax Liability, (B) shall be responsible for, and shall benefit from, any differences in the Liability for Taxes incurred or payable by the French Subsidiaries with respect to periods or portions thereof ending at or prior to the Closing from the Accrued French Tax Liability caused by or resulting from, directly or indirectly, (1) any change not mandated by a Taxation Authority, whenever made (even a change made at the request or instruction of the Buyer Representative to the Seller or to any of the French Subsidiaries), by the Buyer Representative, the French Buyer or any of their Affiliates or the French Subsidiaries at or after the Closing in such financial and Tax accounting methods, practices and elections, or application thereof, or (2) the inclusion of the French Subsidiaries in any group including the Buyer Representative, the French Buyer, the French Subsidiaries or any of their Affiliates, and (C) shall be responsible for any Liabilities for Taxes incurred or payable by the French Subsidiaries with respect to periods or portions thereof beginning immediately after the Closing (collectively, the "Buyer French Tax Liabilities"). The Buyer French Tax Liabilities shall be the Liabilities of the Buyer Representative, the French Buyer, the French Subsidiaries or any of their Affiliates, and no portion of the Buyer French Tax Liabilities (other than the Accrued French Tax Liability) shall be reflected on the Final Closing Net Asset Statement.

                                   ARTICLE IX

                      EMPLOYEE AND EMPLOYEE BENEFIT MATTERS

PART A - GENERAL PROVISIONS

         9A.01. Employee Benefits Definitions. The following terms, as used herein, having the following meanings:

         "Benefit Arrangement" means each plan, arrangement or policy providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits, or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, in

                           Master Agreement - Page 63

each case that (i) is not an Employee Plan and (ii) is maintained or contributed to by Seller or any of its Subsidiaries, including ERISA Affiliates.

         "Defined Contribution Plan" means each Employee Plan which is a "defined contribution plan" within the meaning of Code Section 414(i) and intended to be qualified under Code Section 501(a).

         "Employee Plan" means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by Seller or any of its ERISA Affiliates, as the case may be.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

         "Pension Plan" means each Employee Plan, other than a Multiemployer Plan, subject to Title IV of ERISA.

         "U.K. Pension Scheme" means the Ionics Company Pension Scheme with Standard Life covering employees of the U.K. Business.

         9A.02. Seller Responsibility for Pre-Closing Date Matters. (a) Seller shall retain in respect of the U.S. Business, and shall ensure that the U.K. Subsidiary and the French Holding Company shall retain in respect of the U.K. Business and the French Business, respectively, all obligations and liabilities under the Employee Plans and Benefit Arrangements in respect of each employee or former employee (including any beneficiary or dependent of a current or former employee) of the Business who is not a Transferred U.S. Employee, a Transferred U.K. Employee or an employee of the French Subsidiary. Except as expressly set forth in this Agreement or reflected as Liabilities on the Final Closing Net Asset Statement, Seller shall also retain in respect of the U.S. Business, and shall ensure that the U.K. Subsidiary and the French Holding Company shall retain in respect of the U.K. Business and the French Business, respectively, all liabilities and obligations in respect of benefits and compensation accrued as of the Closing Date by Transferred U.S. Employees, Transferred U.K. Employees and employees of the French Subsidiary under the Employee Plans and Benefit Arrangements, including wages, salaries and benefits, vacation pay and sick pay, severance benefits, withholding and reporting obligations, and the employer's share of payroll Taxes or other employment-related Taxes, and neither Buyer Representative or Buyers nor any of their Affiliates shall assume or have any liability with respect to such matters. Except as expressly set forth in this Agreement, no assets of any Employee Plan or Benefit Arrangement shall be transferred to Buyer Representative, any Buyer or any of their Affiliates or to any benefit plan sponsored or maintained by any of them.

                           Master Agreement - Page 64

         (b) Seller shall be responsible for all claims, including claims under Employee Plans and Benefit Arrangements of Seller and the Participating Subsidiaries, by or for the employees and former employees of the Business which arise out of events occurring or conditions existing or arising at any time prior to the Closing, including: (i) claims under disability plans (both short-term and long-term); (ii) accidents; (iii) Liability for retiree health benefits; (iv) entitlements to commissions, productivity bonuses or other bonuses earned for services rendered prior to the Closing Date; (v) claims for breach of contract of employment, unfair or wrongful dismissal, infringement of statutory employment protection rights or statutes prohibiting discrimination on the basis of sex, race, disability, age, religion or sexual orientation; provided, however, that if such a claim relates to the conduct of the Business both prior to and after the Closing, then Seller shall only be responsible for that portion of such claim attributable to the conduct of the Business prior to the Closing; and (vi) claims for payment not covered by group insurance of Seller and its Subsidiaries for costs of medical services, drugs, laboratory services, hospitalization and other benefits that are delivered, utilized or received before the Closing Date, or that arise out of medical services, treatments, hospitalization or other benefits which are begun or rendered before the Closing Date, including hospitalization or treatments which continue post-Closing, under any Employee Plan or Benefit Arrangement;.

         (c) As used in this Agreement, the term Prior Claims includes all claims referred to in Section 9A.02(b) and all workers' compensation or similar claims by employees or former employees of the Business, whether arising out of accidents, personal injuries, occupational diseases or otherwise, to the extent that they: (i) are asserted at any time prior to the Closing; or (ii) except for workers' compensation claims arising out of alleged occupational diseases, arise out of events or occurrences that take place or conditions that exist or arise at any time prior to the Closing; or (iii) except for workers' compensation claims arising out of alleged occupational diseases, involve an alleged injury or alleged damage occurring prior to the Closing; or (iv) arise out of alleged occupational diseases in which consultation is sought with a medical practitioner prior to the Closing. Seller shall be responsible for and shall pay, or shall cause the U.K. Subsidiary or the French Holding Company to pay, all Prior Claims. Buyers and Buyer Representative will provide reasonable cooperation to Seller and Seller's Affiliates at Seller's request in connection with Seller's or its Affiliate's handling of the Prior Claims, including production of relevant books and records (including the Books and Records) in the possession of Buyer Representative or any of its Affiliates.

         (d) Seller and the U.K. Subsidiary shall retain responsibility for any annual, quarterly or other periodic performance, incentive or other management bonus compensation (collectively, "Bonus Programs") payable to employees of the U.S. Business and the U.K. Business, including Transferred Employees, which shall be earned or accrued in accordance with the terms and conditions of such Bonus Programs in respect of any period ending on or before December 31, 2001. Seller or the U.K. Subsidiary, as the case may be, shall pay all such Bonus Program compensation to the employees of the U.S. Business and the U.K. Business, including Transferred Employees, in the ordinary course in accordance with the terms and conditions of such Bonus Programs and with Seller's or the U.K. Subsidiary's customary payment practices and on the customary payment dates, whether these fall before or after the Closing Date, provided that Seller and the U.K. Subsidiary shall waive and not enforce, with respect to

                           Master Agreement - Page 65

Transferred Employees, any practice, policy or procedure which would render the Transferred Employees ineligible to receive Bonus Program compensation, or cause them to forfeit such compensation, solely by reason of their becoming employees of the U.S. Buyer or the U.K. Buyer and no longer being employed by Seller or the U.K. Subsidiary on the payment dates. Neither Buyer Representative nor the U.S. Buyer or the U.K. Buyer shall assume any responsibility for the payment or administration of any Bonus Programs of Seller or the U.K. Subsidiary in respect of the U.S. Business or the U.K. Business, and such matters shall constitute Excluded Liabilities. If and to the extent that the French Subsidiary maintains any Bonus Program, there shall be reflected on the Final Closing Net Asset Statement as a Liability an appropriate accrual (including the employer's share of any applicable associated payroll Taxes) for all unpaid Bonus Program compensation earned or accrued in accordance with the terms and conditions of such Bonus Programs for any period ending on or before December 31, 2001. If the relevant measurement period under any Bonus Program of the French Business spans the Closing Date, with a portion of the measurement period falling before the Closing Date and the remainder of the measurement period falling after the Closing Date, the accrual shall be appropriately prorated, and the Liability so accrued shall, to the extent of the accrued amount, constitute a Permitted French Subsidiary Liability.

         9A.03. No Third Party Beneficiaries. Subject to the Transfer Regulations, no provision of this Article IX shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent of an employee or former employee) of Seller or of any of the Participating Subsidiaries in respect of continued employment (or resumed employment) with either Buyers or the Business or any of their Affiliates, and, subject to the Transfer Regulations and subject to the U.K. Buyer's obligations under Section 9C.02, no provision of this Article IX shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any employee plan or benefit arrangement that may be established or provided by Buyer Representative, any Buyer or their Affiliates, or require Buyer Representative, any Buyer or any of their Affiliates to adopt, continue or maintain any Employee Plan or Benefit Arrangement of Seller or Seller's Affiliates or any other employee plan or benefit arrangement, except as expressly set forth herein. Subject to the Transfer Regulations and subject to the U.K. Buyer's obligations under Section 9C.02, no provision of this Agreement shall, except as expressly provided in this Agreement, require Buyer Representative or any Buyer to assume any Employee Plan or Benefit Arrangement or to offer or provide any employee plan or benefit arrangement for employees of the Business or shall constitute a limitation on the rights of Buyer Representative, Buyers and their Affiliates to amend, modify or terminate any employee plan or benefit arrangement maintained by them after the Closing Date.

                           Master Agreement - Page 66

PART B - U.S. BUSINESS

         9B.01. Employment Representations and Warranties - U.S. Business. Except as set forth in the Disclosure Schedule, Seller hereby represents and warrants to Buyer Representative that:

         (a) Seller has provided Buyer Representative with an accurate census (with job titles, hourly wages or salaries, dates of hire and calendar year 2000 W-2 compensation) of all employees, including part-time and seasonal employees, involved in the U.S. Business as of the date of this Agreement, and will update the census from time to time pending the Closing at Buyer Representative's reasonable request.

         (b) Except as set forth in Schedule 9B.01: (i) there exist no Contracts for the employment of any employee in the U.S. Business; (ii) none of the employees of the U.S. Business is covered by a collective bargaining agreement or represented by a labor union or collective bargaining unit; (iii) there are no controversies pending or, to Seller's knowledge, threatened between Seller, on the one hand, and any employees of the U.S. Business, on the other hand, that would be reasonably expected to have a Material Adverse Effect; and (iv) to Seller's knowledge, no labor union is organizing or attempting to organize any employees of the U.S. Business or claims to represent any employees of the U.S. Business.

         (c) Except as set forth in Schedule 9B.01, since January 1, 2000: (i) Seller has not received written notice of any outstanding claims or complaints against Seller (whether under applicable Laws or otherwise) asserted by any present or former employee of the U.S. Business or any Governmental Entity with respect to the U.S. Business on account of or for (A) overtime pay, wages, salary, commissions or other compensation for any period other than the current payroll period; (B) vacation pay or pay in lieu of vacation time off, other than vacation time off or pay in lieu earned in respect of the current fiscal year;
(C) coverage under any Employee Plan or Benefit Arrangement; or (D) any violation of Laws relating to minimum wages or maximum hours of work or other applicable Laws; and (ii) no Person, including any Governmental Entity, has asserted or, to Seller's knowledge, threatened a claim against Seller under or arising out of any Laws relating to discrimination or occupational safety in employment or employment practices or unfair labor practices in connection with the U.S. Business. Schedule 9B.01 contains a true and complete list and brief description of all grievances, arbitration proceedings and wrongful dismissal claims, whether since resolved or still pending, filed against Seller with respect to the U.S. Business from January 1, 2000 to date.

         9B.02. Employees and Offers of Employment - U.S. Business.

         (a) On or prior to the Closing Date, the U.S. Buyer shall offer employment to those employees of the U.S. Business identified on Schedule 9B.02 (subject to such additions and deletions that occur in the ordinary course of business and in accordance with this Agreement) at rates of pay comparable to those paid by Seller prior to the Closing, and otherwise on substantially the same terms and conditions, subject to the specific provisions of Section 9B.04, as provided by the U.S. Buyer to its similarly situated employees as of the Closing Date.

                           Master Agreement - Page 67

Employees desiring to accept the U.S. Buyer's offer of employment must complete the U.S. Buyer's standard application form, and undergo the U.S. Buyer's standard background check and drug test. Those employees of the U.S. Business who accept and commence employment with the U.S. Buyer are hereinafter collectively referred to as the "Transferred U.S. Employees." Seller will not intentionally take any action that would impede, hinder, interfere or otherwise compete with the U.S. Buyer's effort to hire any Transferred U.S. Employees. The employment of the Transferred U.S. Employees with Seller shall be terminated by Seller as of the Closing Date, and Seller shall retain sole responsibility with respect to Seller's employment arrangements with employees of the U.S. Business who do not become Transferred U.S. Employees. Seller shall retain all obligations and liabilities with respect to compliance with the United States Worker Adjustment and Retraining Notification Act (the "WARN Act") and other federal, state, local and non-United States laws and regulations relating to the termination and hiring of employees of the U.S. Business through and including the Closing. The U.S. Buyer shall assume all obligations and liabilities with respect to compliance with the WARN Act and other federal, state and local laws and regulations relating to the termination and hiring of the Transferred U.S. Employees which occurs from and after the Closing.

         (b) Seller shall be responsible for giving the employees of the U.S. Business any notification required under applicable Laws by reason of the sale of the U.S. Business to the U.S. Buyer. However, Seller shall consult with Buyer Representative before issuing any written communications or otherwise making any public statements to employees of the U.S. Business relating to the transactions contemplated by the Operative Documents. Seller shall provide Buyer Representative in advance with copies of any proposed written communications to employees of the U.S. Business relating to the transactions contemplated by the Operative Documents. Prior to the Closing Date, Seller shall afford Buyer Representative and Buyer Representative's agents or representatives the opportunity to address employees of the U.S. Business either individually or in groups at reasonable times and locations approved in advance by Seller, provided that any contact between Buyer Representative and the employees of the U.S. Business will be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller. Seller shall render all reasonable assistance to encourage the employees of the U.S. Business to accept an offer of employment from the U.S. Buyer.

         (c) Seller shall use commercially reasonable efforts to comply with the continuation coverage requirements of Sections 601 through 609 of ERISA and 4980B of the Code and with the notice and coverage certification requirements of
Section 701 of ERISA and Section 9801 of the Code with respect to the employees of the U.S. Business and their dependents and beneficiaries. The U.S. Buyer shall cooperate with and inform Seller in regard to Transferred U.S. Employees who enroll in any health and hospitalization benefit plans made available by the U.S. Buyer.
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                           Master Agreement - Page 68

         9B.03. Employee Benefit Representations and Warranties - U.S. Business. Except as set forth in the Disclosure Schedule, Seller hereby represents and warrants to Buyer Representative that:

         (a) Schedule 9B.03 lists each written Employee Plan and each written Benefit Arrangement that covers any employee or former employee of the U.S. Business. With respect to each Benefit Arrangement and each Employee Plan other than the Defined Contribution Plan, Seller has furnished or made available to Buyer Representative true and complete copies of summary plan descriptions. With respect to the Defined Contribution Plan, Seller has furnished or made available to Buyer Representative true and complete copies of: (i) the plan documents (including amendments), summary plan descriptions and summaries of material modifications and other material employee communications; (ii) the most recent determination letters or opinion letters issued by the Internal Revenue Service;
(iii) the most recent annual reports or returns; and (iv) all related trust agreements, insurance contracts or other funding agreements which implement such plans. Schedule 9B.03 separately identifies each Employee Plan that is a Pension Plan or a Defined Contribution Plan. The Defined Contribution Plan is intended to be qualified under Code Section 401(a), has received a favorable determination or opinion letter from the Internal Revenue Service, and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination or opinion letter. Neither Seller nor its ERISA Affiliates have ever contributed to an Employee Plan that is a Multiemployer Plan.

         (b) The Employee Plans (and related trusts and insurance contracts) comply in form and in operation in all material respects with the requirements of applicable Laws and regulations, including ERISA and the Code. All contributions or premiums required to have been paid by Seller under the terms of the Defined Contribution Plan or applicable Laws have been and will continue to be made by Seller in a timely fashion, such that as of the Closing Date Seller shall not have any Liability (other than Liabilities accruing after the Closing Date) to the Defined Contribution Plan with respect to the Transferred U.S. Employees. There are no outstanding, unpaid Taxes, penalties or fees owed or exigible on the part of Seller under the Defined Contribution Plan. There are no pending proceedings with respect to the Defined Contribution Plan, except for routine claims in the ordinary course for benefits to participants in or beneficiaries under an Employee Plan that in the aggregate would not have a material adverse effect on the condition of such Defined Contribution Plan.

         (c) Except as disclosed in Schedule 9B.03, neither Seller nor any Subsidiary of Seller does now or did at any time in the past six (6) years sponsor, maintain, operate or contribute to any Pension Plan for the benefit or the participation of any current or former employees of the U.S. Business or their dependents. Except as disclosed in Schedule 9B.03, none of the Employee Plans or Benefit Arrangements provides, or makes available, medical or life insurance benefits to retired employees or to the beneficiaries or dependents of retired employees, except for medical coverage mandated by the continuation requirements of ERISA and the Code.

         9B.04. Buyer Benefit Plans - U.S. Business. The active participation by all Transferred U.S. Employees in each Benefit Arrangement and Employee Plan of Seller shall cease as of the Closing Date, except as specifically set forth herein. Seller understands and acknowledges that

                           Master Agreement - Page 69

the U.S. Buyer will not be adopting or continuing any Benefit Arrangement or Employee Plan of Seller. Any Transferred U.S. Employee whose employment with the U.S. Buyer is terminated without cause by the U.S. Buyer within six (6) months after the Closing Date shall receive severance pay from the U.S. Buyer calculated at the rate of two (2) weeks of base pay for every year of service, with a minimum severance of two (2) weeks of base pay and a maximum of thirteen
(13) weeks. Transferred U.S. Employees shall receive service credit, to the extent such service was recognized under Seller's Employee Plans and Benefit Arrangements, for their years of service with Seller for purposes of severance pay eligibility, vacation entitlement and eligibility and vesting under such other employee plans and benefit arrangements (which may, but need not be, the U.S. Buyer's existing employee plans and benefit arrangements) as the U.S. Buyer shall elect to make available, consistent with the requirements of Section 9B.02(a), to employees of the U.S. Business after the Closing, provided that service credit shall not apply for branch seniority purposes (E.G., priority for job bidding, vacation scheduling or transfers). All waiting periods for participation in any health or hospitalization plan which the U.S. Buyer shall make available to employees of the U.S. Business after the Closing shall be waived for the Transferred U.S. Employees based upon their service with Seller. Transferred U.S. Employees who relocate to any existing branch facility of the U.S. Buyer or to a different branch of the U.S. Business after the Closing shall be treated as new employees for branch seniority purposes and shall be subject to the same job rules applicable to similarly situated internally transferring employees of the U.S. Buyer, which may include loss of priority for job bidding and vacation scheduling. Subject to the requirements of ERISA and applicable law, the U.S. Buyer reserves the right to amend, modify or eliminate any of the U.S. Buyer's employee plans or benefit arrangements at any time before or after the Closing.

         9B.05. Rollovers from Defined Contribution Plan. Effective as of the Closing Date, the U.S. Buyer shall cause its defined contribution plan that will cover Transferred U.S. Employees to accept direct rollovers by the Transferred U.S. Employees of their individual accounts (including any outstanding loan balance, where applicable) in Seller's Defined Contribution Plan, provided that
(i) Seller shall amend its Defined Contribution Plan or loan procedures if and to the extent required to permit the direct rollover of outstanding loan balances by terminated participants, (ii) the decision whether or not to make a direct rollover shall be made in each case by the individual Transferred U.S. Employee, and (iii) any transferred loans may have to be modified if and to the extent required in order to be consistent with the existing loan policies under the U.S. Buyer's defined contribution plan covering Transferred U.S. Employees. None of Buyer Representative, U.S. Buyer or any of their Affiliates shall assume any other obligations or Liabilities arising under or attributable to Seller's Defined Contribution Plan.

         9B.06. Vacation and Sick Leave. (a) On or before the Closing Date, Seller shall pay each of the Transferred U.S. Employees for all outstanding unused vacation time accumulated by them as of the Closing Date in accordance with Seller's policies with respect to payments for unused vacation time then in effect or, at Seller's election to be exercised by written notice to Buyer Representative prior to the Closing Date, such amount (inclusive of the employer's share of applicable payroll Taxes) shall instead be accrued as a Liability on the Final Closing Net Asset Statement and, to the extent so accrued, shall constitute an Assumed Liability and be paid by the U.S. Buyer.
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                           Master Agreement - Page 70

         (b) On or before the Closing Date, Seller shall pay to all non-exempt employees of the U.S. Business a cash bonus in respect of their unused accumulated sick leave in accordance with Seller's standard sick leave policy for non-exempt employees then in effect.

         (c) Under the Seller's existing sick leave policy, exempt employees can accumulate and carry forward a maximum of sixty (60) days of unused sick leave and non-exempt employees can accumulate and carry forward a maximum of forty-eight (48) days of unused sick leave, and the U.S. Buyer shall recognize and give credit to Transferred U.S. Employees for up to a maximum of thirty (30) days of unused sick leave accumulated by them prior to the Closing Date under Seller's sick leave policy. No Liability with respect to accumulated unused sick leave of Transferred U.S. Employees to be recognized and given credit by U.S. Buyer shall be reflected on the Final Closing Net Asset Statement.

PART C -- U.K. BUSINESS

         9C.01. Employment Representations and Warranties - U.K. Business. Except as set forth in the Disclosure Schedule, Seller hereby represents and warrants to Buyer Representative that:

         (a) Seller has provided Buyer Representative with an accurate census (including job titles, hourly wages or salaries, notice periods and dates of commencement of continuous employment for the purpose of the Employment Rights Act 1996 ("ERA")) of all employees, including part-time and seasonal employees, involved in the U.K. Business as of the date of this Agreement who are to be offered employment by the U.K. Buyer (such employees listed in the census, subject to such additions and deletions that occur in the ordinary course of business and in accordance with this Agreement, being the "Transferred U.K. Employees"), and Seller will update the census from time to time pending the Closing at Buyer Representative's reasonable request.

         (b) Except as set forth in Schedule 9C.01(b), no person is employed or engaged in the U.K. Business (whether under a contract of employment, worker's contract or contract for services) except for the Transferred U.K. Employees, all of whom are directly employed by the U.K. Subsidiary and are engaged in the U.K. Business.

         (c) All remuneration payable and other benefits provided or which the U.K. Subsidiary (or any transferee of the U.K. Business) is bound to provide (whether now or in the future) to each Transferred U.K. Employee, (particularly profit sharing, incentive, bonus and severance arrangements to which the U.K. Subsidiary is a party, whether legally binding or not), have been disclosed in
Schedule 9C.01(c).

         (d) The U.K. Subsidiary has not offered any contract of employment related to the U.K. Business to any person who is not a Transferred U.K. Employee. Except as provided in Schedule 9C.01(d), there is no contract of employment related to the U.K. Business in force

                           Master Agreement - Page 71

between the U.K. Subsidiary and any of the Transferred U.K. Employees which is not terminable lawfully by the U.K. Subsidiary at any time and without compensation (other than any compensation payable under Statutes and Regulations referred to in clause 9C.01(g)) on one month's notice or otherwise in accordance with section 86 ERA. There are no consultancy or management services agreements related to the U.K. Business between the U.K. Subsidiary and any other person, firm or company, and there are no agreements or other arrangements (binding or otherwise including recognized customs and practices) relating to the U.K. Business between the U.K. Subsidiary (or any employers' or trade association of which the U.K. Subsidiary is a member or which are otherwise incorporated in any Transferred U.K. Employee's contract of employment) and any trade union or works council. Except as provided in Schedule 9C.01(d), there are no outstanding pay negotiations related to the U.K. Business with any Transferred U.K. Employees, trade union, works council or other body representing employees.

         (e) Except as provided in Schedule 9C.01(e), other than as set forth in the Net Asset Statements, in relation to the U.K. Business, there are no amounts other than not more than one month's arrears of remuneration accrued or due or, to Seller's knowledge, for reimbursement of U.K. Business expenses incurred within a period of three months preceding the date of this Agreement, nor any moneys or benefits other than in respect of remuneration or emoluments of employment owing, promised or payable to or for the benefit of any present or former director, officer, employee or worker of the U.K. Subsidiary, or any dependent of any such person.

         (f) Except as provided in Schedule 9C.01(f), in relation to the U.K. Business prior to the Closing: (i) no material Liability has been incurred by the U.K. Subsidiary for breach of any contract of employment, worker's contract or contract for services or for severance payments or for redundancy payments or guarantee payments or protective awards or for compensation for unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or worker or for discrimination or equal pay or for any Liability accruing from the termination or variation of any contract of employment, worker's contract or contract for services; (ii) no material payment has been made or promised by the U.K. Subsidiary in connection with the actual or proposed termination, suspension or variation of any contract of employment, worker's contract or contract for services; and (iii) the U.K. Subsidiary has not in connection with any sale and purchase of the U.K. Business under the U.K. Purchase Agreement made or agreed to make any payment to or provided or agreed to provide any benefit or change in terms and conditions of employment for any of the Transferred U.K. Employees, or their respective dependents.

         (g) Insofar as the U.K. Business is concerned: (i) the U.K. Subsidiary has in relation to each Transferred U.K. Employee and worker (and so far as relevant to each of its former employees and workers): (A) maintained in all material respects current and adequate records regarding the service, terms and conditions of employment of each of such employees and workers; and (B) complied in all material respects with all collective agreements and recognition agreements affecting the employees and workers or their conditions of service;
(ii) the U.K. Subsidiary is not in breach in any material respect of any of the legislation on the employment of children and young persons, including the Health and Safety (Young Persons) Regulations 1997, the Children (Protection at
Work) Regulations 1998, the Working Time Regulations 1998 or the

                           Master Agreement - Page 72

National Minimum Wage Act 1999, and is not presently being prosecuted under any of such provisions; (iii) there is no material liability or claim against the U.K. Subsidiary outstanding under the Equal Pay Act 1970, the Sex Discrimination Acts 1975 and 1986, the Race Relations Act 1976, ERA, the Transfer Regulations, the Social Security and Housing Benefits Act 1982, the Social Security Contributions and Benefits Act 1992, Trade Union and Labor Relations (Consolidation) Act ("TULRCA"), the Disability Discrimination Act 1995, the Working Time Regulations 1998 or the National Minimum Wage Act 1999; and (iv) within a period of one year preceding the date of this Agreement, the U.K. Subsidiary has not given notice of any redundancies to the Secretary of State or started consultations with any independent trade union or workers' representatives under the provisions of Part IV TULRCA or under the Transfer Regulations; nor has the U.K. Subsidiary failed to comply in any material respect with any such obligation under Part IV TULRCA or under the Transfer Regulations.

         (h) In relation to the U.K. Business: (i) the U.K. Subsidiary has neither received written notice from any Transferred U.K. Employee nor given written notice to any Transferred U.K. Employee terminating his or her employment except as expressly contemplated under this Agreement, and the Closing under the Operative Documents will not entitle any Transferred U.K. Employee to terminate his or her employment or give rise to any entitlement to receive a severance payment or liquidated damages; (ii) the U.K. Subsidiary has complied with all recommendations made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee in respect of its employees and workers; (iii) no dispute exists between the U.K. Subsidiary and a material number or category of its employees or any trade union(s), works council or other body representing employees or workers, and there are no wage or other claims of which the U.K. Subsidiary has received written notice that are outstanding against the U.K. Subsidiary by any person who is now or has been an employee or worker of the U.K. Subsidiary; and (iv) the U.K. Subsidiary has not had during the last three years any form of industrial action (including any strike, work stoppages, slow-down or work-to-rule by its employees or workers or any lock-out) which has caused any disruption in the carrying on of the U.K. Business in the ordinary course.

         (i) The U.K. Subsidiary does not recognize and is not a party to any agreement or arrangement with or commitment to any trade unions or staff association. Except as provided in Schedule 9C.01(i), to Seller's knowledge, none of the employees or workers of the U.K. Subsidiary is a member of any trade union or staff association. Except as provided in Schedule 9C.01(i), there is no works council or other employee representative body for the U.K. Business, other than the election of employee representatives as required by the Transfer Regulations in connection with the transactions contemplated by the Operative Documents, and, to Seller's knowledge, no application for collective bargaining recognition by a trade union is pending in relation to the U.K. Subsidiary, whether voluntarily or under Schedule A1 of TULRCA.

         (j) Except as provided in Schedule 9C.01(j), in relation to the U.K. Business, the U.K. Subsidiary does not have in existence nor is it proposing to introduce, and none of the Transferred U.K. Employees participates in (whether or not established by the U.K. Subsidiary), any employee share scheme (as defined in s743 of the Companies Act 1985) or stock option scheme or any scheme under which any Transferred U.K. Employee is entitled to a bonus or

                           Master Agreement - Page 73

commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of the U.K. Business, the U.K. Subsidiary, Seller or any other Person, including any profit related pay scheme established under Chapter III, Part V of TA 88.

         (k) Except as provided in Schedule 9C.01(k), to Seller's knowledge, there is no person previously employed by the U.K. Subsidiary in the U.K. Business who now has or may in the future have a right to return to work (whether for reasons connected with maternity leave or absence by reason of illness or incapacity or otherwise) or a right to be reinstated or re-engaged in the U.K. Business or to any other compensation.

         9C.02. Employees and Offers of Employment - U.K. Business. On or prior to the Closing Date, the U.K. Buyer shall offer employment to the Transferred U.K. Employees on substantially the same terms and conditions as provided by U.K. Subsidiary to such employees as of the Closing Date, including substantially the same pension terms and conditions as provided under the Standard Life Plan A disclosed in Schedule 9C.03(a). The U.K. Subsidiary will not intentionally take any action that would impede, hinder, interfere or otherwise compete with the U.K. Buyer's effort to hire any Transferred U.K. Employees. The employment of the Transferred U.K. Employees with the U.K. Subsidiary shall be transferred from the U.K. Subsidiary to the U.K. Buyer as of the Closing, and the U.K. Subsidiary shall retain sole responsibility with respect to the U.K. Subsidiary's employment arrangements with employees of the U.K. Business who do not become Transferred U.K. Employees.

         9C.03. U.K. Pension Plan - U.K. Business.

         (a) All material particulars of the U.K. Pension Scheme are disclosed in Schedule 9C.03(a). Other than the U.K. Pension Scheme and employers national insurance contributions, there are no pension schemes or arrangements in respect of which the U.K. Business has any Liability.

         (b) Except as provided in Schedule 9C.03(b), in relation to the U.K. Pension Scheme: (i) the only benefits provided (other than those payable on death in service) are money purchase benefits as defined in section 181 of the Pension Schemes Act 1993; (ii) all benefits (other than a refund of contributions with interest where appropriate) payable under the U.K. Pension Scheme on the death of a member while in an employment to which the U.K. Pension Scheme relates or during a period of sickness or disability of a member are fully insured by a policy with an insurance company; and (iii) there are no contributions to the U.K. Pension Scheme which are due but unpaid in respect of a period prior to the date of this Agreement or which as of the Closing will be due but unpaid in respect of a period prior to the Closing Date.

         (c) To Seller's knowledge, no claim has been threatened or made or litigation commenced against the trustees or administrator of the U.K. Pension Scheme or against the U.K. Business in respect of any matter arising out of or in connection with the U.K. Pension Scheme nor, to Seller's knowledge, is any such claim or litigation pending.

                           Master Agreement - Page 74

         9C.04. Transfer of Undertaking (Protection of Employment) Regulations (the "Transfer Regulations").

         (a) (i) Both Seller and Buyer Representative acknowledge and agree that the sale of the U.K. Business under the U.K. Offer is a "relevant transfer" for the purposes of the Transfer of Undertaking (Protection of Employment) Regulations 1981 ("Transfer Regulations") and that on Closing the contracts of employment of the Transferred U.K. Employees and U.K. Subsidiary's rights, powers, duties and liabilities under or in connection with such contracts of employment shall be transferred to U.K. Buyer pursuant to the Transfer Regulations.

                  (ii) If by virtue of the Transfer Regulations any contract of employment of any person who is not a Transferred U.K. Employee shall have effect as if originally made between U.K. Buyer and that person, Seller and Buyer Representative agree that U.K. Buyer may, within 28 days of becoming aware of the application or probable application of the Transfer Regulations to any such contract of employment, procure the termination of that contract as soon as U.K. Buyer wishes.

         (b) Subject to Section 9C.04(e), without prejudice to the generality of
Section 9A.02, Seller shall be responsible for any claim or demand or other legal recourse (excluding any claim or demand arising from any failure by the U.K. Buyer or its Affiliates to comply with the Transfer Regulations) against the U.K. Buyer or its Affiliates by all or any of the Transferred U.K. Employees in connection with or in respect of any fact or matter concerning or arising from employment with the U.K. Subsidiary prior to the Closing Date which by virtue of the Transfer Regulations is deemed to be the responsibility of the U.K. Buyer or any of its Affiliates.

         (c) Subject to Section 9C.04(e), without prejudice to the generality of
Section 9A.02, Seller shall be responsible for any claim or demand or other legal recourse (excluding any claim or demand arising from any failure by the U.K. Buyer or its Affiliates to comply with the Transfer Regulations) against the U.K. Buyer or its Affiliates by any trade union recognized by the U.K. Subsidiary or employee representative(s) in respect of all or any Transferred U.K. Employees, or any Transferred U.K. Employee, including any claims arising from the information and consultation process or arising from or connected with a failure by the U.K. Subsidiary to comply with its legal obligations to such trade union or employee representatives or any Transferred U.K. Employee.

         (d) Subject to Section 9C.04(e), without prejudice to Section 9C.04(a)(ii) or the generality of Section 9A.02, Seller shall be responsible for all claims or demands or other legal recourse against the U.K. Buyer or its Affiliates by any employee, agent or contractor of the U.K. Subsidiary other than a Transferred U.K. Employee who claims (whether correctly or not) that the U.K. Buyer or any of its Affiliates has inherited liability from the U.K. Subsidiary in respect of them by virtue of the Transfer Regulations.

         (e) The U.K. Buyer shall be responsible for all emoluments, outgoings and other benefits in respect of the Transferred U.K. Employees (including without limitation all wages, holiday pay, bonuses, commissions, PAYE, National Insurance contributions, pension

                           Master Agreement - Page 75

contributions and otherwise) accruing in respect of periods from and after the Closing Date, and for such of the foregoing as relate to any period prior to the Closing Date to the extent (but only to the extent) they are accrued as a Liability on the Final Closing Net Asset Statement.

         (f) Buyer Representative, the U.K. Buyer and their Affiliates hereby represent and warrant to Seller that any measures (within the meaning of the Transfer Regulations) that Buyer Representative, U.K. Buyer or any of their Affiliates intends to take in relation to any Transferred U.K. Employee are identified in Schedule 9C.04.

         (g) Subject to the prompt provision by the U.K. Buyer to the U.K. Subsidiary of all necessary information, Seller undertakes to Buyer
Representative: (i) that it will inform and, where the Transfer Regulations so require, consult with appropriate representatives of the Transferred U.K. Employees or any other "affected employees" (as defined in the Transfer Regulations) employed by the U.K. Subsidiary, as the case may be, before Closing and that such information and consultation process shall be commenced by the U.K. Subsidiary the next working day immediately following the date of acceptance of the U.K. Offer; and

                  (ii) that the U.K. Subsidiary shall be in a position to start requesting nominations for the election of employee representatives the next working day immediately following the date of acceptance of the U.K. Offer; and

                  (iii) that the U.K. Subsidiary and the U.K. Buyer will co-operate fully with one another in relation to the said information and consultation process and that the U.K. Subsidiary will use the agreed form documents (prepared by the U.K. Subsidiary in conjunction with the U.K. Buyer) in disseminating information to the Transferred U.K. Employees during the information and consultation process; and

                  (iv) that the U.K. Subsidiary will keep the U.K. Buyer fully and properly informed of the progress of the information and consultation process.

PART D - FRENCH BUSINESS

         9D.01. Employment Representations and Warranties - French Business. Except as set forth in the Disclosure Schedule, Seller hereby represents and warrants to Buyer Representative that:

         (a) Seller has provided Buyer Representative with an accurate census (with job titles, hourly wages or salaries, and dates of hire) of all employees, including part-time and seasonal employees, involved in the French Business as of the date of this Agreement, and will update the census from time to time pending the Closing at Buyer Representative's reasonable request.

         (b) Except as set forth in Schedule 9D.01, there exist no Contracts for the employment of any employee in the French Business. The collective status of all employees of the French Subsidiaries is defined in all material respects in
Schedule 9D.01, which sets forth

                           Master Agreement - Page 76

with respect to the French Business, including as to each separate establishment (where applicable) of any of the French Subsidiaries:

         (i) The applicable collective bargaining and company agreements;

         (ii) Any exceptional agreements concluded with staff representatives;

         (iii) Remuneration and compensation systems, including premiums, bonuses, commissions and benefits in kind, whether awarded to all employees, particular categories of employees, or individual employees;

         (iv) Company savings schemes and any profit sharing, incentive, bonus and other arrangements providing remuneration or benefits on the basis of profits, volume or turnover of the French Business or any establishment of the French Business;

         (v) Undertakings in connection with retirement or health insurance schemes, insofar as covered employees are entitled to receive benefits augmenting or in addition to those provided for by Law or applicable collective bargaining agreements;

         (vi) Any other Benefit Arrangements of any kind applicable to the French Business or made available to any current or former employees of the French Business or their beneficiaries or dependents;

         (vii) Employee handbooks, personnel regulations, codes of conduct, codes of ethics, workplace rules and any other material internal guidelines or requirements governing or relating to personnel management, employee conduct, employee relations or the terms and conditions of employment; and

         (viii) Model or form employment Contracts used by any of the French Subsidiaries.

True and complete copies of all written materials referred to in items (i) through (viii) inclusive have been provided to Buyer Representative.

         (c) None of the French Subsidiaries has any independent sales representatives who would be deemed "VRP's" within the meaning and subject to article L.751-1 of the Labor Code. All commercial agency agreements are set forth in Schedule 9D.01. All such agreements are valid under the law 91-593 of June 25, 1991 applicable to agency, and do not allow termination, cancellation or annulment by any Person other than the applicable French Subsidiary. To Seller's knowledge, no commercial agency agreement has been terminated in a wrongful ("abusif") or improper ("fautif") manner or without cause ("motif legitime").

         (d) To Seller's knowledge, none of the French Subsidiaries has any Liability or obligation to former employees in respect of early termination of Contracts of employment, including temporary contracts or contracts with commercial agents/traveling representatives

                           Master Agreement - Page 77

("VRP's") or for the supply of services or for failure to comply with an obligation to re-employ a former employee.

         (e) Each of the French Subsidiaries is in compliance in all material respects with the requirements of labor and social security legislation, the collective status described in Schedule 9D.01 and all individual Contracts relative to employment, agency or other provision of services. Any remuneration, commission, indemnity, severance or other compensation for any termination of employment which has occurred prior to the date of this Agreement has been fully paid.

         (f) None of the French Subsidiaries has made any undertaking or incurred any commitment within the scope of any social plan or other Benefit Arrangement which has not been performed in full, nor has any of the French Subsidiaries made any undertaking or incurred any commitment in connection with any collective dismissal. Neither the French Subsidiaries nor the French Holding Company or any other Affiliate of Seller has made any undertaking or incurred any commitment to pay compensation or grant any other benefits to any employee of the French Business in connection with or as a result of the successful sale of the Purchased Shares to the French Buyer.

         (g) Except as otherwise disclosed in any Schedule to this Agreement, there are no claims, complaints, litigation or actions pending or, to Seller's knowledge, threatened against any of the French Subsidiaries or the French Business by or on behalf of any current or former employee, trade union, workers' committee or other employee representative. There are no pending strikes, work stoppages, slowdowns or other labor disputes with any employees of the French Business. None of the French Subsidiaries is the subject of any pending or, to Seller's knowledge, threatened investigation or proceeding by the Labor Inspectorate ("Inspection du Travail").

         (h) All workers' committees to have been set up under applicable Law have been duly created, their members have been validly elected, and their bylaws ("reglement interieur") have been approved and published in accordance with applicable Law.

         (i) No executive or member of the management staff who is currently employed by any of the French Subsidiaries has resigned, submitted notice of resignation or made known his or her intention to resign at any time, whether prior to or following the Closing Date, except as contemplated by this Agreement.

         (j) Except for statutory obligations arising under the Regime General de Securite Sociale, the Regimes Supplementaires de Retraite and the Regimes Complementaires de Retraite, none of the French Subsidiaries has any obligation (either actual or contingent, and whether legally enforceable or not) to provide or contribute to the provision of any pension or other retirement benefit for or in respect of any employees or former employees of the French Business or their dependents, nor has any proposal been adopted or taken under consideration to establish or contribute to any such Benefit Arrangement.
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                           Master Agreement - Page 78

         9D.02. Employee Benefit Covenants - French Business.

         (a) Subject to the requirements of any applicable collective bargaining agreement or Law, nothing contained in this Agreement shall constitute a limitation on the right of the French Buyer or the French Subsidiaries to amend, modify or terminate any Benefit Arrangement after the Closing Date.

         (b) Seller shall cause the French Holding Company to pay, and shall indemnify, defend and hold the French Subsidiary and its Affiliates harmless in accordance with and subject to Article XI from and against, Losses incurred by or asserted against any of them as a result of any challenge to the employment status of the sales representatives of the French Business, including any claim or determination that any of the sales representatives of the French Business are VRP's subject to article L. 751-1 of the Labor Code.

         9D.03. Employee Consultation Covenant - French Business. Where workers' committees exist, Seller shall insure that prior to the Closing, the French Holding Company or the French Subsidiaries duly and timely inform each of the workers' committees of the contemplated acquisition by the French Buyer of the Purchased Shares and consult with each of the workers' committees in connection with the change in control of the French Business as required by Law and the terms of any applicable collective bargaining agreement or Contract of employment. Information provided to any workers' committee by or on behalf of the French Subsidiaries concerning the French Buyer or any aspect of the anticipated operations of the French Business after the Closing shall be subject to the prior written approval of the French Buyer, which shall not be unreasonably withheld or delayed. Seller shall indemnify, defend and hold the French Business, the French Buyer and its Affiliates harmless in accordance with and subject to Article XI against any failure, omission or delay on the part of the French Subsidiaries or the French Holding Company in complying with such duty to inform and consult.

                                    ARTICLE X

                              CONDITIONS TO CLOSING

         10.01. Conditions to the Obligations of Each Party. The obligations of each of Buyer Representative and Seller under the Operative Documents to consummate, or to cause to be consummated, the transactions contemplated to be consummated at the Closing are subject to the expiration or termination of any applicable waiting period under the HSR Act.

         10.02. Conditions to Obligations of Buyer Representative and Buyers. The obligations of Buyer Representative and Buyers under the Operative Documents to consummate, or to cause to be consummated, the transactions contemplated to be consummated at the Closing are subject to the satisfaction of the following further conditions, any one or more of which may be waived in writing by Buyer
Representative:
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                           Master Agreement - Page 79

         (a) Seller, the U.K. Subsidiary and the French Holding Company shall have performed in all material respects all of their respective obligations under the Operative Documents required to be performed by them at or prior to the Closing Date.

         (b) The representations and warranties of Seller contained in this Agreement and the other Operative Documents shall be true and correct in all respects both on the date of this Agreement at and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement or another Operative Document; or (iii) where the failure to be true and correct would not, in the aggregate, have a Material Adverse Effect; provided, however, that nothing in this clause (iii) shall be deemed to constitute a waiver by Buyer Representative of its rights to indemnification under Article XI with respect to a breach of representation or warranty that does not result in a Material Adverse Effect.

         (c) Since the date of this Agreement, no Material Adverse Change shall have occurred.

         (d) Buyer Representative shall have received a certificate signed by an authorized officer of Seller to the effect that the conditions set forth in Sections 10.02(a) and 10.02(b) have been satisfied.

         (e) With regard to the French Subsidiary, a "mandataire de justice" (judicial attorney) shall have been appointed, at the request of the French Holding Company or other interested party, by the local commercial court with the directive to convene a shareholders meeting of the French Subsidiary to (i) ratify the nomination of the directors and the Chairman of the Board decided by the Board Meeting dated as of January 14, 1999, and (ii) ratify and regularize all decisions of both the board and the shareholders meeting from January 14, 1999 to date, which meeting shall have been convened and held.

         (f) The Closing shall not violate any outstanding judgment, order or decree entered by any court, arbitrator or Government Entity applicable to Buyer Representative or Buyers, and no proceeding shall be pending or threatened which seeks to enjoin or which challenges the validity of any of the Operative Documents or the consummation of the transactions contemplated by the Operative Documents.

         (g) Seller shall have delivered to Buyer Representative, at or prior to Closing, the following:

                  (i) The other documents required to be delivered to Buyer Representative or Buyers pursuant to the Operative Documents, each of which must be reasonably satisfactory to Buyer Representative or the applicable Buyer in form and substance;

                           Master Agreement - Page 80

                  (ii) A certificate from the secretary (or equivalent) of each of Seller and the U.K. Subsidiary and from the Counsel of the French Holding Company, attesting to the incumbency and signatures of the individuals signing the Operative Documents on behalf of such Person and the other Closing documents to be signed by such Person, together with certified copies of authorizing resolutions duly adopted by such Person, authorizing the Operative Documents and the transactions contemplated by the Operative Documents; and

                  (iii) An opinion letter addressed to Buyer Representative from Seller's general counsel, to the effect set forth in Exhibit I and otherwise in form and substance reasonably satisfactory to Buyer Representative.

         (h) Seller, U.K. Subsidiary and the French Holding Company each shall have executed and delivered to Buyer Representative each of the Ancillary Agreements to which Seller, U.K. Subsidiary or the French Holding Company, as the case may be, is a party.

         10.03. Conditions to Obligations of Seller, U.K. Subsidiary and French Holding Company. The obligations of the Seller, the U.K. Subsidiary and the French Holding Company under the Operative Documents to consummate, or to cause to be consummated, the transactions contemplated to be consummated at the Closing are subject to the satisfaction of the following further conditions, any one or more of which may be waived in writing by Seller:

         (a) Buyer Representative and Buyers shall have performed in all material respects all of their respective obligations under the Operative Documents required to be performed by them at or prior to the Closing Date.

         (b) The representations and warranties of Buyer Representative and the Buyers contained in this Agreement and the other Operative Documents shall be true and correct in all respects at and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; or (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement or another Operative Agreement.

         (c) Seller shall have received a certificate signed by an authorized officer of Buyer Representative to the effect that the conditions set forth in Sections 10.03(a) and 10.03(b) have been satisfied.

         (d) The Closing shall not violate any outstanding judgment, order or decree entered by any court, arbitrator or Governmental Entity applicable to Seller, the Participating Subsidiaries or the French Holding Company and no proceeding shall be pending or threatened which seeks to enjoin or which challenges the validity of any of the Operative Documents or the consummation of the transactions contemplated by the Operative Documents.

                           Master Agreement - Page 81

         (e) Buyer Representative and Buyers each shall have executed and delivered to Seller each of the Ancillary Agreements to which Buyer Representative or such Buyer, as the case may be, is a party.

         (f) Buyer Representative shall have delivered to Seller, at or prior to Closing, the following:

                  (i) The other documents required to be delivered to Seller, Participating Subsidiaries or the French Holding Company pursuant to the Operative Documents, each of which must be reasonably satisfactory to Seller, the Participating Subsidiary or the French Holding Company, as the case may be, in form and substance;

                  (ii) A certificate from the secretary (or equivalent) of Buyer Representative and each of the Buyers, attesting to the incumbency and signatures of the individuals signing the Operative Documents on behalf of such Person and the other Closing documents to be signed by such Person, together with certified copies of authorizing resolutions duly adopted by such Person, authorizing the Operative Documents and the transactions contemplated by the Operative Documents; and

                  (iii) An opinion letter addressed to Seller from Buyer Representative's general counsel, to the effect set forth in Exhibit J and otherwise in form and substance reasonably satisfactory to Seller.

                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

         11.01. Survival. The representations and warranties made by the parties in this Agreement and the other Operative Documents shall survive the Closing until the first anniversary of the Closing Date; provided, however, that (i) the representations and warranties in Article VIII with respect to Taxes shall survive until ninety (90) days after the expiration of the applicable statute of limitations; (ii) the representations and warranties in Section 3.23 with respect to environmental matters shall survive the Closing until the fourth anniversary of the Closing Date; (iii) the representations and warranties in
Section 3.08(c)(i) shall survive the Closing indefinitely, and the representations and warranties in Section 3.10 shall survive until the fifth anniversary of the Closing Date; and (iv) the representation and warranty in
Section 3.19 shall terminate on the Closing. All covenants contained in the Operative Documents shall survive the Closing and shall continue to remain in full force and effect after the Closing Date in accordance with their terms.

         11.02. Indemnification by Seller. Seller shall indemnify, defend and hold harmless Buyer Representative, the French Subsidiary and Buyers (collectively, the "Buyer Indemnitees") from and against any damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements in connection with any claim, action, suit or proceeding and including the costs of enforcing any indemnification obligations) (collectively, "Losses")

                           Master Agreement - Page 82

incurred by or asserted against any of the Buyer Indemnitees that are caused by, result directly from or in any way arise directly out of (i) any inaccuracy in, or breach of, any representation or warranty of Seller, the U.K. Subsidiary or the French Holding Company set forth in the Operative Documents or in any document delivered by Seller, the U.K. Subsidiary or the French Holding Company pursuant to the Operative Documents, (ii) any breach of or failure by Seller, the U.K. Subsidiary or the French Holding Company to perform any of their respective obligations or covenants set forth in the Operative Documents, (iii) Prior Claims or any other Excluded Liabilities or any Liabilities of the French Subsidiaries that are not Permitted French Subsidiary Liabilities, including any failure of Seller or any of its Affiliates to pay, perform or satisfy any Prior Claims or any such other Excluded Liabilities or any such Liabilities of the French Subsidiaries that are not Permitted French Subsidiary Liabilities in accordance with their terms, (iv) any failure to comply with applicable bulk sales Laws in connection with the sale and transfer of the Purchased Assets to Buyers, or (v) claims by employees or former employees of the Business arising out of or in connection with their employment relationship with Seller or any of its Affiliates or the termination of such employment relationship.

         11.03. Indemnification by Buyer. Buyer Representative shall indemnify, defend and hold harmless Seller, the U.K. Subsidiary and the French Holding Company (collectively, the "Seller Indemnitees") from and against any Losses, including the costs of enforcing Buyer Representative's indemnification obligations, incurred by or asserted against any of the Seller Indemnitees that are caused by, result directly from or in any way arise directly out of (i) any inaccuracy in, or breach of, any representation or warranty of Buyer Representative or Buyers set forth in the Operative Documents or in any document delivered by Buyer Representative or Buyers pursuant to the Operative Documents,
(ii) any breach of or failure by Buyer Representative or Buyers to perform any of their respective obligations or covenants set forth in the Operative Documents, (iii) any failure of a Buyer to pay, perform or satisfy the Assumed Liabilities and the Permitted French Subsidiary Liabilities in accordance with their terms, (iv) claims by employees of Buyer Representative or by employees of any Buyer or of any Affiliate of Buyer Representative or any Buyer (including Transferred Employees) arising out of or in connection with their employment relationship with Buyer Representative, any Buyer or any Affiliate of Buyer Representative or any Buyer or the termination of such employment relationship,
(v) the bottling, distribution, labeling, advertising, licensing, marketing or sale of the products of the Business in any jurisdiction after the Closing Date,
(vi) the use in any way (including the ways expressly permitted by this Agreement) by Buyer Representative, Buyers or their Affiliates of the Seller Tradenames or the Business Tradenames, (vii) the structuring or implementation of the U.K. Purchase Agreement or any of the transactions contemplated thereby by way of written offer and oral acceptance, including nonpayment of stamp duty or any other transfer Taxes, documentary Taxes, registration fees, conveyance fees, recording fees, deed stamps and any other Taxes in respect of the U.K. Purchase Agreement or any of the transactions contemplated thereby (including stamp duty or any other transfer Taxes, documentary Taxes, registration fees, conveyance fees, recording fees, deed stamps and any other Taxes payable notwithstanding the structuring or implementation of the U.K. Purchase Agreement or any of the transactions contemplated thereby by way of written offer and oral acceptance), any investigation, assertion, negotiation, contesting, resolution or settlement of any claim made by or on behalf of any Taxation Authority or any other Person in any way involving or relating to the

                           Master Agreement - Page 83

structuring or implementation of the U.K. Purchase Agreement or any of the transactions contemplated thereby by way of written offer and oral acceptance (whether or not related to stamp duty), and any additional actions taken or required to be taken by any Seller Indemnitee or any of its Affiliates as a result of structuring or implementing the U.K. Purchase Agreement or any of the transactions contemplated thereby by way of written offer and oral acceptance;
(viii) any claims by any employee of the Business or Transferred U.S. Employee related to the requirement to undergo the U.S. Buyer's standard background check and drug test, and (ix) any failure of a Buyer to pay value-added Tax as required by Law, this Agreement or the other Operative Documents.

         11.04. Limitations. Notwithstanding anything to the contrary in the Operative Documents, the obligations and liabilities of Seller under the Operative Documents shall be subject to the following limitations:

                  (a) The obligations of the parties hereto for indemnification under Sections 11.02(i) and 11.03(i) shall terminate on expiration of the applicable survival period described in Section 11.01, except for matters as to which any indemnified party has made a claim for indemnity or given written notice of a possible claim for indemnity on or prior to such date, which shall survive the expiration of such period until such claim is finally resolved in accordance with the terms of the relevant Operative Documents and any obligations with respect thereto are fully satisfied.

                  (b) Seller shall not be liable to the Buyer Indemnitees for any Loss under Section 11.02(i) unless the aggregate amount for which Seller would otherwise (but for this Section 11.04(b)) be liable on account thereof exceeds in the aggregate $2.5 million. If and when such Losses do exceed this amount, then Seller shall indemnify the Buyer Indemnitees fully for the entire amount of all such Losses, including the portion below $2.5 million, subject to the limitations set forth in Sections 11.04(c) and (d). The limitations in this
Section 11.04(b) with respect to Seller's liability for indemnification for Losses based on inaccuracy in or breach of representation or warranty covered by
Section 11.02(i) shall not apply where the representation or warranty relates to Taxes. For clarification purposes, the above indemnification amount shall not take into account any Customer Credit that may be available to Seller pursuant to Section 2.09(c)(v).

                  (c) Seller shall only be liable for indemnification pursuant to the Operative Documents up to an aggregate amount equal to twenty-five percent (25%) of the cash portion of the Aggregate Purchase Price as subject to the adjustments contemplated by this Agreement; provided that Seller shall be liable for indemnification for a breach of or inaccuracy in Section 3.23 up to an aggregate amount equal to one hundred percent (100%) of the cash portion of the Aggregate Purchase Price as subject to the adjustments contemplated by this Agreement.

                  (d) No party hereto shall make any claim for indemnification pursuant to the Operative Documents for any single Loss that is less than $50,000, or for a number of Losses resulting from like-kind claims that aggregate to less than $50,000, such claims being ignored for purposes of calculating Losses under this Agreement.

                           Master Agreement - Page 84

                  (e) In determining the indemnification liability of any party under the Operative Documents, there shall be taken into account the Tax impact of the Losses which gave rise to the indemnity claim, and of the indemnity payment itself.

                  (f) No indemnification liability under the Operative Documents shall attach to any party under this Agreement in respect of any claim:

                           (i) to the extent that provision or reserve in
respect of the matter or thing giving rise to such claim has been provided for in the Financial Statements or the Final Closing Net Asset Statement;

                           (ii) to the extent that such claim relates to any
Loss for which any of the Buyer Indemnitees or Seller Indemnitees, respectively, is insured and actually recovers thereunder, but only to the extent of the net insurance proceeds actually recovered; and

                           (iii) relating to (X) a loss, or decrease in the
number, of Active Customers, or (y) a decrease in the Combined Working Capital of the Business.

         (g) For purposes of this Agreement and the other Operative Documents, Losses shall not include any consequential, indirect or special damages, whether or not such damages were reasonably foreseeable.

         (h) To the extent that any payment is required to be made by Seller pursuant to the Operative Documents, such payment shall be offset on a dollar-for-dollar basis by the unused portion of the Customer Credit, if any.

         11.05. Buyer Representative and Seller Acknowledgements.

         (a) Buyer Representative acknowledges that neither it nor any Buyer has relied on, or been induced to enter into this Agreement or any of the other Operative Documents by, any information, statements, warranties or representations, written or oral, of any description made, supplied or given by or on behalf of Seller, any Participating Subsidiary, the French Holding Company, any of their respective Affiliates or any of their respective officers, agents, employees or advisers, in relation to any of the transactions contemplated by this Agreement or the other Operative Documents, the Business, the assets and liabilities of the Asset Sellers or the French Subsidiary, their value or amount, or the businesses or affairs of Seller, any Participating Subsidiary, the French Holding Company, or any of their respective Affiliates, except for the representations and warranties of Seller and its Subsidiaries set forth in this Agreement or the other Operative Documents. Buyer Representative and Buyers irrevocably and unconditionally waive any right they might have to claim damages or to be indemnified for Losses for breach of any representation or warranty not contained in this Agreement or in any of the other Operative Documents or for any misrepresentation not contained in this Agreement or in any of the other Operative Documents.

                           Master Agreement - Page 85

         (b) Except as otherwise set forth in the U.K. Property Contracts, any investigation or other examination that may have been made at any time by or on behalf of a party to whom representations and warranties are made in this Agreement or in any other Operative Documents shall not limit, diminish, supersede, act as a waiver of, or in any other way affect the representations and warranties contained in this Agreement and the other Operative Documents, and the respective parties may rely on the representations and warranties made to them in this Agreement and the other Operative Documents irrespective of and notwithstanding any information obtained by them in the course of any investigation, examination or otherwise, whether before or after the Closing.

         (c) Nothing in this Agreement or any of the other Operative Documents shall limit or restrict any party's general obligation at Law, to the extent such general obligation would otherwise apply, to mitigate any loss or damage which such party may incur in consequence of any matter giving rise to a potential claim under this Agreement or any other Operative Document.

         11.06. Process of Indemnification. (a) Any person seeking indemnification under the Operative Documents (the "Indemnified Party") shall give prompt written notice to the persons against whom indemnification is sought (the "Indemnifying Party") of the assertion of any claim by a third party or the discovery of any fact upon which the Indemnified Party intends to base a claim hereunder. The delay or failure of any Indemnified Party to provide notice hereunder shall not in any way limit its indemnification rights hereunder except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such claim is adversely affected thereby. Any such notice shall describe the facts and circumstances upon which the asserted claim for indemnification is based and shall include the amount of the indemnifiable Losses (or, if such amount is not then determined, a good faith estimate thereof) and the basis for the determination of the amount of such Losses.

                  (b) With respect to a third party claim:

                           (i) The Indemnifying Party shall have the right to
direct, through counsel of its own choosing reasonably acceptable to the Indemnified Party, the defense or settlement of any such claim at its own expense. If the Indemnifying Party elects to assume the defense (whether or not obligated to) of any such claim, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. If the Indemnifying Party shall fail to defend a third-party claim or, if after commencing or undertaking any such defense, shall fail to prosecute or shall withdraw from such defense, the Indemnified Party shall have the right to undertake the defense thereof at the Indemnifying Party's expense.

                           (ii) Notwithstanding anything to the contrary in
clause (i) of this Section 11.06(b), if the Indemnifying Party shall have acknowledged in writing to an Indemnified Party that the Indemnifying Party is obligated pursuant to this Article XI to indemnify any Indemnified Party with respect to such third party claim, the Indemnifying Party shall be obligated to defend such claim. In such a situation, if the Indemnifying Party and the

                           Master Agreement - Page 86

Indemnified Party jointly agree that the Indemnified Party shall defend such claim, (A) such defense shall be at the Indemnifying Party's expense with counsel chosen by the Indemnified Party and reasonably acceptable to the Indemnifying Party, (B) prior to paying, settling or agreeing to pay or settle such claim, the Indemnified Party shall consult with, and seek the prior written approval (which shall not be unreasonably withheld or delayed) of, the Indemnifying Party, (C) if the Indemnifying Party consents to such payment or settlement, the Indemnifying Party shall be obligated to pay, and shall pay, the amount so consented to, and (D) if the Indemnifying Party does not consent to such settlement, the Indemnified Party may either settle such third party claim or continue with the defense of such third party claim to its conclusion and, in either such event, following such settlement or conclusion, the Indemnified Party and the Indemnifying Party shall proceed with the arbitration contemplated by Section 11.06(b)(vii), and the Indemnifying Party shall be obligated to pay, and shall pay, the amount of Losses determined to be reasonable in such arbitration or such other amount as the Indemnifying Party and Indemnified Party may otherwise agree.

                           (iii) If the Indemnifying Party shall not have
acknowledged in writing to an Indemnified Party that the Indemnifying Party is obligated pursuant to this Article XI to indemnify any Indemnified Party with respect to such third party claim, (A) prior to paying, settling or agreeing to pay or settle such claim, the Indemnified Party may, but is not obligated to, consult with, and seek the prior written approval (which shall not be unreasonably withheld or delayed) of, the Indemnifying Party, (B) if the Indemnifying Party consents to such payment or settlement, the Indemnifying Party shall be obligated to pay, and shall pay, the amount so consented to, (C) if the Indemnified Party does not seek the Indemnifying Party's consent to such settlement, or if the Indemnified Party does not consent to such settlement, the Indemnified Party may either settle such third party claim or continue with the defense of such claim to its conclusion and, following such settlement or conclusion, if it is determined in a final, unappealable judgment that the Indemnifying Party is obligated pursuant to this Article IX to indemnify the Indemnified Party with respect to such third party claim, the Indemnified Party and the Indemnifying Party shall proceed with the arbitration contemplated by
Section 11.06(b)(vii), and the Indemnifying Party shall be obligated to pay, and shall pay, the amount of Losses determined to be reasonable in such arbitration or such other amount as the Indemnifying Party and the Indemnified Party may otherwise agree.

                           (iv) The Indemnified Party shall provide the
Indemnifying Party with access to its records and personnel reasonably requested by the Indemnifying Party relating to any such claim during normal business hours and shall otherwise cooperate with the Indemnifying Party in determining the validity of any such claim and in the defense or settlement thereof, and the Indemnifying Party shall reimburse the Indemnified Party for its reasonable out-of-pocket expenses in connection therewith.

                           (v) The Indemnifying Party shall not settle any such
claim without the consent (which consent shall not be unreasonably withheld or delayed) of the Indemnified Party if any relief, other than the payment of money damages, would be granted against the Indemnified Party or its Affiliates by such settlement or if the Indemnified Party would be liable to the third party for the amount of such settlement.

                           Master Agreement - Page 87

                           (vi) The party controlling the defense of any third
party claim (whether it is the Indemnifying Party or the Indemnified Party) shall keep the other party advised of all material developments concerning such claim and the defense thereof.

                           (vii) Any determination as to the reasonableness of
Losses with respect to a third party claim required to be made pursuant to clause (ii) or (iii) of this Section 11.06(b) shall be submitted by the parties to binding arbitration in New York City, New York, USA under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") as then in effect. The arbitration tribunal shall be composed of three (3) arbitrators, unless the parties agree to the designation of a single arbitrator, and the arbitration procedure shall be conducted in the English language. In resolving the merits of any such dispute, the arbitration tribunal shall apply the applicable governing law specified in Section 13.05. Unless otherwise determined by the arbitration panel, the costs and fees of the AAA and the arbitrators will be borne equally by the parties. The award of the arbitration panel will be final and binding upon the parties and their Affiliates without appeal or review, except for such limited grounds as may be expressly permitted with respect to the appeal of arbitral rulings by the laws of the applicable jurisdiction specified in Section 13.05. Application may be made by any party to any court of competent jurisdiction permitted by Section 13.10 for entry and enforcement of judgment based on the arbitral award.

         11.07. Purchase Price Adjustment. All indemnification payments made under the Operative Documents shall be treated as adjustments to the Aggregate Purchase Price.

         11.08. Offset. The Escrow Agent shall release the Escrow Amount in connection with indemnification claims or otherwise only in accordance with the procedures set forth in the Escrow Agreement.

         11.09. Exclusive Remedies. Except for remedies that cannot be waived as a matter of law, and except for remedies with respect to the violation of the covenants in Section 5.04, the remedies set forth in this Article XI shall be the sole and exclusive remedies of the parties to the Operative Documents under the Operative Documents from and after the Closing with respect to any misrepresentation or breach of warranty, or any breach of or failure to perform any covenant to be performed prior to the Closing by any party under the Operative Documents.

                                   ARTICLE XII

                                   TERMINATION

         12.01. Grounds for Termination. This Agreement and all of the other Operative Documents may be terminated and the transactions contemplated hereby and thereby abandoned at any time prior to the Closing:

         (a) by mutual written agreement of Seller and Buyer Representative;

                           Master Agreement - Page 88

         (b) by written notice from Seller to Buyer Representative if the Closing shall not have been consummated on or before April 30, 2002; provided, however, that the right to terminate this Agreement and the other Operative Documents under this Section 12.01(b) shall not be available to Seller if a breach by Seller, the French Holding Company or the U.K. Subsidiary of any of their respective representations, warranties, covenants or agreements contained in any of the Operative Documents has been the cause of or resulted in the failure of the Closing to occur on or before such date; or

         (c) by written notice from Buyer Representative to Seller if the Closing shall not have been consummated on or before April 30, 2002; provided, however, that the right to terminate this Agreement and the other Operative Documents under this Section 12.01(c) shall not be available to Buyer Representative if a breach by Buyer Representative or any Buyer of any of their respective representations, warranties, covenants or agreements contained in any of the Operative Documents has been the cause of or resulted in the failure of the Closing to occur on or before such date.

The party desiring to terminate this Agreement pursuant to clause (b) or (c) shall give notice of such termination to the other party. If this Agreement is terminated pursuant to Section 12.01, the other Operative Documents shall automatically terminate at the same time.

         12.02. Effect of Termination. If this Agreement and the other Operative Documents are terminated as permitted by Section 12.01, such termination shall be without liability of any party or their respective Affiliates (including, in the case of Seller, the Participating Subsidiaries and the French Holding Company, and, in the case of Buyer Representative, Buyers), or any shareholder, director, officer, employee, agent, consultant or representative of such party or Affiliate, to the other parties to this Agreement and the other Operative Documents; provided that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of another party or to perform a covenant of this Agreement or the other Operative Documents or from a willful breach by any party to this Agreement or the other Operative Documents, such party shall be fully liable for any and all Losses incurred or suffered by the other parties as a result of such failure or breach.

         12.03. Survival Upon Termination. The provisions of Sections 5.02(c), 5.05, the last sentence of Section 5.10, 6.01, 6.02(c), 13.03, 13.05 and 13.10
of this Agreement shall survive any termination of this Agreement and the other Operative Documents pursuant to Section 12.01.

                           Master Agreement - Page 89

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing in the English language (including telex, telecopy or similar writing) and shall be given:

              if to Buyer Representative or any Buyer, to:

                     The Perrier Group of America, Inc.
                     777 West Putnam Avenue
                     Greenwich, CT 06830
                     Attention:  J. Mark Evans
                     Telecopy:  (203) 863-0218

                     with a copy to:

                     Orloff, Lowenbach, Stifelman & Siegel, P.A.
                     101 Eisenhower Parkway
                     Roseland, NJ 07068
                     Attention:  Stanley Schwartz
                     Telecopy: (973) 622-3073

              if to Seller, to:

                     Ionics, Incorporated
                     65 Grove Street
                     Watertown, MA 02472
                     Attention:  General Counsel
                     Telecopy: (617) 926-3760

                     with a copy to:

                     Testa, Hurwitz & Thibeault, LLP
                     125 High Street
                     Boston, MA  02110
                     Attention:  Mark H. Burnett
                     Telecopy:  (617) 248-7100

and shall if:

         (a) personally delivered, be deemed to have been received at the time of delivery;

                           Master Agreement - Page 90

         (b) mailed, be deemed to have been delivered on the tenth Business Day after the date of mailing;

         (c) sent by facsimile, be deemed to have been received upon receipt by the sender of a facsimile transmission report or other appropriate evidence that the facsimile has been transmitted to the addressee; or

         (d) sent by overnight delivery service, be deemed to have been received on the second Business Day after it was sent;

provided that, in the case of personal delivery or facsimile transmission, if such delivery or transmission occurs on a day that is not a Business Day or after 6:00 p.m. (local time) on a Business Day, receipt shall be deemed to have occurred the next Business Day.

         13.02. Amendments; No Waivers.

         (a) Any provisions of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer Representative and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as specifically set forth herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         13.03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the Operative Documents shall be paid by the party incurring such cost or expense, except that all costs and expenses of the French Subsidiaries shall be paid by Seller or the French Holding Company.

         13.04. Successors and Assigns; Guaranty. The provisions of this Agreement and the other Operative Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of his, her or its rights or obligations under this Agreement or any of the other Operative Documents without the prior written consent of the other party or parties hereto or thereto, as the case may be; and provided further that no permitted transfer or assignment will relieve the transferring or assigning party of its obligations under this Agreement and under the other Operative Documents. Seller and Buyer Representative irrevocably and unconditionally guaranty to one another the performance by their respective Affiliates under all of the Operative Documents, in accordance with and subject to the terms of this Agreement and the other Operative Documents.

                           Master Agreement - Page 91

         13.05. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without giving effect to the conflicts of law rules of the State of New York, except that:

         (a) The applicable law of England (without giving effect to such nation's rules of conflicts of law) shall govern (i) the formation of the contract constituted by acceptance of the U.K. Offer, (ii) the perfection and effect of the transfer of the Purchased Assets under the U.K. Purchase Agreement, (iii) the U.K. Property Contracts and (iv) the construction of the provisions of Sections 8C.02 and 9C.04 of this Agreement; and

         (b) The applicable law of France (without giving effect to such nation's rules of conflicts of law) shall govern (i) the perfection and effect of the transfer of the Purchased Shares under the Share Purchase Agreement and
(ii) all matters relating to the internal governance of the French Subsidiary and the Second Tier Subsidiaries and the fulfillment of the prerequisites to the effective transfer of the Purchased Shares under French law, including the validity and adequacy of the measures taken by Seller to effect compliance with the requirements of Section 10.02(e) of this Agreement and Sections 8D.02(a), 8D.02(b) and 9D.03 of this Agreement.

         13.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, of each of the Operative Documents, each signed by the other party or parties hereto or thereto.

         13.07. Entire Agreement. The Operative Documents, including the Disclosure Schedule, and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth in the Operative Documents or the Confidentiality Agreement has been made or relied upon by either party hereto. None of the Operative Documents and the Confidentiality Agreement, nor any provision hereof or thereof, is intended to confer upon any Person other than the parties thereto any rights or remedies thereunder.

         13.08. Bulk Sales Laws. Buyer Representative and Seller each hereby waive compliance by Seller with the provisions of the "bulk sales," "bulk transfer" or similar laws of any jurisdiction. In consideration of Buyer Representative's waiver, Seller shall indemnify, defend and hold the Buyer Indemnitees harmless in accordance with and subject to Article XI against any Losses resulting from Seller's failure to so comply.

         13.09. Interpretation; Construction.

         (a) The terms of the Operative Documents have been fully negotiated by Seller and Buyer Representative and their respective Affiliates in consultation with counsel and advisors,

                           Master Agreement - Page 92

and the wording of this Agreement and the other Operative Documents has been concluded by all of them as a result of their joint discussions. Accordingly, no provision of the Operative Documents shall be construed against a particular party or in favor of another party merely because of which party (or its representative) drafted or supplied the wording for such provision.

         (b) Except where otherwise noted in context, all references to "Sections" in an Operative Document shall be deemed to refer to the sections or subsections, as appropriate, of such Operative Document. References to "Exhibits" in an Operative Document mean the exhibits attached to and made a part of such Operative Document. References to "Schedules" mean the schedules comprising the Disclosure Schedule. All references to an Operative Document shall be deemed to include all exhibits, schedules and appendices thereto.

         (c) Section headings appearing in this Agreement or in the other Operative Documents are inserted solely as reference aids for the ease and convenience of the reader; they shall not be deemed to modify, limit or define the scope or substance of the provisions they introduce, nor shall they be invoked in construing the intent or effect of such provisions.

         (d) Where the context requires: (i) use of the singular or plural incorporates the other, and (ii) pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to and include the other genders.

         (e) As used in the Operative Documents, the terms "include[s]" and "including" mean "including but not limited to"; that is, in each case, the example or enumeration which follows the use of either term is illustrative, but not exclusive or exhaustive.

         13.10. Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, the Operative Documents may be brought against any of the parties only in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction over such action or proceeding, in the courts of the State of New York located in New York County. Each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any obligation to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York. Each of the parties hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in such court has been brought in an inconvenient forum. Notwithstanding the foregoing, any action or proceeding to enforce the covenants of Seller and its Subsidiaries in Section 5.04 may be brought in any court of competent jurisdiction.

                           Master Agreement - Page 93

              13.11. Further Assurances. Seller and Buyer Representative agree, upon request and for no additional consideration, to sign, acknowledge and deliver any documents and to do anything else (or to cause their respective Affiliates to do so) which the other may reasonably request in order to perfect or confirm the transfer of the Purchased Assets, the Purchased Shares and the Business to Buyers, or to otherwise carry out more completely the purpose and intent of the Operative Documents consistent with their terms.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                           Master Agreement - Page 94

         IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                    THE PERRIER GROUP OF AMERICA, INC.


                                    By:  /s/ J. M. Evans
                                       ---------------------------
                                    Name: J. M. Evans

                                    Title:  Vice President

                                    IONICS, INCORPORATED


                                    By:  /s/ Arthur L. Goldstein
                                       ---------------------------
                                    Name:  Arthur L. Goldstein
                                    Title:  Chairman and Chief Executive Officer

                                                                       EXHIBIT A
                                                                       ---------


                                ESCROW AGREEMENT


           ESCROW AGREEMENT (this "Agreement"), dated as of December 31, 2001, among Ionics, Incorporated, a Massachusetts corporation ("Seller"), The Perrier Group of America, Inc., a Delaware corporation ("Buyer Representative"), and State Street Bank and Trust Company, a Massachusetts trust company, as Escrow Agent (the "Escrow Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -


           WHEREAS, Seller and Buyer Representative are parties to that certain Master Agreement dated as of November 30, 2001 by and between Seller and Buyer Representative (the "Master Agreement") whereby certain affiliates of Buyer Representative (the "Buyers") are acquiring from Seller and certain of its affiliates (the "Seller Group") a business involving the sale and distribution of bottled water and beverage service supplies, and the lease, sale and distribution of bottled water coolers, directly plumbed water coolers and beverage service equipment, to homes and businesses in portions of the United States, the United Kingdom and France; and

           WHEREAS, Seller and Buyer Representative desire to provide for the holding in escrow of a portion of the aggregate purchase price to be paid to Seller, on behalf of the Seller Group, pursuant to the terms of the Master Agreement and this Agreement;

           NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

           Section 1. Receipt by Escrow Agent. On the date hereof, Buyer Representative shall deliver $10,000,000 (together with any investment earnings received from the investment thereof pursuant to Section 2, the "Escrow Funds") to the Escrow Agent by wire transfer of immediately available funds. Upon receipt, the Escrow Agent shall promptly acknowledge receipt of the Escrow Funds in writing. The Escrow Funds are to be held in escrow in an account established by the Escrow Agent pursuant to the terms and conditions of this Agreement.

           Section 2. Investment of the Escrow Funds. (a) The Escrow Agent shall invest the Escrow Funds at, and pursuant to, the joint written direction of Seller and Buyer Representative in Eligible Investments (as defined below) and shall not be responsible or liable for any loss accruing from any investment made in accordance herewith. Periodic statements will be provided to Seller and Buyer Representative reflecting transactions executed in connection with the Escrow Funds. Any earnings from such investment received by the Escrow Agent shall be deposited in the escrow account established hereunder and shall become part of the Escrow Funds.

                            Escrow Agreement - Page 2

           (b) Eligible Investments shall mean (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) obligations (including certificates of deposit and banker's acceptances) of, or deposits in, any domestic commercial bank having capital and surplus in excess of $1,000,000,000; or (iii) repurchase obligations for underlying securities of the type described in clause (i). No investment shall have a term of more than 180 days. If otherwise qualified, obligations of the Escrow Agent (or any of its affiliates) shall qualify as Eligible Investments.

           (c) Absent its timely receipt of such specific written investment instructions from Seller and Buyer Representative, the Escrow Agent shall invest the Escrow Funds in the Escrow Agent's Insured Money Market Account (IMMA).

           Section 3. Claims Against and Distribution of Escrow Funds. At any time prior to the termination of this Agreement, Buyer Representative may make claims against the Escrow Funds for indemnification obligations as provided in the Master Agreement in accordance with the procedures set forth below.

           (a) The Escrow Agent shall disburse Escrow Funds (or any portion thereof) upon joint written instructions signed by Buyer Representative and Seller in accordance with the instructions set forth therein.

           (b) For the purposes of this Agreement, the term "Notice of Claim" shall mean a written notice from Buyer Representative of any claim for indemnification under Section 11.02 of the Master Agreement. The term "Date of the Notice of Claim" shall mean the date on which the Notice of Claim is received by the Escrow Agent.

           (c) Buyer Representative shall give any Notice of Claim simultaneously to both Seller and the Escrow Agent. The Notice of Claim shall
(i) indicate the amount of Buyer Representative's claim for indemnification,
(ii) give a reasonably detailed description of the nature of the claim, demand or facts that serve as a basis therefor and (iii) specify the date the action, event or circumstance giving rise to the claim first arose or the date Buyer Representative first became aware of the event. The Escrow Agent shall have no duty to verify the amount or basis of Buyer Representative's claim for indemnification.

           (d) Within 45 days after the Date of the Notice of Claim, the Escrow Agent shall deliver to Buyer Representative from the Escrow Funds the amount set forth in the Notice of Claim, unless:

                     (i) the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party and the Escrow Agent shall have received written notice from Seller within 40 days after the Date of the Notice of Claim advising the Escrow Agent that Seller has elected to contest such third party claim or demand in accordance with Section 11.06(b) of the Master Agreement; or

                            Escrow Agreement - Page 3

                     (ii) prior to the expiration of 40 days after the Date of the Notice of Claim, the Escrow Agent shall have received written notice from the Seller, a copy of which shall be delivered by the Seller to the Buyer Representative simultaneously with the delivery thereof to the Escrow Agent, that Seller elects to contest the claim or demand set forth in the Notice of Claim; or

                     (iii) prior to the expiration of 40 days after the Date of the Notice of Claim, the Escrow Agent shall have received written notice from the Buyer Representative that the claim or demand set forth in the Notice of Claim has been satisfied other than through operation of this Agreement.

           (e) If Seller has filed with the Escrow Agent a written notification pursuant to either Section 3(d)(i) or Section 3(d)(ii) hereof, then the Escrow Agent shall thereafter deliver to Buyer Representative the amount set forth in such Notice of Claim from the Escrow Amount only in accordance with either: (i) joint written instructions signed by Buyer Representative and Seller and received by the Escrow Agent; or (ii) a final, unappealable court order, received by the Escrow Agent.

           (f) The Escrow Agent shall be entitled to assume that any Notice of Claim it receives pursuant to Section 3(c) has been sent simultaneously to the Seller by the Buyer Representative, and that any notice it receives from the Seller pursuant to Section 3(d)(ii) has been sent simultaneously to the Buyer Representative by the Seller.

           Section 4. Release of the Escrow Funds. (a) Promptly after the Escrow Termination Date (as defined below), the Escrow Agent shall transfer and deliver to Seller, on behalf of the Seller Group, by wire transfer pursuant to Section 17 hereof, the amount of the Escrow Funds then held by the Escrow Agent, if any then remains, minus the aggregate amount of the Escrow Funds set forth in any Notice(s) of Claim(s) received by the Escrow Agent on or prior to the Escrow Termination Date with respect to which any indemnification claims are pending and have not been disposed of in accordance with Section 3 as of the Escrow Termination Date ("Remaining Unresolved Claims"). As used herein, "Escrow Termination Date" means the date which is (12) twelve months after the date of this Agreement; or if such date is not a Business Day (as defined below), the Escrow Termination Date shall be the next succeeding Business Day. As used herein, "Business Day" shall mean any day other than a Saturday, a Sunday or any other day on which the Escrow Agent's principal office is closed for business.

           (b) The Escrow Agent shall retain and continue to hold and administer, pursuant to the terms hereof, any of the Escrow Funds retained by the Escrow Agent after the Escrow Termination Date until the final disposition of all such Remaining Unresolved Claims in accordance with Section 3. Upon final disposition of all such Remaining Unresolved Claims pursuant to Section 3, the Escrow Agent shall then distribute to Seller, on behalf of the Seller Group, the remainder of the Escrow Funds pursuant to Section 4(a) hereof.

                            Escrow Agreement - Page 4

           (c) Notwithstanding anything in this Agreement to the contrary, under no circumstances shall the Escrow Agent be required to make any release or distribution of the Escrow Funds, in whole or in part, sooner than two (2) business days after the Escrow Agent has received the requisite notices or paperwork in good form, or passage of the applicable claims period or release date, as the case may be.

           (d) Notwithstanding anything in this Agreement to the contrary, at any time that the Escrow Agent is authorized or directed or otherwise required to make a disbursement or distribution from the Escrow Funds to the Seller or the Buyer Representative, the Escrow Agent may refrain from making such disbursement or distribution from the Escrow Funds, without liability, if and to the extent that there are any fees or expenses (including indemnities) then due to the Escrow Agent from such party pursuant hereto. Upon receipt of payment for such fees or expenses, the Escrow Agent shall promptly make such disbursements or distributions to Buyer Representative or Seller, as applicable.

           Section 5. Interest Earned on Escrow Funds. (a) The Escrow Funds shall be for the exclusive benefit of Buyer Representative (on behalf of Buyers) and Seller (on behalf of the Seller Group), and no other person, corporation or entity shall have any right, title or interest in or to the Escrow Funds.

           (b) Any amounts at any time to be released in accordance with Sections 3 or 4 of this Agreement shall include any interest earned on the amounts so released to the date of such release. The parties hereto agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Funds in any calendar year shall (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such calendar year, be allocated to such person or entity, and (ii) otherwise be allocable to Buyer Representative. In addition to any release that may occur pursuant to Section 3 or Section 4, if at any time or times the Buyer Representative (i) certifies in writing to the Escrow Agent (1) that the Buyer Representative is required to pay taxes with respect to any interest or other income earned from the investment of the Escrow Funds that is allocated to Buyer Representative pursuant to this
Section 5(b)(ii) with respect to a calendar year, (2) the amount of such allocated interest or income, and (3) that such tax payment is due within thirty
(30) days of the date of such certification, and (ii) directs the Escrow Agent to distribute to Buyer Representative from the remaining Escrow Fund (if any) an amount equal to such amount of interest or income allocated with respect to such calendar year multiplied by 50% (the "Tax Distribution Amount"), then the Escrow Agent shall promptly distribute to the Buyer Representative from the Escrow Funds (if and to the extent then remaining) such Tax Distribution Amount.

           Section 6. Expenses of the Escrow Agent; Duties. (a) Each of the Buyer Representative and the Seller agrees, jointly and severally, to pay to the Escrow Agent its fees for the acceptance and administration of this Agreement (pursuant to the terms of Annex A attached hereto, which may be subject to reasonable changes on an annual basis by written notice from the Escrow Agent), and to pay or reimburse the Escrow Agent for any and all reasonable expenses and costs

                            Escrow Agreement - Page 5

incurred by the Escrow Agent in connection with this Agreement or the performance of its duties hereunder (including without limitation reasonable attorney's fees and expenses). Without limiting the joint and several nature of their obligations pursuant to the preceding sentence, as between themselves the Buyer Representative and Seller agree that they shall each share 50% of all of the fees and expenses of the Escrow Agent in connection with the preparation of this Agreement and with carrying out its duties hereunder.

                     (b) The duties and obligations of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall be under no obligation to refer to any other documents between or among the parties related in any way to this Escrow Agreement, including without limitation the Master Agreement.

                     (c) The Escrow Agent shall not be liable to anyone by reason of any act done or step taken or omitted by it in good faith, unless caused by or arising out of its own gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for indirect, special or consequential damages of any kind (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such damage and regardless of the form of action.

                     (d) The Escrow Agent shall be entitled to rely on, and shall be protected in acting in reliance upon, any writing furnished to it by any party hereto in accordance with the terms hereof, and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by any party hereto and believed by the Escrow Agent to be genuine and to have been signed by the proper party (including, without limitation wire transfer instructions, whether set forth, herein or in a separate instruction); and the Escrow Agent shall be entitled to assume in good faith the genuiness and due authority of any signature.

                     (e) The Escrow Agent may consult with counsel (which may include in-house counsel) with respect to any question relating to its duties or responsibilities hereunder and shall not be liable for any action taken or omitted in good faith on advice of such counsel. Any reasonable fees and expenses of such counsel shall be deemed "fees and expenses of the Escrow Agent" within the meaning of Section 6(a) hereof.

                     (f) In the event of any disagreement or dispute concerning the rights and obligations of the Escrow Agent, the Escrow Agent shall be entitled, at its option, to refuse to comply with the claims or demands of any party hereto, and its sole obligation shall be to keep safely the Escrow Funds, until such disagreement or dispute is finally resolved by the mutual written agreement of the parties involved or by arbitration or a court of competent jurisdiction (in proceedings which it or any other party may initiate) and the time for appeal of any such arbitration award or final order shall have expired without an appeal being made, and in so doing the Escrow Agent shall not be or become liable to any party.

                            Escrow Agreement - Page 6

                     (g) Buyer Representative and Seller jointly and severally agree to hold harmless and indemnify the Escrow Agent, its directors, officers, employees and agents from and against all obligations, liabilities, claims, suits, judgments, losses, damages, costs or expenses of any kind or nature, including, without limitation, reasonable attorneys' fees and expenses, which may be imposed on, incurred by, or asserted against the Escrow Agent in connection with or in any way arising out of this Agreement or the Escrow Agent's duties hereunder, except as a result of its own gross negligence or willful misconduct. The foregoing indemnities shall survive the resignation of the Escrow Agent or the termination of this Agreement. The foregoing indemnities and agreement to hold harmless shall include, without limitation, any and all tax liabilities (other than income taxes which the Escrow Agent is obligated to pay on the fees paid to it hereunder), assessments, additions for late payment, interest, penalties, and other governmental charges and related costs and expenses, arising out of or that may be asserted against the Escrow Agent or the Escrow Funds, or the arrangement established hereby, or any payment or distribution made in accordance with the terms hereof, including, without limitation, any of the foregoing arising out of withholding liability and any false or inaccurate tax related certifications given to, and relied upon by, the Escrow Agent pursuant to the terms hereof.

                     (h) The Escrow Agent and any successor escrow agent, as the case may be, may resign its duties and be discharged from all other further duties and obligations hereunder at any time upon giving 30 days' written notice to Seller and Buyer Representative, provided that no such resignation shall become effective until a successor escrow agent shall have been appointed. Seller and Buyer Representative shall jointly thereupon designate a successor escrow agent hereunder within said thirty day period, to whom the Escrow Agent shall deliver the Escrow Funds. In the absence of such a designation of a successor escrow agent, the Escrow Agent shall, without further liability or responsibility, retain the Escrow Funds as custodian thereof until otherwise directed by Seller and Buyer Representative; provided, however, that if a successor has not been so designated within sixty (60) days of the Escrow Agent's notice of resignation, the Escrow Agent shall be entitled, at its option, to petition a court of competent jurisdiction to appoint a successor escrow agent.

                     (i) The Escrow Agent shall not be obliged to take any legal or other remedial action which might, in its reasonable judgment, cause it to incur any expenses or liability for which it is not adequately indemnified.

           Section 7. Further Documents. Each party hereto hereby agrees to do such other acts, and execute such further documents as the Escrow Agent or any other party shall reasonably deem necessary to carry out the provisions of this Agreement.

           Section 8. Notices. Any notices, requests or instructions hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by overnight courier or facsimile transmission to the parties hereto at the following addresses, or such other addresses as a party hereto may designate in writing from time to time. Notices shall be deemed received upon actual receipt or when receipt is refused if personally delivered, on the second business day after it was sent if sent by certified mail or overnight courier, or upon receipt

                            Escrow Agreement - Page 7

by the sender of a facsimile transmission report or other appropriate evidence that the facsimile has been transmitted to the addressee if sent by facsimile; provided, however, that notwithstanding the foregoing, in the case of the Escrow Agent, any notice, request or instruction shall not be deemed to be received by the Escrow Agent unless and until actually received (at the address provided herein). Notices, requests or instructions hereunder shall be sent to each party at its address set forth hereinbelow (or, in each case, at such other address as any such party may designate from time to time by written notice to the other parties):

           To Buyer Representative:
           -----------------------

           The Perrier Group of America, Inc.
           777 West Putnam Avenue
           Greenwich, CT 06830
           Attention:  J. Mark Evans
           Telecopy:  (203) 863-0218

           With a copy to:
           --------------

           Orloff, Lowenbach, Stifelman & Siegel, P.A.
           101 Eisenhower Parkway
           Roseland, NJ 07068
           Attention:  Stanley Schwartz
           Telecopy:  (973) 622-3073

           To Seller:
           ----------

           Ionics, Incorporated
           65 Grove Street
           Watertown, MA 02472
           Attention:  General Counsel
           Telecopy:  (617) 926-3760

           With a copy to:
           --------------

           Testa, Hurwitz & Thibeault, LLP
           125 High Street
           Boston, MA  02110
           Attention:  Mark H. Burnett, Esq.
           Telecopy:  (617) 248-7100

           To the Escrow Agent:
           -------------------

           State Street Bank and Trust Company

                            Escrow Agreement - Page 8

If to Escrow Agent:

o          If by first class mail, to:
           State Street Bank and Trust Company
           Global Investors Services Group
           Corporate Trust
           P.O. Box 778
           Boston, Massachusetts  02102-0778
           Attention:  Ionics/Perrier Escrow

o If by fax addressed as above and sent to the following telecopy number:

           Fax:  617-662-1466

o If by hand, certified or registered mail or overnight courier or delivery, to:

           State Street Bank and Trust Company
           Global Investors Services Group
           Corporate Trust, 6th Floor
           2 Avenue de Lafayette
           Boston, Massachusetts  02111-1724
           Attention:  Ionics/Perrier Escrow

           Section 9. Applicable Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the internal laws of the Commonwealth of Massachusetts.

           Section 10. Binding Effect. This Agreement shall inure to the benefit of and be enforceable by and against the Buyer Representative, Seller and the Escrow Agent and their respective successors and permitted assigns; provided that Buyer Representative and Seller may not assign, delegate or otherwise transfer any of their respective rights or obligations under this Agreement except as permitted by the Master Agreement, and the Escrow Agent may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement except to a successor Escrow Agent in accordance with Section 6(h) of this Agreement. Notwithstanding the foregoing, if the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

           Section 11. Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties

                            Escrow Agreement - Page 9

hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

           Section 12. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, of this Agreement, signed by each of the other parties hereto.

           Section 13. Captions. The captions in this Agreement are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the construction hereof.

           Section 14. Certification of Tax Identification Number. Buyer Representative and Seller agree to provide the Escrow Agent with the applicable certified tax identification numbers and returning Forms W-9 (or Forms W-8BEN, in the case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Funds or any proceeds thereon is credited to such Escrow Funds. Buyer Representative and Seller understand that, in the event the applicable tax identification numbers are not certified, or the applicable forms are not provided, to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Funds.

           Section 15. Jurisdiction. Each of the parties hereto hereby absolutely and irrevocably consent and submit to the non-exclusive jurisdiction of the United States District Court for the District of Massachusetts, or, if such court does not have jurisdiction over such action or proceeding, in the courts of the Commonwealth of Massachusetts, with respect to any actions or proceedings brought against Buyer Representative and/or Seller by the Escrow Agent arising out of or relating to this Escrow Agreement. Each of the parties hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in such court has been brought in an inconvenient forum.

           Section 16. Force Majeure. No party hereto shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war or other hostilities, terrorism, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

           Section 17. Wiring Instructions. Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer of immediately available funds pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been

                           Escrow Agreement - Page 10

given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 8 above):

           If to Buyer Representative:

               Bank: Bank of America
               ABA#: 111000012
               AC#:  3750205660
               Ref:  The Perrier Group of America, Inc.

           If to Seller:

               Bank: Fleet National Bank
               ABA#: 011000138
               AC#:  0045599002
               Ref:  Ionics, Incorporated

           If to the Escrow Agent:

               Bank: State Street Bank and Trust Company
               ABA#: 011000028
               AC#:  9903-990-1
               Attn: Corporate Trust
               Ref:  Ionics/Perrier Escrow (Account # 129169-010)

           Section 18. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitations, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


            [The remainder of this page is intentionally left blank.]

                           Escrow Agreement - Page 11

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                IONICS, INCORPORATED


                                By:    /s/  Stephen Korn
                                       Name:  Stephen Korn
                                       Title:  Vice President and Clerk



                                THE PERRIER GROUP OF AMERICA, INC.


                                By:    J. M. Evans
                                       Name:  J. M. Evans
                                       Title:   Vice President



                                STATE STREET BANK AND TRUST COMPANY, as Escrow
                                       Agent


                                By:    /s/ Chi C. Ma
                                       Name:  Chi C Ma
                                       Title:  Vice President

                                                                         Annex A
                                                                         -------
                                  Fee Schedule
                                  ------------


ACCEPTANCE FEE:                         waived
---------------

ANNUAL ADMINISTRATIVE FEES:             $2,500.00 per year or part thereof
---------------------------

SWEEP FEE:                              40 basis points per annum of
----------                              the average daily net assets
(SSgA or selected other Money
Market Funds)

WIRE FEE:                               $25.00 per wire
---------

EXTRAORDINARY ADMINISTRATIVE EXPENSES
-------------------------------------
Fees for services not specifically set forth in this schedule will be determined by appraisal. Such services may include, but not be limited to, additional responsibilities and services incurred in connection with amendments or extensions of the governing documents, unusual cash and/or investment transactions, calculations, reports or notices, or in case of litigation.

OUT-OF-POCKET EXPENSES
----------------------
Any out-of-pocket expenses incurred by us will be billed at cost. These items will include, but not be limited to, legal costs, travel expenses, document duplication and facsimiles, courier services, etc.

ESCROW AGENT'S COUNSEL
----------------------
Escrow Agent's Counsel fees and disbursements will be billed at cost.

BILLING AND PAYMENTS
--------------------
The Acceptance Fee and first year Annual Fee will be payable at closing. Subsequent Annual Fees will be payable in advance at each anniversary of closing. Other fees, charges and reimbursements will be billed as incurred. Annual fees are not pro-rated for less than a year.

GOOD FUNDS AVAILABILITY
-----------------------
Funds to make any payments must be on deposit in sufficient time to avoid Daylight Overdrafts under Fed Guidelines.

                                                                     EXHIBIT F
                                                                     ---------



                     UNITED STATES ASSET PURCHASE AGREEMENT

                                   dated as of

                                November 30, 2001

                                 by and between

                      GREAT SPRING WATERS OF AMERICA, INC.

                                       and

                              IONICS, INCORPORATED

                     UNITED STATES ASSET PURCHASE AGREEMENT


           This United States Asset Purchase Agreement dated as of November 30, 2001 (this "Agreement") by and between GREAT SPRING WATERS OF AMERICA, INC., a Delaware corporation ("Buyer") and a direct, wholly owned subsidiary of The Perrier Group of America, Inc., a Delaware Corporation ("Buyer Representative"), and IONICS, INCORPORATED, a Massachusetts corporation ("Seller"):

                                   WITNESSETH:

           WHEREAS, Buyer Representative and Seller have entered into the Master Agreement dated as of the date hereof (the "Master Agreement"), which contemplates the transfer to certain Affiliates of Buyer Representative of Seller's business, conducted directly and through certain of its Subsidiaries, involving the sale and distribution of bottled water and beverage service supplies, and the lease, sale and distribution of bottled water coolers, directly plumbed (so-called "bottleless") water coolers and beverage service equipment, to homes and businesses in portions of the United States, United Kingdom and France (the "Business");

           WHEREAS, Seller conducts the portion of the Business conducted in the United States (the "U.S. Business"); and

           WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of the assets of the U.S. Business, upon the terms and subject to the conditions set forth in this Agreement and the Master Agreement;

           NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained in this Agreement and the Master Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

           1.01 Common Definitions. Unless otherwise defined or specified in this Agreement, capitalized terms used in this Agreement that are defined in the Master Agreement shall have the meanings assigned to them in the Master Agreement, and the rules of construction (including the provisions of Article XIII of the Master Agreement) and documentary conventions set forth in the Master Agreement shall apply to this Agreement.

           1.02 Additional Definitions. Each of the following terms is defined in the Section of this Agreement set forth opposite such term:

                     U.S. Asset Purchase Agreement - Page 2

                        Term                                Section
                        ----                                -------

                        Assumed Contracts                   2.01
                        Agreement                           Preamble
                        Assumed Liabilities                 2.03
                        Business                            Recitals
                        Business Premises                   2.01
                        BuyerPreamble
                        Buyer Representative                Preamble
                        Excluded Assets                     2.02
                        Excluded Contracts                  2.02
                        Excluded Liabilities                2.04
                        Master Agreement                    Recitals
                        Other Businesses                    2.02
                        Purchased Assets                    2.01
                        Purchase Price                      2.05
                        Seller                              Preamble
                        Trademarks                          2.01
                        Transfer Costs                      2.03
                        U.S. Business                       Recitals


                                   ARTICLE II

                                PURCHASE AND SALE

           2.01. Purchase and Sale. Upon the terms and subject to the conditions contained in this Agreement and the Master Agreement, Buyer shall purchase from Seller, and Seller shall sell, transfer, assign and deliver (or cause to be sold, transferred, assigned and delivered) to Buyer, at the Closing, free and clear of Liens other than Permitted Liens, all of Seller's right, title and interest in and to the assets, properties and business owned or held by Seller of every kind and description, wherever located, real, personal or mixed, tangible or intangible, that are either (i) used exclusively in, arise exclusively from, or relate exclusively to, the conduct of the U.S. Business as the same shall exist on the Closing Date or (ii) are identified on an Index to this Section 2.01, other than the Excluded Assets (the "Purchased Assets"), and specifically including all right, title and interest of Seller in, to and under the following:

                     (a) the list of all Customers of the U.S. Business as of the Closing Date, together with all customer-based intangibles;

                     (b) all bottled water coolers, directly plumbed (so-called "bottleless") water coolers, refrigerators, microwaves, coffee brewers and water bottles owned or held by Seller for use in the conduct of the U.S. Business, wherever located;

                     U.S. Asset Purchase Agreement - Page 3

                     (c) the real property and leases of, and other interests in, real property listed on Index 2.01(c), in each case together with all buildings, fixtures, improvements and leasehold improvements erected thereon (the "Business Premises");

                     (d) (i) the vehicles and forklifts identified and listed (by vehicle type and serial number) in Part A of Index 2.01(d); and (ii) all other tangible personal property and interests therein, including machinery, equipment (including production equipment, water treatment lines and bottling lines), furniture, office equipment, communications equipment, computer hardware, racks, storage tanks, spare and replacement parts, fuel and other tangible personalty but excluding the items referred to in Section 2.01 (b) and
(e), that is:

                               (A) located at, based out of, or normally found
at or about, any of the Business Premises; or

                               (B) located at, based out of, or normally found
at or about Seller's facilities in Watertown, Massachusetts or Ludlow, Massachusetts and either (1) used or held for use exclusively in the U.S. Business or (2) listed on Part B of Index 2.01(d); or


                               (C) otherwise used or held for use exclusively in
the U.S. Business; or

                               (D) listed on Part B of Index 2.01(d).

                     (e) all supplies and inventories either (i) located at any of the Business Premises; or (ii) located at Seller's facilities in Watertown, Massachusetts, Ludlow, Massachusetts or anywhere else that are used or held for use exclusively in the U.S. Business;

                     (f) all rights under all Contracts, including the Material Contracts listed on Index 2.01(f), to which Seller is a party and which either
(i) pertain exclusively to the U.S. Business or (ii) are listed on Index 2.01(f), other than the Excluded Contracts (collectively, the "Assumed Contracts");

                     (g) all accounts, notes and other receivables generated exclusively in the conduct of the U.S. Business, other than accounts, notes and other receivables due from Affiliates of Seller;

                     (h) all prepaid expenses and deposits relating exclusively to the U.S. Business, including prepaid ad valorem taxes, leases and rentals;

                     (i) all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, including unliquidated rights under manufacturers' and vendors' warranties;

                     U.S. Asset Purchase Agreement - Page 4

                     (j) to the extent transferable, all existing and pending Permits relating exclusively to the U.S. Business or the occupancy of any of the Business Premises, whether issued in Seller's name or in the name of any other Person and used by Seller under license or other understanding or arrangement, written or oral, including those Permits listed on Index 2.01(j);

                     (k) a copy of all Books and Records relating exclusively to the U.S. Business, the Purchased Assets or the Transferred U.S. Employees, including personnel records in respect of the Transferred U.S. Employees (subject to the provisions of clause (x) of the final sentence of Section 5.02(a) of the Master Agreement) and vehicle registration and inspection certificates for the vehicles and forklifts identified in Part A of Index 2.01(d) and for all leased vehicles used exclusively in the U.S. Business, other than Books and Records related to employees of the U.S. Business other than the Transferred U.S. Employees and those Books and Records described in Section 2.02(i) of this Agreement;

                     (l) to the extent transferable, all customer analyses, market reports and customer surveys prepared for or at the request of Seller that relate to the bottled water business in the United States and have potential application to the U.S. Business;

                     (m) all computer software listed on Index 2.01(m);

                     (n) all copyrights in the marketing materials used or held for use exclusively in the U.S. Business;

                     (o) the domain name registrations listed on Index 2.01(o);

                     (p) the trademarks identified on Index 2.01(p) with the registration or application numbers and in the countries or territories identified on Index 2.01(p) (the "Trademarks"); and

                     (q) all goodwill associated with, and the going concern value of, the U.S. Business and the Purchased Assets, other than as identified in Section 2.02(d), together with the right to represent to third parties that Buyer is the successor to the U.S. Business.

           2.02. Excluded Assets. Notwithstanding anything to the contrary set forth in Section 2.01, Seller shall not sell, transfer, assign or deliver (or cause to be sold, transferred, assigned or delivered) to Buyer, and Buyer shall not purchase and acquire from Seller, any of the following assets and properties, which shall remain the exclusive property of Seller (collectively, the "Excluded Assets"):

                     (a) Seller's cash and cash equivalents on hand and in banks, certificates of deposit and marketable securities;

                     U.S. Asset Purchase Agreement - Page 5

                     (b) Seller's real property, and interests in real property, located in Watertown, Massachusetts (including the premises at 65 Grove Street and 58 Irving Street) or in Ludlow, Massachusetts, together with all buildings, fixtures and improvements erected thereon;

                     (c) Seller's interests in the entities identified on Index 2.02(c);

                     (d) all Intellectual Property (including the Seller Tradenames), including all interests therein and goodwill associated therewith, other than as identified in Section 2.01(a), (n), (o) and (p);

                     (e) all rights of Seller under any loan agreement or letter of credit;

                     (f) all rights of Seller to Tax refunds (except to the extent, if any, that the Tax in respect of which the refund applies shall have been included within prepaid expenses on the Final Net Closing Asset Statement or the accrued Liabilities set forth on the Final Closing Net Asset Statement shall have been reduced by the amount of the refund), and proceeds of insurance policies (subject to the provisions of Section 5.15(a) and (b) of the Master Agreement);

                     (g) all rights of Seller and its Affiliates under (i) this Agreement, the Master Agreement and other Operative Documents, (ii) all Contracts to which Seller is a party that pertain in any part to the businesses of Seller and its Affiliates other than the U.S. Business ("Other Businesses") and that are not identified as Assumed Contracts on Index 2.01(f), (iii) any Contract pertaining exclusively to an Excluded Asset or an Excluded Liability (including all insurance policies and Contracts), and (iv) any Contract which pertains exclusively to the U.S. Business that was made or entered into in breach or violation of the Master Agreement, unless Buyer expressly elects by written notice delivered to Seller prior to the Closing to include such Contract as an Assumed Contract (collectively, the "Excluded Contracts");

                     (h) all assets or properties that are located at Seller's corporate headquarters or other business locations of Seller (including Seller's facilities located in Watertown, Massachusetts [including the premises at 65 Grove Street and 58 Irving Street] and Ludlow, Massachusetts), other than the Business Premises, that are either (i) used exclusively in the Other Businesses, or (ii) used in common in the U.S. Business and the Other Businesses and are not listed on an Index to Section 2.01;

                     (i) the corporate seals, incorporation documents, by-laws, Tax Returns and other Tax records, minute books and stock record books of Seller, and such other records of Seller that relate exclusively to the organization or capitalization of Seller; and

                     (j) any assets or properties sold or otherwise disposed of in the ordinary course of the operation of the U.S. Business, but not in violation of any provisions of this Agreement or the Master Agreement, during the period from the date hereof through the Closing.

                     U.S. Asset Purchase Agreement - Page 6

           2.03. Assumption of Liabilities. As partial consideration for the sale, transfer, assignment and delivery of the U.S. Business and the Purchased Assets and upon the terms and subject to the conditions set forth in this Agreement and the Master Agreement, Buyer shall assume, pay and perform from and after the Closing the following obligations, contracts and liabilities of Seller arising exclusively out of the conduct of the U.S. Business (collectively, the "Assumed Liabilities"), but no others:

                     (a) the accrued expenses and trade accounts payable (excluding amounts due to Affiliates of Seller) of the U.S. Business that have been incurred exclusively in the ordinary course of the U.S. Business through the Closing Date, in the amounts and to the extent reflected in the Final Closing Net Asset Statement;

                     (b) all Liabilities and obligations relating to Customer deposits relating exclusively to the U.S. Business, but only in the amount and to the extent reflected on the Final Closing Net Asset Statement;

                     (c) all Liabilities accruing from and after the Closing Date under the Assumed Contracts (other than Liabilities attributable to any breach or failure by Seller to comply with the terms thereof on or before the Closing);

                     (d) all transfer, documentary, sales, use, value-added, stamp and registration Taxes, all conveyance fees, recording fees, deed stamps and all other such Taxes and fees (including any penalties and interest) incurred in connection with the purchase and sale of the Purchased Assets between Buyer and Seller at Closing pursuant to this Agreement and the Master Agreement ("Transfer Costs"); and

                     (e) any other specifically identified Liabilities of Seller relating to the U.S. Business that are expressly assumed by Buyer Representative or Buyer at the Closing pursuant to any other provision of this Agreement or the Master Agreement or any other Operative Documents.

           2.04. Excluded Liabilities. Notwithstanding any provision in this Agreement, the Master Agreement or any other Operative Document to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming any other Liability, Contract or obligation of Seller or any of its Affiliates (or any predecessor owner of all or part of their respective business and assets) of whatever nature, whether presently in existence or arising or asserted hereafter, and no such assumption by Buyer shall be implied or construed by operation of law or otherwise or shall be attributed to Buyer as a putative successor to Seller. All such other Liabilities, Contracts and obligations shall be retained by and remain obligations and Liabilities of Seller (all such Liabilities, Contracts and obligations not being assumed being herein referred to as the "Excluded Liabilities"). Without limiting the foregoing, none of the following shall be Assumed Liabilities for the purposes of this Agreement or any of the other Operative Documents:

                     U.S. Asset Purchase Agreement - Page 7

                     (a) any obligation or Liability for Tax imposed by any Taxation Authority on Seller or any of its Affiliates (i) with respect to the Other Businesses, (ii) or with respect to the operations of the U.S. Business or the acquisition, ownership or holding of the Purchased Assets at any time or for any period prior to the Closing, or (iii) for income Taxes incurred as a result of the consummation of the transactions contemplated by this Agreement, other than Transfer Costs arising on the purchase and sale of the Purchased Assets between Buyer and Seller pursuant to this Agreement and the Master Agreement;

                     (b) any Liability or obligation of Seller or any of its Affiliates for money borrowed, including purchase money financing provided by any vendor, whether such Liabilities and obligations were incurred in the operation of the U.S. Business or otherwise;

                     (c) any Liability or obligation relating to an Excluded Asset;

                     (d) any Prior Claims; and

                     (e) any Liability or obligation contained in the respective agreements relating to Seller's acquisition of any water cooler business or bottled water business.

           2.05. Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be the sum of (a) subject to the adjustments contemplated by the Master Agreement, consideration with a value equal to United States $77 million and (b) the assumption by Buyer of the Assumed Liabilities. The Purchase Price shall be paid in accordance with Section 2.02 of the Master Agreement.

           2.06. Closing. The closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the time and place provided in Section 2.05 of the Master Agreement. Buyer and Seller shall use all commercially reasonable efforts, on or prior to the Closing, to execute and deliver all such instruments, documents and certificates as may be necessary or advisable for the consummation at the Closing of the transactions contemplated by this Agreement in accordance with its terms and with the terms of the other Operative Documents, in each case in form and substance reasonably satisfactory to Seller and Buyer, including deeds and related conveyancing documents with respect to the conveyance of the owned Business Premises and leasehold assignments in the case of leased Business Premises (conforming in each case to the respective local customs and norms of the jurisdictions where each such Business Premises is located), bills of sale, instruments of assumption, endorsements, assignments and other agreements and instruments of transfer, conveyance and assignment, in form suitable for recording and filing, as reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets and the U.S. Business, in each case free and clear of Liens other than Permitted Liens, and for Buyer to assume the Assumed Liabilities. The Closing shall not take place under this Agreement unless all transactions contemplated by the Operative Documents close simultaneously.

                     U.S. Asset Purchase Agreement - Page 8

                     2.07. Transfer Costs. All Transfer Costs incurred in connection with the purchase and sale of the Purchased Assets between Seller and Buyer pursuant to this Agreement and the Master Agreement shall be borne and paid by Buyer.

                     2.08. Access Rights. Nothing in this Agreement shall diminish the rights of Buyer Representative and Buyer to have access under
Section 5.02 of the Master Agreement.

                     2.09. Third Party Consents. Section 7.04 of the Master Agreement shall govern matters related to third party consents.

                                   ARTICLE III

                                  MISCELLANEOUS

           3.01. Termination. This Agreement shall terminate and the transactions contemplated hereby shall be abandoned prior to the Closing only if the Master Agreement is terminated, or as otherwise may be agreed to in writing by Seller and Buyer Representative.

           3.02. Further Assurances. If at any time after the Closing, Buyer shall reasonably consider it advisable that any further conveyance, agreements, documents, instruments and assurances of law or any other things are necessary or appropriate to vest, perfect, confirm or record in Buyer the title to any of the Purchased Assets, Seller shall execute and deliver, upon Buyer's request and for no additional consideration, any and all proper conveyances, agreements, documents, instruments and assurances of law, and do all things reasonably necessary or proper to vest, perfect, confirm or record title to the Purchased Assets and the U.S. Business in Buyer and otherwise to carry out the provisions of this Agreement.

           3.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither Seller nor Buyer may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other; and provided further that no permitted transfer or assignment will relieve the transferring or assigning party of its obligations under this Agreement.

           3.04. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without giving effect to the conflicts of law rules thereof. Any dispute, claim or controversy relating to or arising out of this Agreement shall be asserted and adjudicated in accordance with the provisions of Section 13.10 of the Master Agreement.

           3.05. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a

                     U.S. Asset Purchase Agreement - Page 9

counterpart hereof, in either original or facsimile, as well as counterparts to the other Operative Documents, signed by the other parties hereto and thereto.

           3.06. Bulk Sales Laws. Buyer and Seller each hereby waive compliance by Seller with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. In consideration of Buyer's waiver, Seller shall indemnify, defend and hold Buyer and the other Buyer Indemnitees harmless subject to and in accordance with Article XI of the Master Agreement from and against any Losses resulting from Seller's failure to so comply.

           3.07. Master Agreement Controls. If there is any conflict between the provisions of this Agreement and the provisions of the Master Agreement, the provisions of the Master Agreement shall control.

           3.08. Amendments; No Waivers. (a) Any provisions of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

           (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                     U.S. Asset Purchase Agreement - Page 10

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the date first above written.

                                GREAT SPRING WATERS OF AMERICA, INC.,
                                Buyer


                                By:  /s/ J. M. Evans
                                Name: J. M. Evans
                                Title:  Vice President



                                IONICS, INCORPORATED, Seller


                                By:  /s/ Arthur L. Goldstein
                                Name:  Arthur L. Goldstein
                                Title:  Chairman and Chief Executive Officer

                                                                       EXHIBIT G
                                                                       ---------

                                  OFFER LETTER

                [ON LETTERHEAD OF SPRINGBAR WATERCOOLERS LIMITED]



To:  IONICS (U.K.), LIMITED
                                                               November 30, 2001

RE: OFFER FOR PURCHASE - U.K. AQUA COOL BUSINESS

Dear Sirs:

We, Springbar Watercoolers Limited ("we" or the "Offeror"), understand that you, Ionics (U.K.), Ltd. ("you" or the "Offeree"), conduct a business involving the sale and distribution of bottled water and beverage service supplies and the lease, sale and distribution of bottled water coolers, directly plumbed (so-called "bottleless") water coolers and beverage service equipment to homes and businesses in the United Kingdom (the "U.K. Business"). We hereby offer to purchase the U.K. Business and the assets relating thereto, as described in the Appendix to this letter, as a going concern, upon and subject to the terms set forth below and in the Appendix to this letter (collectively, the "Offer").

The Offer remains open for acceptance by you until 6:00 p.m. Eastern Standard Time today (or such later date and time as we may notify in writing to you), and will not be revoked or amended by us until that date and time. You can accept the Offer only by having an officer, authorised for and acting on behalf of you as the Offeree, within that period:

(a) communicate the Offeree's acceptance of the Offer by telephone or in person to any officer of the Offeror; and

(b) execute and date on behalf of the Offeree a contract to enter into the purchase and sale of certain freehold property and the assignments of certain leasehold properties in England in the form annexed hereto as Annex A (the "English Business Premises Contract") and a contract to enter into the assignment of a certain leasehold property in Scotland in the form annexed hereto as Annex B (the "Scottish Business Premises Contract", and together with the English Business Premises Contract, the "Property Contracts"); and

(c) accept our payment of the sum of(pound)100 by way of a non-refundable deposit.

Acceptance of the Offer, as aforesaid, shall constitute the agreement of Offeree and Offeror, which shall be binding on Offeree and Offeror, respectively, in the terms of the Appendix of this letter and the Property Contracts and shall constitute the warranty and undertaking of the Offeree and Offeror to perform, observe and discharge all agreements, covenants, guarantees, indemnities and obligations which are expressed herein and in the Appendix to this letter to be binding on the Offeree and Offeror respectively.

Yours faithfully

/s/ Philip O'Brien

an officer duly authorised
for and on behalf of
Springbar Watercoolers Limited

                                    APPENDIX

                              TERMS AND CONDITIONS

                U.K. Asset Purchase Terms and Conditions - Page 2


                                    ARTICLE I

                                   DEFINITIONS

           1.01 Common Definitions. Unless otherwise defined or specified in this Offer, capitalized terms used in this Offer that are defined in the Master Agreement (the "Master Agreement"), dated of even date herewith, between Ionics, Incorporated, a Massachusetts corporation, and The Perrier Group of America, Inc., a Delaware corporation (the "Buyer Representative"), in an agreed form which is attached hereto as Index 1.01 shall have the meanings assigned to them in the Master Agreement, and the rules of construction (including the provisions of Article XIII of the Master Agreement) and documentary conventions set forth in the Master Agreement shall apply to this Offer.

           1.02 Additional Definitions. Each of the following terms is defined in the Section of this Offer set forth opposite such term:

                        Term                               Section
                        ----                               -------

                        Assumed Contracts                  2.01(e)
                        Assumed Liabilities                2.04
                        Bottled Water Equipment            2.01(b)
                        Business Premises                  2.03
                        Business Records                   2.01(f)
                        Buyer Representative               1.01
                        Claim Rights                       2.01(j)
                        Closing                            2.10(a)
                        Commercial Information             2.01(g)
                        Computer Software                  2.01(l)
                        Copyrights                         2.01(m)
                        Customer List                      2.01(a)
                        Domain Name Registrations          2.01(n)
                        Excluded Assets                    2.02
                        Excluded Contracts                 2.02(f)
                        Excluded Liabilities               2.05
                        Excluded Personal Property         2.02(g)
                        Goodwill                           2.01(o)
                        Master Agreement                   1.01
                        Offer                              Cover Letter
                        Offeree                            Cover Letter
                        Offeror                            Cover Letter
                        Other Businesses                   2.02(f)
                        Permits                            2.01(k)
                        Personal Property                  2.01(c)
                        Prepayment and Deposits            2.01(i)
                        Purchased Assets                   2.01

                U.K. Asset Purchase Terms and Conditions - Page 3

                        Purchase Price                     2.08
                        Receivables                        2.01(h)
                        Stamp Duty                         2.11
                        Stock                              2.01(d)
                        VAT                                2.09
                        VATA                               2.09
                        Wimbledon Property                 2.03

                                   ARTICLE II

                                PURCHASE AND SALE

           2.01. Purchase and Sale. Upon the terms and subject to the conditions contained in this Offer and the Master Agreement, Offeror shall purchase from Offeree, and Offeree shall sell, transfer, assign and deliver (or cause to be sold, transferred, assigned and delivered) to Offeror, at the Closing, free and clear of Liens other than Permitted Liens, all of Offeree's right, title and interest in and to the assets, properties and business owned or held by Offeree of every kind and description, wherever located, real, personal or mixed, tangible or intangible, that are either (i) used exclusively in, arise exclusively from, or relate exclusively to, the conduct of the U.K. Business as the same shall exist on the Closing Date or (ii) are identified on an Index to this Section 2.01, other than the Excluded Assets (the "Purchased Assets"), and specifically including all right, title and interest of Offeree in, to and under the following:

                     (a) the list of all Customers of the U.K. Business as of the Closing Date (the "Customer List"), together with all customer-based intangibles;

                     (b) all bottled water coolers, directly plumbed (so-called "bottleless") water coolers, refrigerators, microwaves, coffee brewers and water bottles owned or held by Offeree for use in the conduct of the U.K. Business, wherever located (collectively, the "Bottled Water Equipment");


                     (c) (i) the vehicles and forklifts identified and listed (by vehicle type and registration number) in Part A of Index 2.01(c); and (ii) all other tangible personal property and interests therein, including machinery, equipment (including production equipment, water treatment lines and bottling lines), furniture, office equipment, communications equipment, computer hardware, racks, storage tanks, spare and replacement parts, fuel and other tangible personalty, but excluding the Bottled Water Equipment and the Stock, that is:

                               (A) located at, based out of, or normally found
at or about any of the Business Premises other than the Wimbledon Property; or

                               (B) located at, based out of, or normally found
at or about the Wimbledon Property, except only for such tangible personal property as constitutes Excluded Personal Property under Section 2.02(g) of this Offer (collectively, the "Personal Property");

                U.K. Asset Purchase Terms and Conditions - Page 4

                     (d) all supplies and inventories either (i) located at any of the Business Premises other than the Wimbledon Property; or (ii) located at the Wimbledon Property or anywhere else that are used or held for use exclusively in the U.K. Business (collectively, the "Stock");

                     (e) all rights under all Contracts, including the Material Contracts listed on Index 2.01(e), to which Offeree is a party and which either
(A) pertain exclusively to the U.K. Business or (B) are listed on Index 2.01(e), other than the Excluded Contracts (collectively, the "Assumed Contracts");

                     (f) a copy of all Books and Records related exclusively to the U.K. Business, the Purchased Assets or the Transferred U.K. Employees, other than Books and Records related to employees of the U.K. Business other than the Transferred U.K. Employees and those Books and Records described in Section 2.02(h), subject, in each case, to the provisions of clause (x) of the final sentence of Section 5.02(a) of the Master Agreement (collectively, the "Business Records");

                     (g) to the extent transferable, all customer analyses, market reports and customer surveys prepared for or at the request of Offeree that relate to the bottled water business in the U.K. and have potential application to the U.K. Business (the "Commercial Information");

                     (h) all accounts, notes and other receivables generated exclusively in the conduct of the U.K. Business, other than accounts, notes and other receivables due from Affiliates of Offeree (collectively, the "Receivables");

                     (i) all prepaid expenses and deposits relating exclusively to the U.K. Business, including prepaid ad valorem taxes, leases and rentals (collectively the "Prepayments and Deposits");

                     (j) all of Offeree's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, including unliquidated rights under manufacturers' and vendors' warranties (collectively, the "Claim Rights");

                     (k) to the extent transferable, all existing and pending Permits related exclusively to the U.K. Business or the occupancy of any of the Business Premises, whether issued in Offeree's name or in the name of any other Person and used by Offeree under license or other understanding or arrangement, written or oral, including those Permits listed on Index 2.01(k) (collectively, the "Permits");

                     (l) all computer software listed in Index 2.01(l) (the "Computer Software");

                     (m) all copyrights in the marketing materials used exclusively in the U.K. Business (the "Copyrights");

                U.K. Asset Purchase Terms and Conditions - Page 5

                     (n) the domain name registrations listed on Index 2.01(n) (the "Domain Name Registrations"); and

                     (o) all goodwill associated with the U.K. Business or the Purchased Assets, other than as identified in Section 2.02(c), together with the right to represent to third parties that Offeror is the successor to the U.K. Business ("Goodwill").

           2.02. Excluded Assets. Notwithstanding anything to the contrary set forth in Section 2.01, Offeree shall not sell, transfer, assign or deliver (or cause to be sold, transferred, assigned or delivered) to Offeror, and Offeror shall not purchase or acquire from Offeree, any of the following assets and properties, which shall remain the exclusive property of Offeree (collectively, the "Excluded Assets"):

                     (a) Offeree's cash and cash equivalents on hand and in banks, certificates of deposit and marketable securities;

                     (b) Offeree's interests in the entities identified on Index 2.02(b);

                     (c) all Intellectual Property (including the Business Tradenames and Seller Tradenames), including all interests therein and goodwill associated therewith, other than as identified in Section 2.01(a), (m) and (n);

                     (d) all rights of Offeree under any loan agreement or letter of credit;

                     (e) all rights of Offeree to Tax refunds (except to the extent, if any, that the Tax in respect of which the refund applies shall have been included within prepaid expenses on the Final Closing Net Asset Statement, or the accrued Liabilities set forth on the Final Closing Net Asset Statement shall have been reduced by the amount of the refund) and proceeds of insurance policies (subject to the provisions of Section 5.15(a) and (b) of the Master Agreement);

                     (f) all rights of Offeree and its Affiliates under (i) this Offer, the Master Agreement and the other Operative Documents, (ii) all Contracts to which Offeree is a party that pertain in any part to the businesses of Offeree and its Affiliates other than the U.K. Business ("Other Businesses") and that are not identified as Assumed Contracts on Index 2.01(e) of this Offer,
(iii) the lease agreements in respect of the leased Business Premises that are the subject of the U.K. Property Contracts, (iv) any Contract pertaining exclusively to an Excluded Asset or an Excluded Liability (including all insurance policies and Contracts), and (v) any Contract which pertains exclusively to the U.K. Business that was made or entered into in breach or violation of the Master Agreement, unless Buyer expressly elects by written notice delivered to Offeree prior to the Closing to include such Contract as an Assumed Contract (collectively, the "Excluded Contracts");

                U.K. Asset Purchase Terms and Conditions - Page 6

                     (g) the assets and personal property located at the Wimbledon Property that are not used exclusively in the U.K. Business, but only to the extent specifically listed on Index 2.02(g) (collectively, "Excluded Personal Property");

                     (h) the corporate seals, incorporation documents, memorandum and articles of association, Tax Returns and other Tax records, minute books and statutory books of Offeree, and such other records of Offeree that relate exclusively to the incorporation or capitalization of Offeree, together with any VAT, National Insurance, PAYE or other Books and Records Offeree is required by Law or Section 2.10 to retain; and

                     (i) any assets or properties sold or otherwise disposed of in the ordinary course of the operation of the U.K. Business, but not in violation of any provisions of this Offer or the Master Agreement, during the period from the date hereof through the Closing.

           2.03. Business Premises. At the Closing, (i) subject to and in accordance with the English Business Premises Contract in the form annexed hereto as Annex A, the leasehold properties listed on Part A of Index 2.03 shall be assigned to Offeror, and all of Offeree's right, title and interest in and to the real property owned by Offeree located at 12 Waterside Way, London SW17, England, together with all buildings, fixtures and improvements erected thereon (the "Wimbledon Property"), shall be sold by Offeree to Offeror; and (ii) subject to and in accordance with the Scottish Business Premises Contract in the form annexed hereto as Annex B, the leasehold property listed on Part B of Index
2.03 shall be assigned to Offeror. The leasehold and freehold properties that are the subject of the English Business Premises Contract and the Scottish Business Premises Contract shall hereinafter collectively be referred to as the "Business Premises."

           2.04. Assumption of Liabilities. As partial consideration for the sale, transfer, assignment and delivery of the U.K. Business and the Purchased Assets and upon the terms and subject to the conditions set forth in this Offer and the Master Agreement, Offeror shall assume, pay and perform from and after the Closing the following obligations, contracts and liabilities of Offeree arising exclusively out of the conduct of the U.K. Business (collectively, the "Assumed Liabilities"), but no others:

                     (a) the accrued expenses and trade accounts payable (excluding amounts due to Affiliates of Offeree) of the U.K. Business that have been incurred exclusively in the ordinary course of the U.K. Business through the Closing Date, in the amounts and to the extent reflected on the Final Closing Net Asset Statement;

                     (b) all Liabilities and obligations relating to Customer deposits relating exclusively to the U.K. Business, but only in the amount and to the extent reflected on the Final Closing Net Asset Statement;

                     (c) all Liabilities accruing from and after the Closing Date under the Assumed Contracts (other than Liabilities attributable to any breach or failure by Offeree to comply with the terms thereof on or before the Closing);

                U.K. Asset Purchase Terms and Conditions - Page 7

                     (d) subject to and in accordance with the provisions of
Article IX of the Master Agreement, all obligations relating to the Transferred U.K. Employees imposed on Offeror by any Law, statute, rule, regulation or common law (whether under TULRCA, the Transfer Regulations, or ERA); and

                     (e) any other specifically identified Liabilities of Offeree relating to the U.K. Business that are expressly assumed by Buyer Representative or Offeror at the Closing pursuant to any other provision of this Offer, the U.K. Property Contracts, the Master Agreement or any other Operative Documents.

           2.05. Excluded Liabilities. Notwithstanding any provision in this Offer, the Master Agreement or any other Operative Document to the contrary, Offeror is assuming only the Assumed Liabilities and is not assuming any other Liability, Contract or obligation of Offeree or any of its Affiliates (or any predecessor owner of all or part of their respective business and assets) of whatever nature, whether presently in existence or arising or asserted hereafter. All such other Liabilities, Contracts and obligations shall be retained by and remain obligations and Liabilities of Offeree (all such Liabilities, Contracts and obligations not being assumed being herein referred to as the "Excluded Liabilities"). Without limiting the foregoing, none of the following shall be Assumed Liabilities for the purposes of this Offer:

                     (a) any Liability or obligation for Tax imposed by any Taxation Authority on Offeree or any of its Affiliates (i) with respect to the Other Businesses, (ii) with respect to the operations of the U.K. Business or the acquisition, ownership or holding of the Purchased Assets at any time or for any period prior to the Closing, or (iii) for any income Taxes incurred as a result of consummation of the transactions contemplated by this Offer, other than Stamp Duty arising on the purchase and sale of the Purchased Assets between Offeror and Offeree pursuant to this Offer and as provided in Section 2.09;

                     (b) any Liability or obligation of Offeree or any of its Affiliates for money borrowed, including purchase money financing provided by any vendor, whether such Liabilities and obligations were incurred in the operation of the U.K. Business or otherwise;

                     (c) any Liability or obligation relating to an Excluded Asset;

                     (d) any Prior Claims; and

                     (e) any Liability or obligation of Offeree contained in the respective agreements relating to Offeree's acquisition of any water cooler business or bottled water business.

           2.06. Data Protection Act 1998. The Offeror undertakes to comply in all material respects with the provisions of the Data Protection Act 1998 following the Closing in relation to the Customer List and other Purchased Assets, including obtaining any necessary consent from any individuals as necessary for Offeror's lawful use of relevant information.

                U.K. Asset Purchase Terms and Conditions - Page 8

           2.07. Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be the sum of (a) subject to the adjustments contemplated by the Master Agreement, United States $122.0 million less (pound)290,126.36 which represents the aggregate purchase price for the leaseholds being transferred pursuant to the U.K. Property Contracts in cash and
(b) the assumption by Offeror of the Assumed Liabilities. The Purchase Price shall be paid in accordance with Section 2.02 of the Master Agreement.

           2.08. Allocation of Purchase Price. Subject to the adjustments contemplated by the Master Agreement (and, in particular, any alterations necessary to the allocations below so as to ensure that if and to the extent that the categories of assets listed below appear in the Final Closing Net Asset Statement they are accorded the same value hereunder as they are given in the Final Closing Net Asset Statement), the Purchase Price shall be allocated to the Purchased Assets approximately as follows:

                                                                    in 000s
                                                                    -------
  For the Bottled Water Equipment and Personal Property             US$  16,921
  For the Stock                                                     US$     704
  For the Receivables                                               US$   8,068
  For the Prepayments and Deposits                                  US$     380
  For the Assumed Liabilities                                       US$  (1,897)
  For the Goodwill, Customer Lists, Business Records, Commercial    US$  97,413
  Information, Claims Rights, Permits, Computer Software,
  Copyrights, Domain Name Registrations, Assumed Contracts and all other Purchased Assets

Any allocations of adjustments to the Purchase Price shall be made in accordance with Section 2.10 of the Master Agreement. The Final Closing Net Asset Statement shall separately set forth the values for Bottled Water Equipment and Personal Property.

           2.09. Value Added Tax ("VAT").

                     (a) Offeror and Offeree intend and shall use all reasonable endeavours to secure that section 49(1) Value Added Tax Act 1994 ("VATA") and article 5 of the Value Added Tax (Special Provisions) Order 1995 will apply to the transfer of the U.K. Business pursuant to any contract constituted by acceptance of this Offer. Accordingly:

                               (i) Offeror and Offeree shall, to the extent required by Law, on the Closing Date or as soon as reasonably practicable after that date give notice of such transfer to HM Customs & Excise; and

                               (ii) Offeree shall make a request to HM Customs & Excise under section 49(1)(b) VATA. Offeree undertakes to preserve all Books and Records related to

                U.K. Asset Purchase Terms and Conditions - Page 9

           VAT for such period as may be required by Law or, in the case of Books and Records that relate to capital items within the capital goods scheme, 11 years, and during that time to permit Offeror or its agents reasonable access to inspect or copy them at Offeror's expense in accordance with Section 5.02 of the Master Agreement. If HM Customs & Excise refuses to make a direction, Offeree shall within 20 days of the receipt of written notification of such refusal deliver such Books and Records to Offeror, although Offeree shall be entitled to either retain a copy of such Books and Records or subsequently have access for itself or its agents to inspect or copy them at the Offeree's expense.

                     (b) If HM Customs & Excise determines that all or part of the consideration for the sale and purchase of the Purchased Assets and the Business Premises is subject to VAT, Offeree shall issue Offeror with a VAT invoice and Offeror shall pay to Offeree an amount equal to the VAT specified in the invoice within five days of receipt of such invoice by Offeror.

           2.10.  Closing.

                     (a) If this Offer is accepted, the closing of the purchase and sale of the Purchased Assets and the Business Premises and the assumption of the Assumed Liabilities hereunder (the "Closing") shall take place at the time and place provided in Section 2.05 of the Master Agreement.

                     (b) At Closing, Offeree shall (i) deliver to Offeror (which may consist of delivery by turning over to Offeror possession and control of the Business Premises where they are customarily maintained) such of the Purchased Assets which are capable of being transferred by delivery, including the Stock, Bottled Water Equipment, Personal Property, Business Records, Commercial Information and Customer List, and (ii) with respect to any specific Purchased Assets or classes of Purchased Assets as Offeror may reasonably request, deliver to Offeror appropriate documents of transfer, conveyance and assignment, in each case in form and substance reasonably satisfactory to Offeree and Offeror, including bills of sale, endorsements, assignments and other instruments, in form suitable for recording and filing, as reasonably necessary or appropriate to vest in Offeror all right, title and interest in, to and under such Purchased Assets and the U.K. Business.

                     (c) At Closing, the transactions contemplated by the English Business Premises Contract and the Scottish Business Premises Contract shall be completed concurrently with the transaction contemplated by this Offer, except to the extent that the U.K. Property Contracts provide for later completion.

                     (d) At Closing, Offeree and Offeror will each deliver to the other executed copies of all Ancillary Agreements to which it is a party.

                     (e) The Closing shall not take place under this Offer or any other Operative Document unless all transactions contemplated by the Operative Documents close simultaneously.

               U.K. Asset Purchase Terms and Conditions - Page 10

                     (f) Upon the Closing, all transactions contemplated to be consummated at the Closing shall be deemed to have occurred.

           2.11. Stamp Duty. Notwithstanding any other provision in the contract constituted by acceptance of this Offer or in any other Operative Document to the contrary, all transfer, documentary, and stamp duty Taxes, registration fees, conveyance fees, recording fees, deed stamps and all other such Taxes and fees (including any penalties and interest) incurred in connection with the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (collectively, "Stamp Duty") shall be borne and paid by Offeror.

           2.12 Access Rights. Nothing in this Agreement shall diminish the rights of Buyer Representative and Buyer to have access under Section 5.02 of the Master Agreement.

           2.13 Third Party Consents. Section 7.04 of the Master Agreement shall govern matters related to third party consents.


                                   ARTICLE III

                                  MISCELLANEOUS

           3.01. Termination. The contract constituted by acceptance of this Offer shall terminate and the transactions contemplated by it shall be abandoned prior to the Closing only if the Master Agreement is terminated, or as otherwise may be agreed to in writing by Offeree and Offeror.

           3.02. Further Assurances. If at any time and from time to time after the Closing, Offeror shall reasonably consider it advisable that any further conveyance, agreements, documents, instruments and assurances of law or any other things are necessary to vest, perfect, confirm or record in Offeror the title to any of the Purchased Assets, Offeree shall execute and deliver, upon Offeror's request and for no additional consideration, any and all proper assignments, conveyances, agreements, documents, instruments and assurances of law, and do all things reasonably necessary or proper to vest, perfect, confirm or record title to the Purchased Assets and the U.K. Business in Offeror and otherwise to carry out the provisions of this Offer.

           3.03. Successors and Assigns. The provisions of the contract constituted by acceptance of this Offer shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither Offeror nor Offeree may assign, delegate or otherwise transfer any of its rights or obligations under this Offer or the contract constituted by acceptance of this Offer without the prior written consent of the other; and provided further that no permitted transfer or assignment will relieve the transferring or assigning party of its obligations under this Offer or the contract constituted by acceptance of this Offer.

           3.04. Governing Law and Jurisdiction. The applicable laws of England (without giving effect to such nation's rules of conflicts of law) shall govern
(i) the formation of the contract

               U.K. Asset Purchase Terms and Conditions - Page 11

constituted by acceptance of this Offer and (ii) the perfection and effect of the transfer of the Purchased Assets. Otherwise, the contract constituted by acceptance of this Offer shall be construed in accordance with and governed by the law of the State of New York, U.S.A., without giving effect to the conflicts of law rules of the State of New York. Any dispute, claim or controversy relating to or arising out of the contract constituted by acceptance of this Offer shall be asserted and adjudicated in accordance with the provisions of
Section 13.10 of the Master Agreement.

           3.05.  Entire Agreement.

                     (a) If this Offer is accepted, the contract constituted by its acceptance (including all agreements required to be delivered pursuant to its terms) shall, together with the U.K. Property Contracts, the Master Agreement, the other Operative Documents, including the Disclosure Index, and the Confidentiality Agreement, constitute the entire agreement between Offeree and Offeror in relation to the sale and purchase of the U.K. Business and the Purchased Assets, and supersede all previous agreements, understandings and negotiations involving the parties hereto with any bearing on the sale and purchase of the U.K. Business or the Purchased Assets.

                     (b) Nothing in this Offer shall be read or construed as excluding any liability or remedy in respect of fraud.

           3.06. No Third Party Rights. Nothing in this Offer or in the contract constituted by acceptance of this Offer is intended to confer on any Person any right to enforce any term of this Offer which that Person would not have had but for the Contracts (Rights of Third Parties) Act 1999.

           3.07. Notices. All notices, requests and other communications to Offeree or Offeror under the contract constituted by acceptance of this Offer shall be in writing in the English language (including telex, telecopy or similar writing) and shall be given:

                if to Offeror, to:

                        Springbar Watercoolers Limited
                        Trinity Court, Church Street
                        Rickmansworth
                        Hertfordshire  WD3 1LD
                        Attention:  Philip O'Brien
                        Telecopy:  +44 (0) 1923 897608

               U.K. Asset Purchase Terms and Conditions - Page 12

                        with a copy to:

                        The Perrier Group of America, Inc.
                        777 West Putnam Avenue
                        Greenwich, CT 06830
                        Attention:  J. Mark Evans
                        Telecopy:  (203) 863-0218

                               - and -

                        Orloff, Lowenbach, Stifelman & Siegel, P.A.
                        101 Eisenhower Parkway
                        Roseland, NJ 07068
                        Attention:  Stanley Schwartz
                        Telecopy: (973) 622-3073

                if to Offeree, to:

                        Ionics, Incorporated
                        65 Grove Street
                        Watertown, MA 02472
                        Attention:  General Counsel
                        Telecopy: (617) 926-3760

                        with a copy to:

                        Testa, Hurwitz & Thibeault, LLP
                        125 High Street
                        Boston, MA  02110
                        Attention:  Mark H. Burnett
                        Telecopy:  (617) 248-7100

           and shall if:

           (a) personally delivered, be deemed to have been received at the time of delivery;

           (b) mailed, be deemed to have been delivered on the tenth Business Day after the date of mailing;

           (c) sent by facsimile, be deemed to have been received upon receipt by the sender of a facsimile transmission report or other appropriate evidence that the facsimile has been transmitted to the addressee; or

                U.K. Asset Purchase Terms and Conditions - Page 13

           (d) sent by overnight delivery service, be deemed to have been received on the second Business Day after it was sent;

provided that, in the case of personal delivery or facsimile transmission, if such delivery or transmission occurs on a day that is not a Business Day or after 4:00 p.m. (local time) on a Business Day, receipt shall be deemed to have occurred the next Business Day.

           3.08. Amendments; No Waivers. (a) Any provisions of the contract constituted by acceptance of this Offer may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Offeror and Offeree, or in the case of a waiver, by the party against whom the waiver is to be effective.

           (b) No failure or delay by Offeror or Offeree in exercising any right, power or privilege under the contract constituted by acceptance of this Offer shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

           3.09. Master Agreement Controls. If there is any conflict between the provisions of the contract constituted by acceptance of this Offer and the provisions of the Master Agreement, the provisions of the Master Agreement shall control.


                                      * * *

                                                                         Annex A
                                                                         -------

THIS AGREEMENT is made the 30th day of November 2001

BETWEEN

(1) IONICS (U.K.) LIMITED company number 1966229 whose registered office is at 12 Waterside Way London SW17 0XH ('the Seller') and

(2) SPRINGBAR WATERCOOLERS LIMITED company number 01963471 whose registered office is at Trinity Court Church Street Rickmansworth Hertfordshire WD3 1LD (`the Buyer')

1.           DEFINITIONS AND INTERPRETATION

1.1          In this Agreement

             "THIS AGREEMENT": means this document as varied by any subsequent documentation

             "THE ANCILLARY OCCUPATIONAL LEASE DOCUMENTS": means the documents listed in Part II of all sections of the second schedule

             "THE BUYER'S SOLICITORS": means CMS Cameron McKenna of Mitre House 160 Aldersgate Street London EC1A 4DD (reference RJC)

             "COMPLETION": means actual completion of the sale and purchase of the Properties or any of them pursuant to this Agreement

             "THE COMPLETION DATE": means the date on which completion of the sale of the Properties or any of them is scheduled to take place in accordance with this Agreement

             "THE COMPLETION MONEYS": means the Purchase Price (or any outstanding balance of it) as adjusted by all sums due between the parties at Completion under this Agreement

             "THE ELECTED PROPERTY": means that leasehold property described in Section F of Part I of the First Schedule hereto

             "THE GENERAL CONDITIONS": means the Standard Conditions of Sale (3rd Edn)

             "THE MASTER AGREEMENT": means a master agreement of even date herewith and made between The Perrier Group of America, Inc. (1) and Ionics, Incorporated (2) (a copy of which is annexed hereto)

             "THE OCCUPATIONAL LEASES": means the tenancies or occupations subject to which the Seller holds any of the Properties and described in Part I of all sections of the second schedule and 'Occupational Lease' means any one of those tenancies

             "THE PROPERTIES": means the freehold and/or leasehold properties described in Part I of all sections of the first schedule, 'Property' means any one of those Properties and 'Property' followed by a number means whichever of the properties described in Part I of any section of the first schedule bears to that number

             "THE PURCHASE PRICE": means(pound)1,960,004.92

             "THE SELLER'S SOLICITORS": means Steele & Co of 2 The Norwich Business Park, Whiting Road, Norwich NR4 6DJ

             "TENANT COVENANT": has the meaning given in the Landlord and Tenant (Covenants) Act 1995 Section 28(1) and `tenant covenants' shall be construed accordingly

             "THE TRANSFER": means the assignments or transfers of the Properties or any of them

             "VAT": means an amount equal to the value added tax as charged in accordance with VATA or any equivalent or substituted tax

             "VATA": means the Value Added Tax Act 1994 or any equivalent tax
             Act

             "VAT INVOICE": means an invoice complying with the provisions of regulations 13 and 19 of the VAT Regulations 1995

1.2 words importing one gender shall be construed as importing any other gender

1.3 words importing the singular shall be construed as importing the plural and vice versa

1.4 where any party comprises more than one person the obligations and liabilities of that party under this Agreement shall be joint and several obligations and liabilities of those persons

1.5 the clause headings do not form part of this Agreement and shall not be taken into account in its construction or interpretation

1.6 any reference to a clause or a paragraph or a schedule is to one in this Agreement so numbered

1.7 any reference in the first schedule and the second schedule to the Property is to the property described in the heading of the relevant section of those schedules

1.8 in the absence of any contrary provision any reference to a statute includes any statutory modification or re-enactment of it and any and every order instrument regulation direction or plan made or issued under the statute deriving validity from it

2.           AGREEMENT FOR SALE

2.1 The Seller shall sell and the Buyer shall buy the Properties at the Purchase Price

2.2          The Purchase Price shall be apportioned as follows:

             2.2.1       to Property 1(pound)1,700,000

             2.2.2       to Property 2(pound)12,408.52

                         to Property 3(pound)69,977.10

                         to Property 4(pound)8,599.54

                         to Property 5(pound)8,138.63

                         to Property 6(pound)105,896.61

                         to Property 7(pound)48,508.40

                         to Property 8(pound)6,475.12

                         to Property 9(pound)1.00

3.           COMPLETION

3.1 Completion of the sale and purchase of Property 1 and payment of the Completion Moneys and of any applicable VAT shall take place on the Closing Date referred to in the Master Agreement

3.2 Completion of the sale and purchase of Properties 2 to 9 shall take place on the later of the Closing Date referred to in the Master Agreement and the fifth working day from and including the date on which the Seller's Solicitors give notice to the Buyer's Solicitors that the relevant reversioner's formal consent to assignment has been granted in respect of the relevant Property

4.           TITLE GUARANTEE

4.1          The Seller sells the Properties with full title guarantee

4.2 The transfer or assignment of all Properties which are leasehold shall contain the following declaration:

             "It is agreed that the covenants which are implied by the Law of Property (Miscellaneous Provisions) Act 1994 Section 4 shall be limited so as not to extend to any breach of the covenants relating to repair and decoration of the Property"

4.3 The Law of Property (Miscellaneous Provisions) Act 1994 Section 6(2)(a) shall have effect as though all matters now recorded in all registers open to or capable of public inspection are to be considered to be within the actual knowledge of the Buyer

4.4          The Transfer shall contain the modifications set out above

5.           POSSESSION

             The Properties are sold subject to:

5.1          the Occupational Leases

5.2          the Ancillary Occupational Lease Documents

5.3 the presence of any third party chattels in the nature of tenant's fixtures and fittings but not further or otherwise

6.           TITLE

6.1 In respect of such of the Properties title to which is registered at HM Land Registry title shall be deduced in accordance with the Land Registration Act 1925 Section 110 save that copies of the entries on the register the filed plan and any documents referred to shall be office copies

6.2 In respect of such of the Properties as are unregistered leasehold land title shall commence with the leases under which the Seller holds such Properties

6.3 Title having been deduced prior to the date of this Agreement the Buyer accepts the Seller's title to the Properties and shall be deemed to purchase with full knowledge of the title in all respects and shall not raise any requisitions or make any objection in relation to the title but the Buyer may raise requisitions arising out of:

             6.3.1 events occurring after the date of this Agreement but prior to the Completion Date

             6.3.2 matters revealed by pre-Completion searches which are not registered at the date of this Agreement

             6.3.3 any matter registered at H M Land Registry after the date and time of the relevant office copies in respect of any of the Properties as specified in Part 1 of Section A of the First Schedule

6.4 The Seller does not have the documents noted as missing in the relevant section of Part III of the first schedule and/or Part II of the second schedule and the Buyer may not raise any requisition or objection on that account and no acknowledgement for production or undertaking for safe custody will be given but so that copies (and where available certified copies) shall be produced on Completion to the Buyer

7.           ENCUMBRANCES

7.1 The Properties are sold subject to and (where appropriate) with the benefit of:

             7.1.1 the matters contained or referred to in the property proprietorship and charges registers of the titles to the Properties other than any subsisting financial charges

             7.1.2 the documents described in Part II of Section A of the first schedule

             7.1.3 in the case of any Property which is leasehold the exceptions reservations covenants and conditions contained in the lease described in Part II of Section B onwards of the first schedule and to the documents ancillary to the lease briefly described in Part III of Section B onwards of the first schedule

             7.1.4 the Occupational Leases set out in Part I of the relevant section of the second schedule and the Ancillary Occupational Lease Documents set out in Part II of the relevant section of the second schedule and

7.2

             7.2.1 The Transfer of Property 1 shall contain a covenant by the Buyer that the Buyer will (by way of indemnity only) observe and perform the covenants conditions and other matters contained or referred to in the documents referred to in clause 7.1.1 and will indemnify and keep the Seller fully and effectually indemnified against all actions proceedings damages cost claims and expenses which may be suffered or incurred by the Seller in respect of breach or non-observance of those covenants and conditions and obligations following the Completion Date

             7.2.2 In respect of Property 1 the Buyer shall also at Completion enter into the Deed of Covenant referred to at clause 2(c) of the Transfer dated 21 February 1994 referred to at entry 1 of the Charges Register of Title Number TGL95595

7.3 The Transfer of each Property which is leasehold shall contain covenants by the Buyer that the Buyer will:

             7.3.1 (by way of indemnity only) observe and perform the covenants conditions and other matters contained or referred to in the documents referred to in clause
                         7.1 (if any)

             7.3.2 (where the lease is not a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995) during the term granted by the lease pay the rents reserved by and comply with the covenants on the part of the tenant and the conditions and provisions contained in the lease

             7.3.3 (where the lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995) until the Buyer is released from the tenant covenants in the lease pursuant to the Landlord and Tenant (Covenants) Act 1995 pay the rents reserved by and comply with the obligations of the tenant in the lease

7.4 The Transfer shall be engrossed by the Buyer's Solicitors and the engrossment shall be executed by the Buyer before the Completion Date

8.           MATTERS AFFECTING THE PROPERTIES

             The Properties are sold subject to the following matters:

8.1 all local land charges whether registered or not before the date of this Agreement and all matters capable of registration as local land charges whether or not actually so registered

8.2 all notices served and orders demands proposals or requirements made by any local public or other competent authority whether before or after the date of this Agreement

8.3 all actual or proposed charges notices orders restrictions agreements conditions contraventions or other matters arising under any statute

8.4 all easements quasi-easements rights exceptions or other similar matters including rights of way, drainage, water, watercourses, light, rights of adjoining owners affecting the Properties, and liability to repair or covenants to repair roads, pavements, paths, ways, passages, sewers, drains, gutters, fences and other like matters whether or not apparent on inspection or disclosed in any of the documents referred to in this Agreement and without any obligation on the Seller to provide evidence of the creation of or to define or apportion any such liability

8.5 matters discoverable by inspection of the Properties before the date of this Agreement

8.6 matters relating to the Properties about which the Seller does not know

8.7 matters disclosed or which would be disclosed by any searches or as a result of enquiries (formal or informal and made in person in writing or orally) made by or for the Buyer or which a prudent buyer ought to make; and

8.8          overriding interests as defined in the Land Registration Act 1925
             Section 70(1) or matters which would be overriding interests if the title were registered

9.           MASTER AGREEMENT

9.1          The provisions of sections 1, 2.02, 3.08, 3.23, 7.04, 8C.01, 8C.02,
             10, 11, 12 and 13 of the Master Agreement shall be deemed incorporated herein as if expressly set out with references to UK Subsidiary and UK Real Property (but to the extent only of property within England and Wales) being construed as references to Seller and Properties respectively and with references to the Wimbledon Property being construed as references to Property 1

9.2 Save as to Property 8 the Properties shall be deemed to be those which the Buyer intends to continue occupying for an extended period in accordance with Section 7.04(c)(ii)(A) of the Master Agreement

10.          INCORPORATION OF CONDITIONS OF SALE AND DOCUMENTS

10.1 The General Conditions as amended by the third schedule shall apply to this Agreement and are incorporated in it in so far as they are applicable to a sale by private treaty and are not varied by or inconsistent with the terms of this Agreement

10.2 If there is any conflict between the General Conditions as amended and the terms of this Agreement the terms of this Agreement prevail

11.          RESTRICTION ON ASSIGNMENT AND SUB-SALE

11.1 This Agreement is personal to the Buyer and is not capable of being assigned without the consent of the Seller

11.2         The Seller shall not be required to transfer the Properties:

11.2.1 to anyone other than the Buyer named in this Agreement or a permitted assignee

11.2.2 except by one Transfer of each Property at the Purchase Price apportioned to such Property by clause 2.2

12.          MERGER ON COMPLETION

             The provisions of this Agreement shall not merge on completion of the Transfer so far as they remain to be performed

13.          VAT PROVISIONS

13.1 The Seller and the Buyer intend and shall use all reasonable endeavours to secure that section 49(1) VATA and article 5 of the Value Added Tax (Special Provisions) Order 1995 will apply to the transfer of the Properties pursuant to this Agreement. Accordingly:

             13.1.1 The Seller and the Buyer shall to the extent required by law at Completion or as soon as reasonably practicable after that date give to the extent required by law notice of such transfer to HM Customs & Excise; and

             13.1.2 The Seller shall make a request to HM Customs & Excise under section 49(1)(b) VATA. The Seller undertakes to preserve all books and records related to VAT for such period as may be required by law or, in the case of books and records that relate to capital items within the capital goods scheme, 11 years, and during that time to permit the Buyer or its agents reasonable access to inspect or copy them at the Seller's expense on reasonable notice and at reasonable times. If HM Customs & Excise refuses to make a direction, the Seller shall within 20 days of the receipt of written notification of such refusal deliver such books and records to the Buyer, although the Seller shall be entitled either to retain a copy of such books and records or subsequently have access for itself and its agents to inspect or copy them at the Seller's expense.

13.2 If HM Customs & Excise determines that all or part of the consideration for the sale and purchase of the Properties is subject to VAT, the Seller shall issue the Buyer with a VAT invoice and the Buyer shall pay to the Seller an amount equal to the VAT specified in the invoice within 5 days of receipt of such invoice by the Buyer.

13.3 Each of the Seller and the Buyer warrants to the other that it is and will remain until Completion a registered taxable person for the purposes of VATA

13.4 The Seller warrants to the Buyer that the Seller has elected to waive exemption from VAT under Schedule 10 to the VATA in respect of the Elected Property and that it will prior to Completion produce to the Buyer's Solicitors a certified copy of its notification to Customs of the election and of an acknowledgment of receipt and any required permission granted by Customs and that it will not on or before Completion revoke such election such that the sale hereunder (but for Article 5) would be a standard rated supply for VAT purposes

13.5         The Buyer warrants to the Seller that:

             13.5.1 the Buyer has elected or will prior to Completion elect to waive exemption from VAT under Schedule 10 to the Value Added Tax Act 1994 in respect of the Elected Property with effect from and including Actual Completion

             13.5.2 it will not on or before Completion revoke any such election

             13.5.3 it will not less than five working days prior to Completion produce to the Seller's Solicitors a certified copy of its notification of election and an acknowledgment of receipt thereof from Customs; and

             13.5.4 from and after Completion the business transferred to it pursuant to this agreement will be carried on by it as a going concern

13.6 The Seller warrants to the Buyer that the Seller has not elected and will not elect to waive exemption from VAT under Schedule 10 to VATA in respect of Property 1.

14.          CONSENTS RELATING TO PROPERTIES WHICH ARE LEASEHOLD

14.1 The following provisions apply to any Property which is leasehold and in relation to which the consent of a reversioner or other third party is required to effect a lawful transfer or assignment to the Buyer and in respect of any such property but not otherwise this agreement is conditional upon the grant of such third party consent in respect of each of the Properties

14.2 The Seller shall use all reasonable endeavours (which shall be deemed to include an obligation to institute court proceedings against the relevant lessor where in the reasonable opinion of the Seller or the Buyer the requisite consent is being unlawfully withheld but so that all costs in respect of such proceedings shall be divided equally between the parties in accordance with Section
             7.04 (b)(ii) of the Master Agreement) to obtain the requisite consent and the Buyer shall provide such support as the Seller may reasonably require provided that:

             14.2.1 the Seller shall be under no obligation to give or procure the giving of any guarantees, lodge any monies by way of deposit or pay or expend any other monies other than solicitors' and agents' costs in respect of any application for the requisite consent and an authorised guarantee agreement in such form as the reversioner may lawfully require

             14.2.2 the Buyer shall if so lawfully required by the reversioner execute a licence or other deed containing a direct covenant by the Buyer with the reversioner to pay the rent reserved by and to perform and observe all the covenants and conditions on the part of the tenant contained in the lease under which the Seller holds the Property and all or any documents ancillary or supplemental thereto (whether or not expressed to be so) for the residue of the term thereby granted and the Buyer undertakes to execute such licence or other deed and to deliver it duly executed to the Seller's Solicitors within three working days of receipt of the engrossment by the Buyer's Solicitors PROVIDED THAT if such licence in respect of any Property has not been granted within a period of 26 weeks (or such longer period as the Seller and the Buyer may agree in writing) from the Closing Date referred to in the Master Agreement either the Seller or the Buyer may rescind this agreement in respect of each Property but not further or otherwise by giving written notice to the other in which event Standard Condition 7.2 will apply and for the avoidance of doubt the provisions of
                         Section 7.04(c) of the Master Agreement shall have effect

             14.2.3 the Buyer shall to the extent lawfully required by the reversioner procure the giving of any guarantees or provision of rent deposits as appropriate

14.3 In order to obtain any requisite consent the Buyer shall supply such information and references as may be required by the reversioner and is within the Buyer's power to supply

14.4 The Buyer shall be entitled to enter and remain upon the leasehold Properties with effect from the Completion date and prior to the grant of formal licence for the purpose of trading therefrom subject to the Buyer :

             14.4.1 paying to the Seller from and including the date of such entry a sum equivalent to the rents reserved and payable pursuant to the lease by which the relevant Property is held

             14.4.2 observing and performing the obligations on the part of the lessee contained in the lease

15.          GOVERNING LAW

             This Agreement shall be construed in accordance with and governed by English Law.

16.          NATURE OF THIS AGREEMENT

             This Agreement is not a deed and has not been executed by the parties to it as a deed

17.          NOTICES

             All notices, requests and other communications to the Seller or the Buyer under this Agreement shall be in writing in the English language (including telex, telecopy or similar writing) and shall be given, if to the Buyer, to:

             Springbar Watercoolers Limited
             Trinity Court, Church Street
             Rickmansworth
             Hertfordshire WD3 1LD
             Attention: Philip O'Brien

             Telecopy: +44 (0) 1923 897608

             with a copy to:

             The Perrier Group of America, Inc.
             777 West Putnam Avenue
             Greenwich, CT 06830
             Attention: J Mark Evans

             Telecopy: (203) 863 0218

             -and-

             Orloff, Lowenbach, Stifelman & Siegel, P.A.
             101 Eisenhower Parkway
             Roseland, NJ07068
             Attention: Stanley Schwartz

             Telecopy: (973) 622 3073

             if to the Seller to:

             Ionics (U.K.) Limited

             12 Waterside Way
             Wimbledon
             London SW17 0XH

             with a copy to:

             Ionics, Incorporated
             65 Grove Street
             Watertown, MA 02172
             Attention: General Counsel

             Telecopy: (617) 926 4304
             with a further copy to:

             Testa, Hurwitz & Thibeault, LLP
             125 High Street
             Boston, MA 02110
             Attention: Mark H Burnett

             Telecopy: (617) 248 7100

             and shall if:

17.1 personally delivered, be deemed to have been received at the time of delivery;

17.2 mailed, be deemed to have been delivered on the tenth working day after date of mailing;

17.3 sent by facsimile, be deemed to have been received upon receipt by the sender of a facsimile transmission report or other appropriate evidence that the facsimile has been transmitted to the addressee; or

17.4 sent by overnight delivery service, be deemed to have been received on the second working day after it was sent;

             provided that, in the case of personal delivery or facsimile transmission, if such delivery or transmission occurs on a day that is not a working day or after 6.00 p.m. (local time) on a working day, receipt shall be deemed to have occurred the next working day.

18.          CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

             No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement

19.          TERMINATION

             This Agreement is conditional upon the Master Agreement becoming unconditional and if the Master Agreement shall terminate because (without limitation) it has not become unconditional then this Agreement shall terminate simultaneously

20.          BIRMINGHAM SALTLEY

20.1 The Seller acknowledges that it has been in negotiations to enter into an agreement for lease of premises at Saltley Birmingham and that the Buyer wishes to continue such negotiations following the date of this Agreement.

20.2 The Seller shall give all reasonable assistance to the Buyer in connection with such ongoing negotiations including (but not limited to) providing such draft documents search results replies to enquiries and other information as has been obtained from the prospective landlord and any third party in relation to the proposed transaction.

20.3 The Buyer shall use reasonable endeavours to ensure that the said agreement for lease is made assignable to the Seller

20.4 The Buyer agrees to use reasonable endeavours to procure that it is not obliged to complete the lease of the premises at Birmingham Saltley before the Closing Date as referred to in the Master Agreement

20.5 In the event of this Agreement terminating pursuant to clause 19 and the Buyer having entered into the agreement for lease:

20.5.1 if the agreement for lease is assignable the Buyer will assign it to the Seller

20.5.2 if the agreement for lease is non-assignable the Buyer will following completion of the lease pursuant thereto use reasonable endeavours to assign the lease to the Seller

21.          STAMP DUTY

             For the avoidance of doubt the Seller shall have no liability to pay ad valorem stamp duty or make a contribution towards stamp duty costs on any original Transfer

22.          WARRANTY OF RENTS

             The Seller hereby warrants that the rents specified in Part II of each Section of the First Schedule are the current rents payable in respect of the leasehold Properties and that no review of rent under any of the leases pursuant to which the Properties are held is outstanding at the date of this agreement

23.          INDEMNITY

             The Seller will indemnify the Buyer against all actions proceedings claims losses expenses damages and liability arising from:

23.1 the contravention of building regulations prescribed pursuant to the Building Act 1984 in respect of Property 1

23.2 the Seller's failure to obtain the formal consent of the lessor of Property 6 to alterations comprising inter alia the construction of a new canopy, the addition of two windows and the installation of a mezzanine floor.

                                 FIRST SCHEDULE

                                 THE PROPERTIES

                            SECTION A: PROPERTY NO 1

                                     PART I

                             DESCRIPTION OF PROPERTY

All that freehold property situate at and known as 12 Waterside Way, Wimbledon, London SW17 0XH (formerly known as Plot D2 and H Waterside Way Industrial Estate, Plough Lane, Wimbledon) registered with title absolute at HM Land Registry under title number TGL95595 Date and time of office copy entries 10th August 2001 at 15:45:02

                                     PART II

                ANCILLARY TITLE DOCUMENTS AFFECTING THE PROPERTY

NUMBER     DATE             NATURE      PARTIES                REMARKS

1          21st February    Transfer    (1)  London Borough    Referred to in
           1994                              of Merton         clause 7.1.2
                                        (2)  The Seller


                            SECTION B: PROPERTY NO 2

                                     PART I

                           DESCRIPTION OF THE PROPERTY

All that unregistered leasehold property situate at and known as Units 1 and 2, Chainbridge Industrial Park, Tundry Way, Blaydon, Tyne and Wear, NE21 5SJ comprised in and demised by the lease briefly described in Part II of this section of this schedule

                                     PART II

                 LEASE UNDER WHICH THE SELLER HOLDS THE PROPERTY

DATE OF LEASE      PARTIES           TERM                 INITIAL RENT        CURRENT RENT

24th August 2001   (1) Olnato Ltd    10 Years from 24th   (pound)45,500 p.a.  (pound)45,500 p.a.
                   (2) The Seller    August 2001

                            SECTION C: PROPERTY NO 3

                                     PART I

                           DESCRIPTION OF THE PROPERTY

All that leasehold property situate at and known as Unit 6, Circle South, Wharfside Way, Trafford Park, Manchester, M17 1NF comprised in and demised by the lease briefly described in Part II of this section of this schedule and registered with title absolute at HM Land Registry under title number GM815594 Date and time of office copy entries 26th September 2001 at 14:02:08

                                     PART II

                 LEASE UNDER WHICH THE SELLER HOLDS THE PROPERTY

DATE OF LEASE    PARTIES               TERM                       INITIAL RENT        CURRENT RENT

9th June 1999    (1) Trafford Park     25 Years from 25th March   (pound)70,428 p.a.  (pound)70,428 p.a.
                     Estates Limited   1998
                 (2)  The Seller

                            SECTION D: PROPERTY NO 4

                                     PART I

                           DESCRIPTION OF THE PROPERTY

All that unregistered leasehold property situate at and known as Unit 2, Aintree Court, National Road, Hunslet, Leeds West Yorkshire comprised in and demised by the lease briefly described in Part II of this section of this schedule

                                     PART II

                 LEASE UNDER WHICH THE SELLER HOLDS THE PROPERTY

DATE OF LEASE    PARTIES              TERM                      INITIAL RENT    CURRENT RENT

19th May 1995    (1) South Parade     15 Years from 19th May    (pound)16,700   (pound)19,350
                     Properties Ltd   1995
                 (2) The Seller

                            SECTION E: PROPERTY NO 5
                                     PART I

                           DESCRIPTION OF THE PROPERTY

All that unregistered leasehold property situate at and known as Unit 4, Stanstead Road, Boyatt Wood Industrial Estate, Eastleigh, Hampshire, SO50 4RZ comprised in and demised by the underlease briefly described in Part II of this section of this schedule

                                     PART II

                 LEASE UNDER WHICH THE SELLER HOLDS THE PROPERTY

DATE OF LEASE      PARTIES                     TERM                      INITIAL RENT        CURRENT RENT

17th April 1998    (1) Kings Road Tyres and    17th April 1998 to 24th   (pound)24,950 p.a.  (pound)26,000
                       Repairs Ltd             September 2004
                   (2) The Seller

                                    PART III

     DOCUMENTS ANCILLARY TO THE LEASE UNDER WHICH SELLER HOLDS THE PROPERTY

NUMBER    DATE                  NATURE                 PARTIES                              REMARKS

1         21st December 1979    Head Lease             (1)  The I.T.C. Pension Trust Ltd
                                                       (2)  Kings Road Tyres and Repairs
                                                            Ltd
                                                       (3)  Thames Haulage Holdings Ltd
2         11th March 1998       Consent to Lease       (1)  Bank of Scotland
3         11th March 1998       Exclusion Order        (1)  Lambeth County Court
4         17th April 1998       Licence to Underlet    (1)  Imperial Investments Ltd        Certified Copy
                                and Change Use              (2)   Kings Road Tyres and
                                                            Repairs Ltd
                                                       (3)  The Seller
                                                       (4)  The KRT Group Ltd

                            SECTION F: PROPERTY NO 6

                                     PART I

                           DESCRIPTION OF THE PROPERTY

All that unregistered leasehold property situate at and known as Ionics House, Dean Road, Severnside Industrial Estate, Avonmouth, Bristol, BS11 8AT comprised in and demised by the lease briefly described in Part II of this section of this schedule

                                     PART II

                 LEASE UNDER WHICH THE SELLER HOLDS THE PROPERTY

DATE OF LEASE         PARTIES                 TERM                  INITIAL RENT            CURRENT RENT

21st December 1990    P&O Holdings Ltd (1)    25th December 1990    21 Years from(pound)    51,000
                      Wyseplant Ltd (2)

                                    PART III

     DOCUMENTS ANCILLARY TO THE LEASE UNDER WHICH SELLER HOLDS THE PROPERTY

NUMBER     DATE                    NATURE                 PARTIES                       REMARKS

1          11th June 1998          Assignment             (1) Wyseplant Ltd (2)
                                                          Castlewyse Ltd

2          13th September 2000     Licence                (1) Maxxiom Ltd (2) The
                                                          Seller

3          25th September 2000     Licence to Assign      (1) P & O Property Holdings
                                                          Limited
                                                          (2) Maxxiom Ltd (3) The
                                                          Seller

4          26th September 2000     Assignment             (1) Maxxiom Ltd
                                                          (2) The Seller
5          25th September 2000     Deed of Variation      (1) P & O Property Holdings
                                                          Ltd
                                                          (2) Maxxiom Ltd


                            SECTION G: PROPERTY NO 7

                                     PART I

                           DESCRIPTION OF THE PROPERTY

All that leasehold property situate at and known as Unit 2, Travellers Close, Travellers Lane, Welham Green, Hertfordshire, AL9 7JL comprised in and demised by the lease briefly described in Part II of this section of this schedule and registered with title absolute at HM Land Registry under title number HD213049 Date and time of office copy entries 1st August 2001 at 12:33:53

                                     PART II

                 LEASE UNDER WHICH THE SELLER HOLDS THE PROPERTY

DATE OF LEASE     PARTIES                TERM                 INITIAL RENT         CURRENT RENT

30th July 1986    (1) Goswell Plating    25 Years from 7th    (pound)18,000 p.a.   (pound)60,000 pa
                  Works Ltd              March 1986
                  (2) SLD Pumps Ltd

                            SECTION H: PROPERTY NO 8

                                     PART I

                           DESCRIPTION OF THE PROPERTY

All that unregistered leasehold property situate at and known as Units 6, 7, 8 and 9 Bordesley Green Trading Estate, Bordesley Green Road, Birmingham, B8 1BZ comprised in and demised by the leases briefly described in Part II of this section of this schedule

                                     PART II

                LEASES UNDER WHICH THE SELLER HOLDS THE PROPERTY

DATE OF LEASE              PARTIES                  TERM                    INITIAL RENT          CURRENT RENT

25th March 1996 (Unit 8)   (1) A & J                6 Years from 25th       (pound)7,182 p.a.     (pound)12,500 p.a.
                           Mucklow (Properties)     March 1996
                           Ltd
                           (2) The Seller

25th March 1996 (Unit 9)   (1) A & J Mucklow        6 Years from 25th       (pound)7,182 p.a.     (pound)12,500 p.a.
                           (Properties) Ltd         March 1996
                           (2) The Seller

Undated (Unit 7)           (1)A & J Mucklow         24th June 2000 to 24th  (pound)13,168         (pound)13,168
                           (Properties) Ltd         March 2002
                           (2) The Seller

5th February 2001          (1) A & J Mucklow        25th December 2000 to   (pound)12,500 p.a     (pound)12,500 p.a.
(Unit 6)                   (Properties) Ltd         24th March 2002
                           (2) The Seller

                            SECTION I: PROPERTY NO 9


                                     PART I
                           DESCRIPTION OF THE PROPERTY

ALL THAT UNREGISTERED LEASEHOLD PROPERTY SITUATE AT AND KNOWN AS LAND AT NATIONAL ROAD HUNSLET LEEDS COMPRISED IN AND DEMISED BY THE LEASE BRIEFLY DESCRIBED IN PART II OF THIS SECTION OF THIS SCHEDULE

                                     PART II
                 LEASE UNDER WHICH THE SELLER HOLDS THE PROPERTY

DATE OF LEASE         PARTIES               TERM           INITIAL RENT        CURRENT RENT

18th September 2001   (1) Geoffrey Towers   3 years from   (pound)10,400 p.a.  (pound)10,400 p.a.
                      (2) The Seller        13 June 2001

                                 SECOND SCHEDULE

                            SECTION A: PROPERTY NO 1

                                     PART I

                             THE OCCUPATIONAL LEASES

NUMBER    PART LET       DATE               PARTIES                 CURRENT RENT       INITIAL RENT

1         Electricity    22nd August 1994   (1) The Seller          (pound)0.05 p.a.   (pound)0.05 p.a.
          Substation                        (2) London Electricity



                            SECTION B: PROPERTY NO 2

                                      None

                            SECTION C: PROPERTY NO 3

                                      None

                            SECTION D: PROPERTY NO 4

                                      None

                            SECTION E: PROPERTY NO 5

                                      None

                            SECTION F: PROPERTY NO 6

                                     PART I

                             THE OCCUPATIONAL LEASES

NUMBER     PART LET         DATE             PARTIES              CURRENT RENT        INITIAL RENT

           Northern Yard    9th July 2001    (1) The Seller Ltd   (pound)10,000 p.a.  (pound)10,000 p.A.
                                             (2)Maxxiom Ltd

                                     PART II

                     ANCILLARY OCCUPATIONAL LEASE DOCUMENTS

NUMBER    DATE               NATURE                     PARTIES                          REMARKS

1         12th June 2001     Exclusion Order            Bath County Court

2         9th July 2001      Licence to Underlet Part   (1) P & O Property Holdings
                                                        Ltd
                                                        (2) The Seller
                                                        (3) Maxxiom Ltd

3         9th July 2001      Licence to Alter           (1) P & O Property Holdings Ltd
                                                        (2) The Seller
                                                        (3) Maxxiom Ltd

                            SECTION G: PROPERTY NO 7

                                     PART I

                             THE OCCUPATIONAL LEASES

NUMBER    PART LET         DATE                 PARTIES              CURRENT RENT        INITIAL RENT

1         part of Unit 2   8th September 1999   (1) The Seller Ltd   (pound)3,000 p.a.   (pound)3,000 p.a.
                                                (2) SLD Pumps Ltd


                                     PART II

                     ANCILLARY OCCUPATIONAL LEASE DOCUMENTS

NUMBER    DATE                  NATURE                PARTIES                  REMARKS

1         9th August 1999       Licence to Assign     (1) Goswell
                                alter and underlet    Investments Ltd
                                                      (2) SLD Pumps Ltd
                                                      (3) The Seller
2         17th August 1999      Exclusion Order       Mayors and City of
                                                      London County Court
3         8th September 1999    Underlease            (1) The Seller           Missing
                                                      (2) SLD Pumps Ltd

                            SECTION H: PROPERTY NO 8

                                      None

                            SECTION I: PROPERTY NO 9

                                      None

                                 THIRD SCHEDULE

           AMENDMENTS TO THE STANDARD CONDITIONS OF SALE (3RD EDITION)

1.           Standard Conditions 2.2,3.4, 4.3.2, 4.5.2, 4.5.5, 5.1.3, 5.2.2(b),
             5.2.2(e), 5.2.2(g), and 5.2.3 shall not apply

2.           The Standard Conditions shall be varied as follows:

2.1 In Standard Condition 5.2.2(f) the words 'nor change its use and is TO comply with all statutory obligations relating to the property and indemnify the seller against all liability arising as a result of any breach of such obligation' shall be added at the end;

2.2 In Standard Conditions 6.5.1 the words 'actual completion' shall be added after the word `after' and the remainder of that Standard Condition shall be deleted

2.3 In Standard Condition 6.8.2(b) the words 'or if reasonable evidence is produced that the property would be released from all such mortgages' shall be added immediately after the words 'free of all mortgages'

2.4 In Standard Condition 7.1.1 the words 'or in negotiations leading to it' and 'or was' shall be deleted



Signed by John Pott                          )       /s/ John Pott

for and on behalf of the Seller              )

                                 THIRD SCHEDULE

           AMENDMENTS TO THE STANDARD CONDITIONS OF SALE (3RD EDITION)

3.           Standard Conditions 2.2,3.4, 4.3.2, 4.5.2, 4.5.5, 5.1.3, 5.2.2(b),
             5.2.2(e), 5.2.2(g), and 5.2.3 shall not apply

4.           The Standard Conditions shall be varied as follows:

4.1 In Standard Condition 5.2.2(f) the words 'nor change its use and is TO comply with all statutory obligations relating to the property and indemnify the seller against all liability arising as a result of any breach of such obligation' shall be added at the end;

4.2 In Standard Conditions 6.5.1 the words 'actual completion' shall be added after the word 'after' and the remainder of that Standard Condition shall be deleted

4.3 In Standard Condition 6.8.2(b) the words 'or if reasonable evidence is produced that the property would be released from all such mortgages' shall be added immediately after the words 'free of all mortgages'

4.4 In Standard Condition 7.1.1 the words 'or in negotiations leading to it' and 'or was' shall be deleted



Signed by Philip O'Brien                  )    /s/ Philip O'Brien

duly authorized
for and on behalf of the Buyer            )

                                                                       Exhibit H
                                                                       ---------



                            SHARE PURCHASE AGREEMENT

                                   dated as of

                                November 30, 2001

                                 by and between

                      SOCIETE FRANCAISE DES EAUX REGIONALES

                                       and

                               IONICS FRANCE, S.A.

                            SHARE PURCHASE AGREEMENT
                            ------------------------




           This SHARE PURCHASE AGREEMENT dated as of November 30, 2001 (the "Agreement") by and between:

           IONICS FRANCE, S.A., a French SOCIETE ANONYME with a share capital of 250,000 French francs, having its registered office at 83, Avenue de Neuilly 94120 Fontenay sous Bois, registered with the Creteil Trade and Company Registry under n(degree)B 562 109 561 represented by its General Manager Mr. Christian Cuillery;


           (a wholly owned subsidiary of IONICS, INCORPORATED (the "Parent") and hereinafter referred to as "Seller"),


                                                   In the first part,
and:
---

           SOCIETE FRANCAISE DES EAUX REGIONALES, a French SOCIETE ANONYME with a share capital of 9,774,400 French francs, having its registered office at 20, rue Rouget de L'Isle - TSA 40001, 92793 Issy les Moulineaux, Cedex 9, registered with the Nanterre Trade and Company Registry under n(degree)B 692 044 316 represented by its Chairman Mr. Roland Chazal;

           (hereinafter referred to as "Buyer"),
                                        -----

                                                   In the second part,

                                   WITNESSETH:
                                   -----------

                     WHEREAS, THE PERRIER GROUP OF AMERICA, INC. ("Buyer Representative") and Parent have entered into the Master Agreement dated as of the date hereof (the "Master Agreement") which contemplates the transfer of the Parent's business, conducted directly and through certain of its Subsidiaries (including the Company, as defined below), involving the sale and distribution of bottled water and beverage service supplies and the lease, sale and distribution of bottled water coolers (including directly plumbed, so-called "bottleless" water coolers) and beverage service equipment to homes and businesses in portions of the United States, United Kingdom and France (the "Business");

                     WHEREAS, AQUA COOL, S.A., a French SOCIETE ANONYME and a wholly owned subsidiary of Seller (the "Company"), conducts the portion of the Business conducted in France (the "French Business"); and

                     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all the outstanding shares of capital stock and voting rights of the Company (including the

                    French Share Purchase Agreement - Page 2

shares presently owned by the nominee shareholders) (the "Shares"), upon the terms and subject to the conditions set forth in the Master Agreement and in this Agreement;

                     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Master Agreement and other good and valuable consideration, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                     Unless otherwise defined or specified in this Agreement, capitalized terms used in this Agreement that are defined in the Master Agreement shall have the meanings assigned to them in the Master Agreement, and the rules of construction (including the provisions of Article XIII of the Master Agreement) and documentary conventions set forth in the Master Agreement shall apply to this Agreement. Additional defined terms introduced in this Agreement are defined as set forth in the Preamble and Recitals.


                                   ARTICLE II

                                PURCHASE AND SALE

                     2.01. Purchase and Sale. Upon the terms and subject to the conditions contained herein and in the Master Agreement, Buyer shall purchase from Seller, and Seller shall sell to Buyer, at the Closing, the Shares free and clear of Liens.

                     2.02. Purchase Price. The purchase price for the Shares shall be, subject to the adjustments contemplated by the Master Agreement, United States $19.0 million in cash. The purchase price shall be paid in accordance with Section 2.02 of the Master Agreement.

                     2.03. Closing. The Closing of the purchase and sale of the Shares hereunder shall take place at the time and place provided for in Section
2.05 of the Master Agreement. The Closing shall not take place hereunder unless all transactions contemplated by the Operative Documents close simultaneously.

                     2.04. Conversion to SAS. Subject to and in accordance with the Master Agreement, Seller shall be entitled, at Seller's election, to effect the conversion of the Company from a societe anonyme (SA) to a societe par actions simplifee (SAS) prior to the Closing.

                    French Share Purchase Agreement - Page 3

                                   ARTICLE III

                               CLOSING DELIVERIES

                     3.01. Closing Deliveries. On the Closing Date, Seller shall deliver to Buyer:

                               (i) Duly completed and signed transfer orders ("ordres de mouvement") providing for transfer of the ownership of all of the Shares to Buyer, together with the share movements register and the shareholder accounts of the Company, which shall reflect such transfer;

                               (ii) The corporate registers and all other corporate organizational, formational and capitalization documents of the Company and (except for MidasBest Limited, whose shares shall have been repurchased from the Company by Seller or one of its Affiliates prior to the Closing, in accordance with the Master Agreement) the Second Tier Subsidiaries;

                               (iii) A certified copy of the minutes of the ordinary general meetings required by Section
                               5.06 of the Master Agreement;

                               (iv) A certified copy of the minutes of the shareholders' meeting required by Section 10.02(e) of the Master Agreement;

                               (v) A certified copy of the resolution of the Company's board of directors approving the sale of the Shares and Buyer as a shareholder in the Company;

                               (vi) A certified extract from the minutes of the meeting of the Company's workers' committee certifying that it was consulted concerning the contemplated sale of the Shares; and

                               (vii) Such other documents as Buyer may
                               reasonably request in order to complete, perfect or evidence the consummation of the transactions contemplated by this Agreement.


                     3.02. Transfer Tax. Buyer shall pay (or reimburse Seller in full for) any stamp duty or transfer Taxes (including any penalties or interest) that is payable or becomes due in connection with the transfer of the Shares to Buyer at Closing in accordance with this Agreement and the Master Agreement.

                    French Share Purchase Agreement - Page 4

                                   ARTICLE IV

                                  MISCELLANEOUS

                     4.01. Termination. This Agreement shall terminate and the transactions contemplated hereby shall be abandoned prior to the Closing only if the Master Agreement is terminated, or as otherwise may be agreed to in writing by Parent and Buyer Representative.

                     4.02. Notices and Communications. All notices and communications provided for herein shall be deemed to have been duly given if delivered to the Persons and in the manner set forth in the Master Agreement.

                     4.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither Seller nor Buyer may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other; and provided further that no permitted transfer or assignment will relieve the transferring or assigning party of its obligations under this Agreement.

                     4.04. Further Assurances. From time to time after the Closing, at the request of Buyer and for no additional consideration, Seller will execute and deliver to Buyer such other documents, and take such other action, as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good, valid and marketable title to the Shares, free and clear of Liens.

                     4.05. No Third Party Rights. Nothing contained in this Agreement is intended to confer any rights or benefits on any Person other than Seller and Buyer.

                     4.06. Governing Law and Jurisdiction. The perfection and effect of the transfer of the Shares, and all matters relating to the internal governance of the Company and the Second Tier Subsidiaries and the fulfillment of the prerequisites to the effective transfer of the Shares under French law, including the validity and adequacy of the measures taken by Seller to effect compliance with the requirements of Section 10.02(e) of the Master Agreement and Sections 8D.02(a) and (b) and 9D.03 of the Master Agreement, shall be governed by French law. Otherwise, this Agreement shall be construed in accordance with and governed by the law of the State of New York, U.S.A., without giving effect to the conflicts of law rules of the State of New York. Any dispute, claim or controversy relating to or arising out of this Agreement shall be asserted and adjudicated in accordance with Section 13.10 of the Master Agreement.

                     4.07. Master Agreement Controls. If there is any conflict between the provisions of this Agreement and the provisions of the Master Agreement, the provisions of the Master Agreement shall control.

                     4.08. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto

                    French Share Purchase Agreement - Page 5

were upon one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof, in either original or facsimile, as well as counterparts of the other Operative Documents, signed by the other parties hereto and thereto.


                       Done at ______________________ , on 30 November, 2001, in
                       two original counterparts.


                       IONICS FRANCE, S.A., Seller


                       By: /s/ Stephen Korn
                           Name:   Stephen Korn
                           Title:  Attorney-in-Fact




                       SOCIETE FRANCAISE DES EAUX REGIONALES, Buyer


                       By:  /s/ J. M. Evans
                       Name:  J. M. Evans
                       Title: Attorney-in-Fact

     The following schedules (or similar attachments) to this Exhibit 2.1 have not been filed with the Commission:

     1. Exhibit B1 to the Master Agreement -- Watertown Lease Agreement between Ionics, Incorporated and Great Spring Waters of America, Inc.

     2. Exhibit B2 to the Master Agreement -- Ludlow Lease Agreement between Ionics, Incorporated and Great Spring Waters of America, Inc.

     3. Exhibit C to the Master Agreement -- Letter Agreement between Ionics, Incorporated and The Perrier Group of America, Inc. Regarding Western DWS Business

     4. Exhibit E to the Master Agreement -- Transition Services Agreement between Ionics, Incorporated and The Perrier Group of America, Inc.

     5. Exhibit I to the Master Agreement - Legal Opinion of General Counsel of Ionics, Incorporated

     6. Exhibit J to the Master Agreement - Legal Opinion of General Counsel of Great Spring Waters of America, Inc.

     7.   Disclosure Schedule to the Master Agreement

     8.   All Indices to the United States Asset Purchase Agreement

     9.   All Indices to U.K. Asset Purchase Terms and Conditions

     10. Annex B to the Offer Letter for the Purchase of the U.K. Aqua Cool Business - Scottish Business Premises Property Contract

     The Company hereby agrees to furnish supplementally a copy of any omitted schedule (or similar attachment) to the Commission upon request.